As filed with the Securities and Exchange Commission on September 16, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oconee Federal Financial Corp.

Oconee Savings and Loan Association 401(k) Profit Sharing Plan

(Exact Name of Registrant as Specified in Its Charter)

Federal	6712	Being applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 East North Second Street

Seneca, South Carolina 29678

(864) 882-2765

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. T. Rhett Evatt

President and Chief Executive Officer

201 East North Second Street

Seneca, South Carolina 29678

(864) 882-2765

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip A. Weissman, Esq.	Jonathan H. Talcott, Esq.
Robert B. Pomerenk, Esq.	Stephani M. Hildebrandt, Esq.
Luse Gorman Pomerenk & Schick, P.C.	Nelson Mullins Riley & Scarborough LLP
5335 Wisconsin Avenue, N.W., Suite 780	101 Constitution Avenue, N.W., Suite 900
Washington, D.C. 20015	Washington, D.C. 20001
(202) 274-2000	(202) 712-2800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,821,600 shares	$10.00	$ 18,216,000 (1)	$1,299
Participation Interests	471,974 interests			(2)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The securities of Oconee Federal Financial Corp. to be purchased by the Oconee Savings and Loan Association 401(k) Profit Sharing Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

OCONEE SAVINGS AND LOAN ASSOCIATION

401(k) PROFIT SHARING PLAN

Offering of Participation Interests in up to 471,974 Shares of

OCONEE FEDERAL FINANCIAL CORP.

COMMON STOCK

In connection with the reorganization of Oconee Federal Savings and Loan Association (the “Association”) into the mutual holding company form of organization and the related stock offering of Oconee Federal Financial Corp., Oconee Federal Financial Corp. and the Association are allowing participants in the Oconee Savings and Loan Association 401(k) Profit Sharing Plan (the “Plan”) to invest all or a portion of their accounts in shares of common stock of Oconee Federal Financial Corp. The Association has registered on behalf of the Plan up to 471,974 participation interests so that the trustee of the Plan could purchase up to 471,974 shares of Oconee Federal Financial Corp. common stock in the offering, at the purchase price of $10.00 per share. This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in the Oconee Federal Financial Corp. Stock Fund at the time of the stock offering.

The prospectus of Oconee Federal Financial Corp., dated [            ], accompanies this prospectus supplement. It contains detailed information regarding the reorganization of the Association and the stock offering of Oconee Federal Financial Corp. common stock and the financial condition, results of operations and business of Oconee Federal Financial Corp. and the Association. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see the “Risk Factors” section of the prospectus.

The interests in the Plan and the offering of Oconee Federal Financial Corp. common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Oconee Federal Financial Corp. of interests or shares of common stock pursuant to the Plan. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Oconee Federal Financial Corp., the Association and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Oconee Federal Financial Corp. or any of its subsidiaries or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [            ].

THE OFFERING

Securities Offered

Oconee Federal Financial Corp. is offering stock in the Oconee Savings and Loan Association 401(k) Profit Sharing Plan (the “Plan”). The stock represents indirect ownership of Oconee Federal Financial Corp. common stock through the Oconee Federal Financial Corp. Stock Fund established under the Plan in connection with the stock offering. The Plan may acquire up to 471,974 shares of Oconee Federal Financial Corp. common stock in the stock offering. Your investment in stock in connection with the stock offering through the Oconee Federal Financial Corp. Stock Fund is subject to the purchase priorities contained in the Oconee Federal Savings and Loan Association Plan of Reorganization from a Mutual Savings and Loan Association to a Mutual Holding Company and Stock Issuance Plan (“Plan of Reorganization”).

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Oconee Federal Financial Corp. is contained in the accompanying prospectus. The address of the principal executive office of Oconee Federal Financial Corp. and the Association is 201 North Second Street, Seneca, South Carolina 29678. The Association’s telephone number is (864) 882-2765.

All elections to purchase stock in the Oconee Federal Financial Corp. Stock Fund in the stock offering under the Plan and any questions about this prospectus supplement should be addressed to Curtis Evatt, Executive Vice President and Chief Financial Officer, Oconee Federal Savings and Loan Association, 201 North Second Street, Seneca, South Carolina 29678, telephone number: (864) 882-2765; fax: (864) 864-2765; email: curt.evatt@oconeefederal.com.

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at (        )              -                 .

Election to Purchase Common Stock in the Offering: Priorities	In connection with the reorganization and stock offering, you may elect to transfer all or part of your account balances in the Plan to the Oconee Federal Financial Corp. Stock Fund, to be used to purchase common stock of Oconee Federal Financial Corp. issued in the stock offering. The trustee of the Oconee Federal Financial Corp. Stock Fund will purchase common stock of Oconee Federal Financial Corp. in accordance with your directions. However, such directions are subject to purchase limitations in the Plan of Reorganization.

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The shares of common stock of Oconee Federal Financial Corp. are being offered at $10 per share in a subscription offering and community offering. In the offering, the shares are being offered in the following descending order of priority:

Subscription Offering:

(1)    First, to depositors of the Association with aggregate account balances of at least $50 on June 30, 2009.

(2)    Second, to the Association’s tax-qualified plans, including the employee stock ownership plan.

(3)    Third, to depositors of the Association with aggregate account balances of at least $50 on September 30, 2010.

(4)    Fourth, to other depositors of the Association as of [                    ] and [borrowers from the Association as of October 21, 1991 whose borrowings remain outstanding as of [                    ].

If there are shares remaining after all of the orders in the subscription offering have been filled, shares may be offered in a community offering to the general public.

If you fall into subscription offering categories (1), (3), or (4) above, you have subscription rights to purchase Oconee Federal Financial Corp. common stock in the subscription offering and you may use funds in the Plan to pay for the stock. You may also be able to purchase stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3), or (4) if Oconee Federal Financial Corp. determines to allow the Plan to purchase stock through subscription offering category (2), reserved for its tax-qualified employee plans. If the Plan is not included in category (2), then any order for stock placed by those ineligible to subscribe in categories (1), (3), and (4) will be considered an order placed in the community offering. Subscription offering orders, however, will have preference over orders placed in a community offering.

You may also be able to purchase Oconee Federal Financial Corp. common stock outside of the Plan. You will separately receive offering materials in the mail, including a Stock Order Form. If you wish to purchase stock outside of the Plan, you must complete and submit the Stock Order Form and payment, using the reply envelope provided.

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The amount that you elect to transfer from your existing account balances for the purchase of stock in the stock offering will be removed from your existing accounts and transferred to an interest-bearing cash account, pending the closing of the stock offering, which will occur up to several weeks after the stock offering period ends.

At the closing of the offering, and subject to a determination as to whether all or any portion of your order may be filled (based on your purchase priority and whether the stock offering is over-subscribed and whether the Plan will purchase through category two (2), the amount that you have transferred to purchase stock will be placed in the Oconee Federal Financial Corp. Stock Fund and credited to your Plan account.

In the event the stock offering is oversubscribed, i.e. there are more orders for shares of common stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase shares of common stock in the stock offering, the amount that cannot be invested in shares of common stock, and any interest earned, will be reinvested in the other investment funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions). If you do not have an existing election as to the investment of future contributions, then such amounts will be transferred to and invested in the applicable Vanguard Target Retirement Fund (based on your age), pending your reinvestment in another fund of your choice.

If you choose not to direct the investment of your account balances towards the purchase of any shares in the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

Composition and Purpose of Stock Fund

The Oconee Federal Financial Corp. Stock Fund will invest 100% in the common stock of Oconee Federal Financial Corp.

The market value and holdings of your account in the Oconee Federal Financial Corp. Stock Fund will be reported to you on your regular Plan participant statements and you may also view your account balances by internet access to your account.

Value of the Plan Assets	As of August 31, 2010, the market value of the assets of the Plan was approximately $4,719,746.26.

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In Order to Participate in the Offering	Enclosed is a Special Investment Election Form on which you can elect to transfer all or a portion of your account balance in the Plan to the Oconee Federal Financial Corp. Stock Fund for the purchase of shares of common stock at $10 each in the offering. If you wish to use all or part of your account balance in the Plan to purchase common stock issued in the offering, you should indicate that decision on the Special Investment Election Form. If you do not wish to purchase stock in the offering through the Plan, you must still fill out the Special Investment Election Form and check the box for “No Election” in Section D of the form. In either case, return the Special Investment Election Form to Curtis Evatt, Executive Vice President and Chief Financial Officer, Oconee Federal Savings and Loan Association, as indicated below, no later than , 2010 at 2:00 p.m., Eastern Time.

How to Order

You can elect to transfer all or a portion of your account balance in the Plan to the Oconee Federal Financial Corp. Stock Fund for the purchase of stock. This is done by following the procedures described below. Please note the following stipulations concerning this election:

•     You can direct all or a portion of your current account balance to the Oconee Federal Financial Corp. Stock Fund.

•     Your election is subject to a minimum purchase of 25 shares which equates to $250.00.

•     Your election is subject to a maximum purchase of 25,000 shares which equals $250,000.

•     The election period for purchases through the Plan closes [            ,                          , 2010, at 2:00 p.m., Eastern Time.]

•     After your election is accepted, funds will be transferred from each of your designated accounts in a dollar amount rounded down to the closest amount divisible by $10.00. The transferred amount will remain in an interest bearing account until the stock offering closes. At that time, the common shares purchased based on your election will be transferred to the Oconee Federal Financial Corp. Stock Fund and any remaining funds will be transferred out of the interest bearing account for investment in other funds under the Plan based on your election currently on file for future contributions. If you do not have an election on file for future contributions, any remaining funds will be transferred to the [                     Fund] to be reinvested by you in your discretion.

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•     The amount transferred to the interest bearing account needs to be segregated and held until the stock offering closes. Therefore, this money is not available for distributions, loans or withdrawals.

•     During the offering period, however, you will continue to have the ability to transfer amounts not invested in the Oconee Federal Financial Corp. Stock Fund among all the other investment funds on a daily basis.

You are allowed only one election to transfer funds to the Oconee Federal Financial Corp. Stock Fund. Follow these steps to make your election to use all or part of your account balance in the Plan to purchase shares in the stock offering:

•     Use the enclosed Special Investment Election Form to transfer all or a portion of your account balance to the Oconee Federal Financial Corp. Stock Fund to purchase stock in the offering. Your interests in the fund will be represented by stock. Indicate next to each fund in which you are invested, the dollar amount of that fund you wish to transfer to the Oconee Federal Financial Corp. Stock Fund.

•     Please print your name and social security number on the Special Investment Election Form.

•     Please complete Section D of the Special Investment Election Form - Purchaser Information - indicating your individual purchase priority and provide the information requested on your accounts in the Association.

•     Sign and date the Special Investment Election Form and return it by hand delivery, regular mail or fax to the person designated immediately below.

Order Deadline	If you wish to purchase common stock with your Plan account balances, your Special Investment Election Form must be received by Curtis Evatt, Executive Vice President and Chief Financial Officer, Oconee Federal Savings and Loan Association, 201 North Second Street, Seneca, South Carolina 29678, telephone number (864) 882-2765; fax (864) 882-2765; no later than 2:00 p.m., Eastern Time, on , , 2010. To allow for processing, this deadline is prior to the offering period deadline for the return of Stock Order Forms (which is , 2010). If you have any questions with respect to the Special Investment Election Form, please contact Curtis Evatt.

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Irrevocability of Transfer Direction	You may not revoke your Special Investment Election Form once it has been delivered to Curtis Evatt. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering among all of the other investment funds on a daily basis.

Other Purchases in Your Account During the Offering Period	Whether or not you choose to purchase stock in the offering through the Plan, you will at all times have complete access to those amounts in your account that you do not apply towards purchases in the offering. For example, you will be able to purchase other funds within the Plan with that portion of your account balance that you do not apply towards purchases in the offering during the offering period. Such purchases will be made at the prevailing market price in the same manner as you make such purchases now, i.e., through telephone transfers and internet access to your account. You can only purchase stock in the offering through the Plan by returning your Special Investment Election Form to Curtis Evatt, Executive Vice President and Chief Financial Officer, Oconee Federal Savings and Loan Association, by the due date. You cannot purchase stock units in the offering by means of telephone transfers or the internet. That portion of your Plan account balance that you elect to apply towards the purchase of stock units in the offering will be irrevocably committed to such purchase.

Direction to Purchase Oconee Federal Financial Corp. Stock after the Offering	After the reorganization closes, you will again have complete access to any amount that you directed towards the purchase of shares in the offering. For example, after the reorganization closes, you may sell any shares that you purchased in the offering. Special restrictions may apply to transfers directed to and from the Oconee Federal Financial Corp. Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Oconee Federal Financial Corp.

Purchase Price of Common Stock in the Offering

The trustee will pay $10 per share of common stock in the stock offering, which will be the same price paid by all other persons for a share of common stock in the stock offering. No sales commission will be charged for common stock purchased in the stock offering.

After the offering, the trustee will acquire common stock in open market transactions at the prevailing price. The trustee will pay transaction fees, if any, associated with the purchase, sale or transfer of the common stock after the offering.

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Nature of a Participant’s Interest in the Common Stock	The common stock acquired by the trustee will be held in trust for the participants of the Plan. Stock acquired by the trustee at your direction will be allocated to your account.

Voting Rights of Common Stock	The Plan provides that you may direct the trustee how to vote any shares of Oconee Federal Financial Corp. common stock held by the Oconee Federal Financial Corp. Stock Fund and credited to your account. If the trustee does not receive your voting instructions, the Plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly. All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

In connection with the reorganization of the Association into the mutual holding company form of organization and the related stock offering of Oconee Federal Financial Corp., the Association desires to permit employees who participate in the Plan to purchase common stock of Oconee Federal Financial Corp.

The Plan is a single employer tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Association intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Association will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with Curtis Evatt, Executive Vice President and Chief Financial Officer, Oconee Federal Savings and Loan Association; telephone number: (864) 882-2765; fax: (864) 882-2765; email: curt.evatt@oconeefederal.com. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

All employees of the Association are eligible to participate in the Plan except for the following ineligible classes of employees: (a) employees whose employment is governed by a collective bargaining agreement, (b) non-resident aliens who do not receive earned income which constitutes income from sources within the United States, (c) any individual who becomes an employee as the result of a merger or other acquisition, (d) leased employees, and (e) employees who are employed by an affiliated employer which does not adopt this Plan. If you are an eligible employee on October 1, 2010 and you are at least 21 years of age, you will become a participant in the Plan on October 1, 2010. In all other cases, you will need to be at least age 21 and have 90 consecutive days of employment. Your entry date into the Plan will be the first day of the first, fourth, seventh or tenth month of the plan year coinciding with or next following the date you satisfy the age and service requirements.

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Contributions under the Plan

Elective Deferrals. You are permitted to defer on a pre-tax basis up to 100% of your compensation, subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf. For purposes of the Plan, “compensation” means the amount reported on your Form W-2. In 2010, the compensation of each participant taken into account under the Plan is limited to $245,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code).

In connection with the stock offering, you may, as described above, direct the trustee to invest up to 100% of your Plan account in the Oconee Federal Financial Corp. Stock Fund as a one-time special election. Following the stock offering, you may elect to defer up to 100% of your elective salary deferral contributions or matching contributions into the Oconee Federal Financial Corp. Stock Fund and you may also elect to transfer into the Oconee Federal Financial Corp. Stock Fund all or a portion of your accounts invested in other funds under the Plan.

Employer Matching Contributions. The Association may, in its discretion, make matching contributions.

Profit Sharing Contributions. The Association may, in its discretion, make profit sharing contributions.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan year beginning January 1, 2010, the amount of your before-tax contributions may not exceed $16,500 per calendar year.

Catch-up Contributions. If you have made the maximum amount of regular before-tax contributions allowed by the Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the Plan year), you are also eligible to make an additional catch-up contribution. You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose. For 2010, the maximum catch-up contribution is $5,500.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan’s trust.

Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

American Funds Euro Pacific Growth Fund (RERFX)

Vanguard 500 Index (VFINX)

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Fidelity Contrafund (FCNTX)

Columbia Dividend Income Z (GSFTX)

Vanguard Mid-Cap Index (VIMSX)

Perkins Mid-Cap Value J (JMCVX)

T. Rowe Price Small-Cap Value (PRSVX)

Vanguard Small Cap Index (NAESX)

Vanguard GNMA (VFIIX)

Metropolitan West Total Return Bond M (MWTRX)

Vanguard Total Bond Market Index (VBMFX)

Federated Capital Preservation Fund (FCPFQ)

T. Rowe Price Capital Appreciation (PRWCX)

Vanguard Target Retirement 2005 (VTOVX)

Vanguard Target Retirement 2015 (VTXVX)

Vanguard Target Retirement 2025 (VTTVX)

Vanguard Target Retirement 2035 (VTTHX)

Vanguard Target Retirement 2045 (VTIVX)

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Performance History

The following table provides performance data with respect to the above investment funds as of June 30, 2010:

Fund Name	YTD Returns as of June 30, 2010	Average Annual Total Returns as of June 30, 2010
		1 Year	3 Year	5 Year	10 Year
American Funds EuroPacific Growth Fund R5	-11.26%	9.81%	-7.64%	5.29%	2.94%
Vanguard 500 Index Fund	-6.71%	14.33%	-9.84%	-0.87%	-1.67%
Fidelity Contrafund	-4.80%	16.42%	-5.30%	3.05%	2.81%
Columbia Dividend Income Z Fund	-5.87%	12.59%	-7.20%	1.66%	4.35%
Vanguard Mid Capitalization Index Fund	-2.13%	26.70%	-8.60%	1.05%	4.96%
Perkins Mid Cap Value T Fund	-3.74%	16.29%	-3.82%	3.90%	9.97%
T. Rowe Price Small Cap Value Fund	-0.78%	22.10%	-6.08%	2.42%	9.80%
Vanguard Small Cap Index Fund	-1.37%	25.06%	-7.36%	1.34%	3.85%
Vanguard GNMA Fund	5.43%	8.30%	8.17%	6.08%	6.36%
Metropolitan West Total Return Bond M Fund	7.53%	19.71%	9.25%	7.23%	7.20%
Vanguard Total Bond Market Index Fund	5.33%	9.28%	7.54%	5.48%	6.20%
Federated Capital Preservation Fund	1.58%	3.34%	3.92%	4.07%	—
T. Rowe Price Capital Appreciation Fund	-1.71%	14.60%	-2.49%	3.84%	8.63%
Vanguard Target Retirement 2005 Fund	0.55%	11.83%	0.62%	3.25%	—
Vanguard Target Retirement 2015 Fund	2.03%	13.26%	-2.80%	2.34%	—
Vanguard Target Retirement 2025 Fund	-3.98%	13.95%	-5.48%	1.34%	—
Vanguard Target Retirement 2035 Fund	-5.85%	14.13%	-7.66%	0.72%	—
Vanguard Target Retirement 2045 Fund	-5.91%	14.14%	-7.65%	1.05%	—

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Description of the Investment Funds

American Funds Euro Pacific Growth Fund (RERFX): The investment seeks to provide you with long-term growth of capital. The fund invests primarily in common stocks of issuers in Europe and the Pacific Basin that the investment adviser believes have the potential for growth. It normally invests at least 80% of net assets in securities of issuers in Europe and the Pacific Basin. The fund may invest a portion of its assets in common stocks and other securities of companies in countries with developing and/or markets and may also hold cash, money market instruments and fixed-income securities.

Vanguard 500 Index (VFINX): The investment seeks to track the performance of a benchmark index that measures the investment return of large-capitalization stocks. The fund employs a passive management investment approach designed to track the performance of the Standard & Poor’s 500 index, a widely recognized benchmark of U.S. stock market performance that is dominated by the stocks of large U.S. companies. It invests all, or substantially all, of assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

Fidelity Contrafund (FCNTX): The investment seeks capital appreciation. The fund normally invests primarily in common stocks. It may invest in securities of companies whose value is not fully recognized by the public. The fund invests in both domestic and foreign issuers. It may invest in “growth” stocks or “value” stocks or both. The advisor uses fundamental analysis of each issuer’s financial condition and industry position and market and economic conditions to select investments.

Columbia Dividend Income Z (GSFTX): The investment seeks total return, consisting of current income and capital appreciation. The fund normally invests at least 80% of net assets in a diversified portfolio of income-producing equity securities. It may invest up to 20% of net assets in debt securities; including securities that are rated low and below investment grade or are unrated. The fund may also invest up to 20% of net assets in foreign securities.

Vanguard Mid-Cap Index (VIMSX): The investment seeks to track the performance of a benchmark index that measures the investment return of mid-capitalization stocks. The fund employs a passive management investment approach designed to track the performance of the MSCI US Mid Cap 450 index, a broadly diversified index of the stocks of medium-size U.S. companies. It attempts to replicate the target index by investing all, or substantially all, of assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

Perkins Mid-Cap Value J (JMCVX): The investment seeks capital appreciation. The fund primarily invests in the common stocks of mid-sized companies whose stock prices the portfolio managers believe to be undervalued. It normally invests at least 80% of assets in equity securities of companies whose market capitalization falls, at the time of purchase, within the 12-month average of the capitalization range of the Russell Midcap Value index. The fund may invest in foreign equity and debt securities, which may include investments in emerging markets. It can also invest assets in derivatives.

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T. Rowe Price Small-Cap Value (PRSVX): The investment seeks long-term capital growth. The fund will invest at least 80% of assets in companies with a market capitalization that is within or below the range of companies in the Russell 2000 index. While it invests most assets in U.S. common stocks, the fund may also purchase other securities including bonds, foreign stocks, futures, and options.

Vanguard Small Cap Index (NAESX): The investment seeks to track the performance of a benchmark index that measures the investment return of small capitalization stocks. The fund employs a passive management investment approach designed to track the performance of the MSCI US Small Cap 1750 index, a broadly diversified index of the stocks of smaller U.S. companies. It attempts to replicate the target index by investing all, or substantially all, of assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

Vanguard GNMA (VFIIX): The investment seeks to provide a moderate level of current income. The fund normally invests at least 80% of assets in government National Mortgage Association certificates. It may invest the balance of assets in other U.S. government obligations, as well as in repurchase agreements secured by U.S. government securities. The fund’s dollar-weighted average maturity will normally fall within an intermediate-term range (3 to 10 years).

Metropolitan West Total Return Bond M (MWTRX): The investment seeks to maximize long-term total return. The fund pursues its objective by investing, under normal circumstances, at least 80% of net assets in investment grade fixed income securities or unrated securities that are determined by the Adviser to be of similar quality. Up to 20% of the fund’s net assets may be invested in securities rated below investment grade. Under normal conditions, the portfolio duration is two to eight years and the dollar-weighted average maturity ranges from two to fifteen years.

Vanguard Total Bond Market Index (VBMFX): The investment seeks to track the performance of a broad, market-weighted bond index. The fund employs a “passive management”, or indexing investment approach designed to track the performance of the Barclays Capital U.S. Aggregate Float Adjusted index. It invests by sampling the index. It invests at least 80% of assets in bonds held in the index. The fund maintains a dollar-weighted average maturity consistent with that of the index, ranging between 5 and 10 years.

Federated Capital Preservation Fund (FCPFQ): The fund seeks to offer investors stable principal and high current income. To pursue its objective, the fund invests in stable value products, including GIC’s (Guaranteed Investment Contract), synthetic GIC’s and money market instruments.

T. Rowe Price Capital Appreciation (PRWCX): The investment seeks long-term capital appreciation. The fund normally invests primarily in the common stocks of established U.S. companies believed to have above-average potential for capital growth. It invest at least 50% of assess in common stocks and the remaining assets in other securities, including convertible securities, corporate and government debt, foreign securities, futures, and options.

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Vanguard Target Retirement 2005 (VTOVX): The investment seeks to provide growth of capital and current income. The fund primarily invests in other Vanguard mutual funds according to an asset allocation designed for investors planning to retire within a few years of 2005. It allocates approximately 62% of assets to bonds and money market instruments, and 38% to stocks.

Vanguard Target Retirement 2015 (VTXVX): The investment seeks to provide growth of capital and current income. The fund primarily invests in other Vanguard mutual funds according to an asset allocation designed for investors planning to retire within a few years of 2015. It typically allocates approximately 61% of assets to stocks, and 39% to bonds.

Vanguard Target Retirement 2025 (VTTVX): The investment seeks to provide growth of capital and current income. The fund primarily invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire within a few years of 2025. It allocates approximately 76% of assets to stocks and 24% to bonds.

Vanguard Target Retirement 2035 (VTTHX): The investment seeks to provide growth of capital and current income. The fund primarily invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire within a few years of 2035. It allocates approximately 90% of assets to stocks and 10% to bonds.

Vanguard Target Retirement 2045 (VTIVX): The investment seeks to provide growth of capital and current income. The fund primarily invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire within a few years of 2045. It allocates approximately 90% of assets to stocks and 10% to bonds.

For a discussion of material risks you should consider, see the “Risk Factors” section of the attached prospectus and the section of the Prospectus Supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

Withdrawals and Distributions from the Plan

Applicable federal law requires the Plan to impose substantial restrictions on the right of a Plan participant to withdraw amounts held for his or her benefit under the Plan prior to the participant’s termination of employment with the Association. A substantial federal tax penalty may also be imposed on withdrawals made prior to the participant’s attainment of age 59  1/2.

Rollover Account. You may make a withdrawal from your rollover account without any restrictions and pursuant to the procedures established in the Plan.

Distribution upon Termination of Employment. You may make withdrawals from your account at any time after you terminate employment. In the event your vested account balance as of the date of your termination is $5,000 or less, your interest in the Plan will be cashed out and payment sent to you or, at your election, rolled over to another qualified retirement plan or to an individual retirement account. If your vested interest is more than $1,000 but not more

14

than $5,000 and you fail to elect a lump sum distribution or a rollover, your vested interest will be rolled over to an individual retirement account selected by the Association. If your total vested account exceeds $5,000 and you terminate employment upon retirement on or after normal retirement age or because you suffer a disability, your vested interest will be distributed as soon as administratively feasible. If you terminate employment for reasons other than retirement or disability, your vested interest will be distributed as soon as administratively feasible after the next regularly scheduled Plan valuation date following your termination of employment. The normal form of distribution of benefits is a joint and survivor annuity. Optional forms of payments are installment payments, period payments as requested by the participant or any other form of annuity which can be purchased by an insurance company.

Disability. In the event you become disabled, your benefits will become 100% vested and immediately distributable.

Death. In the event of your death, your benefits will become 100% vested. Any death benefit payable to a non-spouse beneficiary will be distributed in a lump sum. Death benefits payable to your spouse will be distributed as monthly payments until his or her death unless, with your spouse’s written consent, you waive the monthly payments, in which case your spouse will receive a lump sum.

Administration of the Plan

The Trustee and Custodian. The trustee of the Plan is the Association.

Plan Administrator. Pursuant to the terms of the Plan, the Plan is administered by the Plan administrator. The address of the Plan administrator is Oconee Federal Savings and Loan Association, Attention: Curtis Evatt, Executive Vice President and Chief Financial Officer, 201 North Second Street, Seneca, South Carolina 29678, telephone number: (864) 882-2765. The Plan administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of the Association to continue the Plan indefinitely. Nevertheless, the Association may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your

15

accounts. The Association reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that the Association may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Plan assets to another plan, the Plan requires that you would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

The Association will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59  1/2, and consists of the balance credited to participants under the Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by the Association. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum

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distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by the Association, which is included in the distribution.

Oconee Federal Financial Corp. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Oconee Federal Financial Corp. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Oconee Federal Financial Corp. common stock, that is, the excess of the value of Oconee Federal Financial Corp. common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Oconee Federal Financial Corp. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Oconee Federal Financial Corp. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Oconee Federal Financial Corp. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Oconee Federal Financial Corp. common stock. Any gain on a subsequent sale or other taxable disposition of Oconee Federal Financial Corp. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account (IRA) in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

There has been an important change in Federal law that provides specific rights concerning investments in employer securities, such as Oconee Federal Financial Corp. common stock. Because you may in the future have investments in Oconee Federal Financial Corp. Stock Fund under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in the Oconee Federal Financial Corp. Stock Fund from that investment into other investment alternatives under the Plan. You may contact the Plan Administrator shown above for specific information regarding this new right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the Plan are available to you if you decide to diversify out of the Oconee Federal Financial Corp. Stock Fund.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can

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help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Oconee Federal Financial Corp. common stock through the Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries. The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as the Association, the Plan Administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the Plan in Oconee Federal Financial Corp. common stock, the regulations under Section 404(c) of ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Oconee Federal Financial Corp. Section 16(a) of the Securities

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Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Oconee Federal Financial Corp., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Oconee Federal Financial Corp.’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Oconee Federal Financial Corp. Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Oconee Federal Financial Corp. generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Oconee Federal Financial Corp. of profits realized by an officer, director or any person beneficially owning more than 10% of Oconee Federal Financial Corp.’s common stock resulting from non-exempt purchases and sales of Oconee Federal Financial Corp. common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases within the Oconee Federal Financial Corp. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the assets available for plan benefits at December 31, 2009, is available upon written request to the Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C., which firm acted as special counsel to Oconee Federal Financial Corp. in connection with Oconee Federal Financial Corp.’s stock offering.

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OCONEE FEDERAL FINANCIAL CORP.

Proposed Holding Company for Oconee Federal Savings and Loan Association

Up to 1,821,600 Shares of Common Stock

Oconee Federal Financial Corp. is offering on a best efforts basis up to 1,821,600 shares of its common stock for sale at $10.00 per share in connection with the reorganization of Oconee Federal Savings and Loan Association into the mutual holding company form of ownership. The shares being offered represent 33% of the shares of common stock of Oconee Federal Financial Corp. that will be outstanding following the offering. After the offering, 65% of our outstanding common stock will be owned by Oconee Federal, MHC, our federally chartered mutual holding company. In addition, Oconee Federal Savings and Loan Association intends to cause Oconee Federal Financial Corp. to issue, on behalf of Oconee Federal Savings and Loan Association, 2% of the shares of common stock that will be outstanding following the offering to a charitable foundation that Oconee Federal Savings and Loan Association will establish. The percentage of our outstanding shares to be owned by public stockholders, by Oconee Federal, MHC and by the charitable foundation will not be affected by the number of shares we sell in the offering. We must sell a minimum of 1,346,400 shares in order to complete the offering and we will terminate the offering if we do not sell the minimum number of shares. We may sell up to 2,094,840 shares because of regulatory considerations or changes in market or economic conditions without resoliciting subscribers.

Following the completion of the reorganization, we expect that the common stock of Oconee Federal Financial Corp. will be listed on The Nasdaq Capital Market. An active market, however, may not develop in our common stock.

Depositors who had accounts at Oconee Federal Savings and Loan Association with aggregate balances of at least $50 on June 30, 2009 will have first priority to purchase shares of common stock of Oconee Federal Financial Corp. The offering is scheduled to terminate at 4:00 p.m., Eastern Time on [Offering expiration date]. We may extend the termination date without notice to you, until [Extended offering expiration date], or such later date as the Office of Thrift Supervision may approve, which may not be beyond [extended closing date].

The minimum purchase is 25 shares of common stock. The maximum purchase that an individual may make through a single deposit account is 25,000 shares, and no person by himself, or with an associate or group of persons acting in concert may purchase more than 50,000 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond [Extended offering expiration date]. If the offering is extended beyond [Extended offering expiration date], subscribers will have the right to modify or rescind their purchase orders. Funds received prior to the completion of the offering will be held in a segregated account at Oconee Federal Savings and Loan Association or, at our discretion, at another federally insured depository institution. Whether the offering is completed or terminated, subscription funds will bear interest at our passbook savings rate, which is currently 0.50% per annum. If the offering is terminated, subscribers will have their funds returned promptly, with interest.

Mutual Securities, Inc. will use its best efforts to assist us in selling our common stock, but is not obligated to purchase any of the common stock that is being offered for sale. In addition, officers and directors may participate in the solicitation of offers to purchase common stock in reliance upon Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. Subscribers will not pay any commissions to purchase shares of common stock in the offering.

This investment involves a degree of risk, including the possible loss of principal.

Please read the “Risk Factors” beginning on page 25.

OFFERING SUMMARY

Price: $10.00 per share

	Minimum	Maximum	Adjusted Maximum
Number of shares	1,346,400	1,821,600	2,094,840
Gross offering proceeds	$13,464,000	$18,216,000	$20,948,400
Estimated offering expenses, excluding selling agent fees and expenses	$771,000	$771,000	$771,000
Estimated selling agent fees and expenses (1)	$233,000	$296,000	$332,000
Estimated net proceeds.	$12,460,000	$17,149,000	$19,945,000
Estimated net proceeds per share.	$9.25	$9.41	$9.47

(1)	See “The Reorganization and the Offering – Plan of Distribution and Marketing Arrangements” for a discussion of Mutual Securities Inc.’s compensation for this offering. The figures shown assume that all shares are sold in the subscription and the community offering. If shares are sold in the syndicated community offering or there is a re-solicitation, compensation paid to Mutual Securities, Inc. will be higher and net proceeds will be lower.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2010

MAP PAGE HERE

SUMMARY

The following summary explains material information regarding the reorganization, the offering of common stock by Oconee Federal Financial Corp. and the business of Oconee Federal Savings and Loan Association. The summary may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including the financial statements and the notes to the financial statements of Oconee Federal Savings and Loan Association. In certain circumstances, where appropriate, the terms “we, “us” and “our” refer collectively to Oconee Federal, MHC, Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association or to any of those entities, depending on the context.

The Companies

Oconee Federal, MHC

Upon completion of the reorganization and the offering, Oconee Federal, MHC will become the federally chartered mutual holding company parent of Oconee Federal Financial Corp. Oconee Federal, MHC is not currently an operating company and has not engaged in any business to date. Oconee Federal, MHC will be formed upon completion of the reorganization. As a mutual holding company, Oconee Federal, MHC will be a non-stock company that has as its members all holders of the deposit accounts at Oconee Federal Savings and Loan Association, and certain borrowers of Oconee Federal Savings and Loan Association as of October 21, 1991 for so long as such borrowings remain in existence. As a mutual holding company, Oconee Federal, MHC is required by law to own a majority of the voting stock of Oconee Federal Financial Corp. The initial directors of Oconee Federal, MHC will consist of the current directors of Oconee Federal Savings and Loan Association.

Oconee Federal Financial Corp.

Oconee Federal Financial Corp. will be the federal mid-tier stock holding company for Oconee Federal Savings and Loan Association following the reorganization and offering. This offering is made by Oconee Federal Financial Corp. Oconee Federal Financial Corp. is not currently an operating company. Oconee Federal Financial Corp. will be formed upon completion of the reorganization. Oconee Federal Financial Corp. will be chartered under federal law and will own 100% of the common stock of Oconee Federal Savings and Loan Association. Our executive office will be located at 201 E. North Second Street, Seneca, South Carolina 29678, and our telephone number will be (864) 882-2765.

Oconee Federal Savings and Loan Association

Oconee Federal Savings and Loan Association is a federally chartered savings and loan association headquartered in Seneca, South Carolina. Oconee Federal Savings and Loan Association was originally chartered by the State of South Carolina in 1924 as Seneca Building and Loan Association. In 1958, we changed our name to “Oconee Savings and Loan Association” and in 1991 we converted to our federal charter under the name “Oconee Federal Savings and Loan Association.”

We conduct our business from our main office, our executive office annex and three branch offices. All of our offices are located in Oconee County, South Carolina. Our primary market area consists of Oconee County and the nearby communities and townships in adjacent counties in South Carolina. The telephone number at our main office is (864) 882-2765. Our website address is www.oconeefederal.com. Information on our website should not be considered a part of this prospectus.

At June 30, 2010, we had total assets of $333.5 million, total deposits of $272.6 million and total equity of $59.7 million. We recorded net income of $2.6 million for the year ended June 30, 2010.

Our principal business activity is the origination of one- to four-family residential mortgage loans and, to a much lesser extent, non-residential mortgage loans, construction and land loans, and other loans. We offer a variety of deposit accounts, including checking, money market savings and certificates of deposit, and emphasize personal and efficient service for our customers.

Our Reorganization into a Mutual Holding Company and the Offering

We do not have stockholders in our current mutual form of ownership. Our depositors and certain borrowers as of October 21, 1991 currently have the right to vote on certain matters such as the election of directors and the proposed mutual holding company reorganization. The reorganization is a series of transactions by which we will convert our corporate structure from our current status as a mutual savings and loan association to the mutual holding company form of ownership. The reorganization will be conducted pursuant to a plan of reorganization and stock issuance plan, which we refer to as the plan of reorganization. Following the reorganization, Oconee Federal Savings and Loan Association will become a federal stock savings and loan association subsidiary of Oconee Federal Financial Corp. Oconee Federal Financial Corp. will be a majority-owned subsidiary of Oconee Federal, MHC. After the reorganization, our depositors will become members of Oconee Federal, MHC, and will continue to have the same voting rights in Oconee Federal, MHC as they have in Oconee Federal Savings and Loan Association prior to the reorganization.

We are offering between 1,346,400 and 1,821,600 shares of Oconee Federal Financial Corp. common stock based on our independent appraisal. The purchase price will be $10.00 per share. All investors will pay the same price per share in the offering. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual holding company reorganizations and offerings. We may increase the amount of stock to be sold up to 2,094,840 shares without any further notice to you. In addition, Oconee Federal Savings and Loan Association intends to (a) cause Oconee Federal Financial Corp. to issue, on behalf of Oconee Federal Savings and Loan Association, a number of shares of common stock equal to 2% of the outstanding shares, which will be up to 110,400 shares at the maximum of the offering range, to Oconee Federal Charitable Foundation, a charitable foundation that Oconee Federal Savings and Loan Association will establish in connection with the reorganization, and (b) contribute to the charitable foundation an amount of cash such that the total contribution of cash and shares of common stock will equal $2.5 million, which will be $1,396,000 at the maximum of the offering range and $1,684,000 at the minimum of the offering range.

The primary reasons for our decision to reorganize into a mutual holding company and conduct the offering are to establish an organizational structure that will enable us to:

•	compete more effectively in the financial services marketplace;

•

offer our depositors, employees, management and directors an equity ownership interest in Oconee Federal Savings and Loan Association and thereby obtain an economic interest in its future success, which we expect may enhance our connection with our customers;

•	although we currently have capital well in excess of all applicable regulatory requirements, increase our capital to support future growth and profitability;

•	form a charitable foundation to benefit our local community and fund the foundation in part with shares of our common stock; and

•	increase our flexibility to structure and finance expansion of our operations, including the potential acquisition of other financial institutions.

The reorganization and the capital raised in the offering are expected to provide us with additional capital to support new loans and higher lending limits, support the growth of our banking franchise, provide an additional cushion against unforeseen risks and expand our asset base. The reorganization and offering also will allow us to establish and fund with stock and cash our charitable foundation as well as stock benefit plans for management and employees that will permit us to attract and retain qualified personnel.

Unlike a standard conversion transaction in which all of the common stock of the holding company of the converting savings and loan association is sold to the public, only a minority of the stock is sold to the public in a mutual holding company reorganization. A majority of the outstanding common stock must be held by the mutual holding company. Consequently, the shares that we are permitted to sell in the offering and issue to the charitable foundation represent a minority of our outstanding shares. As a result, a mutual holding company offering raises less than half the capital that would be raised in a standard conversion offering. Based on these restrictions and an evaluation of our capital needs, our board of directors has decided to offer 33% of our outstanding shares of common stock for sale in the offering; 65% of our shares will be retained by Oconee Federal, MHC and 2% of our shares will be issued to Oconee Federal Charitable Foundation on behalf of Oconee Federal Savings and Loan Association. Our board of directors has determined that offering 33% of our outstanding shares of common stock for sale in the offering will enable management to more effectively invest the capital raised in the offering. See “—Possible Conversion of Oconee Federal, MHC to Stock Form.”

The following chart shows our corporate structure following the reorganization and offering:

Business Strategy

Our current community-oriented business strategy consists of the following:

•	continuing to focus on residential lending;

•	maintaining a modest portfolio of non-residential mortgage loans, primarily loans to churches;

•	managing our interest rate risk while maintaining or enhancing to the extent practicable our net interest margin;

•	relying on our community orientation and high quality service to maintain and build a loyal local customer base, and to maintain our status as an independent community-based financial institution; and

•	adhering to conservative underwriting guidelines to maintain strong asset quality.

A full description of our business strategy can be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oconee Federal Savings and Loan Association —Business Strategy” and a description of our products and services can be found under “Business of Oconee Federal Savings and Loan Association.”

Terms of the Offering

We are offering between 1,346,400 and 1,821,600 shares of common stock of Oconee Federal Financial Corp. to qualified depositors, our tax-qualified employee benefit plans and to the public to the extent shares remain available. The amount of capital we are raising in the offering is based on an appraisal of the pro forma market value of Oconee Federal Financial Corp. We may increase the maximum number of shares that we sell in the offering by up to 15%, to 2,094,840 shares, as a result of regulatory considerations, strong demand for the shares of common stock in the offering, or positive changes in financial markets in general and with respect to financial institution stocks in particular. Subscription priorities have been established for the allocation of common stock to the extent the subscription offering is oversubscribed. See “The Reorganization and Offering – Offering of Common Stock – Subscription Rights” for a description of allocation procedures in the event of an oversubscription.

Unless the pro forma market value of Oconee Federal Financial Corp. decreases below $40,800,000 or increases above $63,480,000, or the offering is extended beyond [Extended offering expiration date], you will not have the opportunity to change or cancel your stock order. The offering price of the shares of common stock is $10.00 per share. All investors will pay the same $10.00 purchase price per share. Investors will not be charged a commission to purchase shares of common stock. Mutual Securities, Inc., our financial advisor in connection with the reorganization and offering, will use its best efforts to assist us in selling our shares of common stock, but Mutual Securities, Inc. is not obligated to purchase any shares in the offering.

Persons Who May Order Stock in the Offering

We are offering the shares of common stock of Oconee Federal Financial Corp. in a “subscription offering” in the following descending order of priority:

(1)	depositors who had accounts at Oconee Federal Savings and Loan Association with aggregate balances of at least $50 on June 30, 2009;

(2)	the tax-qualified employee benefit plans of Oconee Federal Savings and Loan Association (including our employee stock ownership plan);

(3)	depositors who had accounts at Oconee Federal Savings and Loan Association with aggregate balances of at least $50 on September 30, 2010; and

(4)	other depositor members of Oconee Federal Savings and Loan Association on [Voting record date] and borrowers from Oconee Federal Savings and Loan Association as of October 21, 1991 who maintain such borrowings as of the close of business on [Voting record date].

Any shares of our common stock that remain unsold in the subscription offering will be offered for sale in a community offering that may commence concurrently with, during or promptly after, the subscription offering. The community offering must be completed within 45 days of the end of the subscription offering, unless extended with Office of Thrift Supervision approval. Natural persons residing in Oconee and Pickens Counties, South Carolina will have a purchase preference in any community offering. Shares also may be offered to the general public. We also may offer shares of common stock not purchased in the subscription offering or the community offering through a syndicate of brokers in what is referred to as a syndicated community offering managed by Mutual Securities, Inc. We have the right to accept or reject, in our sole discretion, any orders received in the community offering or the syndicated community offering.

To ensure proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest at June 30, 2009, September 30, 2010 or [Voting record date] as applicable. Failure to list an account or providing incorrect information could result in the loss of all or part of a subscriber’s stock allocation. We will attempt to identify your ownership in all accounts but cannot guarantee we will identify all accounts in which you had an ownership interest. Our interpretations of the terms and conditions of the stock issuance plan and of the acceptability of the order forms will be final.

How We Determined the Offering Range and the $10.00 Price Per Share

Our decision to offer between 1,346,400 shares and 1,821,600 shares, which is our offering range, is based on an independent appraisal of our pro forma market value prepared by McAuliffe Financial, LLC, a firm experienced in appraisals of financial institutions. McAuliffe Financial, LLC is of the opinion that as of September 3, 2010, the estimated pro forma market value of the common stock of Oconee Federal Financial Corp. on a fully converted equivalent basis (i.e., the pro forma market value of Oconee Federal Savings and Loan Association assuming that 100% of the common stock of Oconee Federal Financial Corp. were sold in a public offering, rather than the 33% that will be sold in the offering) was between $40.8 million and $55.2 million, with a midpoint of $48.0 million.

In preparing its independent appraisal, McAuliffe Financial, LLC considered the information contained in this prospectus, including Oconee Federal Savings and Loan Association’s financial statements. McAuliffe Financial, LLC also considered the following factors, among others:

•	our present and projected operating results and financial condition and the economic and demographic conditions in our existing marketing area;

•	historical, financial and other information relating to Oconee Federal Savings and Loan Association;

•

a comparative evaluation of the operating and financial statistics of Oconee Federal Savings and Loan Association with those of other similarly situated publicly traded mid-tier mutual holding companies;

•	the impact of the offering on our consolidated net worth and earnings potential; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Set forth below are the names and locations of the peer group companies used by McAuliffe Financial, LLC in its independent appraisal. The peer group is comprised of savings institutions that met the following criteria: (i) high capital ratios and low non-performing assets; (ii) up to $1.0 billion in assets; (iii) conducted an initial public offering of its common stock prior to June 30, 2009; (iv) had positive core earnings for the most recent four quarters; (v) trade on NASDAQ; (vi) have had no public announcement of a second-step mutual holding company conversion; and (vii) operate in rural markets.

Financial Institution	Ticker	Exchange	Primary Market	State	Operating Strategy	Total Assets	Offices	Fiscal Year	Conv. Date	Stock Price	Market Value
						($Thousands)				($)	($Mil)
Cheviot Financial Corp. (MHC)	CHEV	NASDAQ	Cheviot	OH	Thrift	351,046	6	December	01/06/04	8.48	75.14
Greene County Bancorp, Inc. (MHC)	GCBC	NASDAQ	Catskill	NY	Thrift	495,323	13	June	12/30/98	17.25	71.09
Kentucky First Federal Bancorp (MHC)	KFFB	NASDAQ	Hazard	KY	Thrift	238,355	4	June	03/03/05	10.00	78.41
Lake Shore Bancorp, Inc. (MHC)	LSBK	NASDAQ	Dunkirk	NY	Thrift	460,441	10	December	04/04/06	7.95	48.21
LaPorte Bancorp, Inc. (MHC)	LPSB	NASDAQ	La Porte	IN	Thrift	438,455	8	December	10/15/07	7.15	32.78
MSB Financial Corp. (MHC)	MSBF	NASDAQ	Millington	NJ	Thrift	358,743	5	June	01/05/07	7.94	41.17
Pathfinder Bancorp, Inc. (MHC)	PBHC	NASDAQ	Oswego	NY	Thrift	396,332	14	December	11/16/95	6.74	16.75
Prudential Bancorp, Inc. of Pennsylvania (MHC)	PBIP	NASDAQ	Philadelphia	PA	Thrift	538,260	7	September	03/30/05	7.10	71.22
SI Financial Group, Inc. (MHC)	SIFI	NASDAQ	Willimantic	CT	Thrift	889,435	21	December	10/01/04	6.03	71.02
United Community Bancorp (MHC)	UCBA	NASDAQ	Lawrenceburg	IN	Thrift	492,104	9	June	03/31/06	7.25	56.88

McAuliffe Financial, LLC also considered the contribution of cash and shares of common stock to Oconee Federal Charitable Foundation. The contribution of cash and shares of common stock to the charitable foundation will reduce our estimated pro forma value. See “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”

In reviewing the appraisal prepared by McAuliffe Financial, LLC, our board of directors considered the methodologies and the appropriateness of the assumptions used by McAuliffe Financial, LLC in addition to the factors listed above, and our board of directors believes that these assumptions were reasonable.

Our board of directors determined that the common stock should be sold at $10.00 per share and that 33% of the shares of Oconee Federal Financial Corp. common stock should be offered for sale in the offering and 65% should be held by Oconee Federal, MHC (after giving effect to the issuance of shares of common stock to Oconee Federal Charitable Foundation). Our board of directors determined that offering 33% of our outstanding shares of common stock for sale in the offering allowed for an efficient use of net proceeds for Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association in the near-term. See “—Possible Conversion of Oconee Federal, MHC to Stock Form.” Based on the estimated valuation range and the purchase price, the number of shares of Oconee Federal Financial Corp. common stock that will be outstanding upon completion of the offering will range from 4,080,000 to 5,520,000 shares (subject to adjustment to up to 6,348,000 shares), and the number of shares of Oconee Federal Financial Corp. common stock that will be sold in the offering will range from 1,346,400 shares to 1,821,600 shares (subject to adjustment to up to 2,094,840 shares). The number of shares that Oconee Federal, MHC will own after the offering will range from 2,652,000 shares to 3,588,000 shares (subject to adjustment to up to 4,126,200 shares). The number of shares of common stock that Oconee Federal Charitable Foundation will own after the reorganization will range from 81,600 at the minimum of the offering range to 110,400 at the maximum of the offering range, subject to adjustment to as much as 126,960 at the adjusted maximum of the offering range. The estimated valuation range may be amended with the approval of the Office of Thrift Supervision, if required, or if necessitated by subsequent developments in the financial condition of Oconee Federal Savings and Loan Association or market conditions generally.

The independent appraisal will be updated before we complete the reorganization and offering. If the pro forma market value of the common stock at that time is either below $40.8 million or above $55.2 million, then Oconee Federal Financial Corp., after consulting with the Office of Thrift Supervision, may terminate the plan of reorganization and return all funds promptly with interest; extend or hold a new subscription or community offering, or both; establish a new offering range and commence a resolicitation of subscribers; or take such other actions as may be permitted by the Office of Thrift Supervision. Under such circumstances, we will notify you, and you will have the opportunity to change or cancel your order.

Two measures investors use to analyze an issuer’s stock are the ratio of the offering price to the issuer’s book value and the ratio of the offering price to the issuer’s annual net income. McAuliffe Financial, LLC considered these ratios, among other factors, in preparing its independent appraisal. Book value is the same as total equity, and represents the difference between the issuer’s assets and liabilities.

The following table presents a summary of selected pricing ratios for the peer group companies and for us on a non-fully converted basis. These figures are from the McAuliffe Financial, LLC appraisal report.

	Non-Fully Converted Pro Forma Price to Core Earnings Multiple(1)	Non-Fully Converted Pro Forma Price to Book Value Ratio
Oconee Federal Financial Corp.
Maximum	23.26x	75.53%
Minimum	16.67x	59.17%
Valuation of peer group companies as of September 3, 2010
Averages	29.05x	103.84%
Medians	19.10x	102.73%

(1)	Based on earnings for the twelve months ended June 30, 2010.

Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the maximum of the offering range, indicated a discount of 6.95% on a price-to-core earnings basis and a discount of 19.08% on a price-to-book basis. At the minimum and maximum of the valuation range, a share of common stock is priced at 16.67 times and 23.26 times our core earnings, respectively. The peer group companies, as of September 3, 2010, traded on average at 29.05 times core earnings. The median trading price of the peer group common stock was at 19.10 times core earnings. At the minimum and maximum of the valuation range, the common stock is valued at 59.17% and 75.53%, respectively, of our pro forma book value. This represents a discount 43.02% at the minimum and 27.26% at the maximum of the valuation range to the average trading price-to-book value of peer group companies, which as of September 3, 2010 was 103.84%. As of September 3, 2010, the median trading price of peer group companies was 102.73% of the book value of these companies.

Our board of directors, in reviewing and accepting the valuation, considered the range of price-to-earnings multiples and the range of the price-to-book value ratios at the different amounts of shares to be sold in the offering. Our board of directors also considered the discount to our peer group with respect to the price-to-core earnings and price-to-book value, compared our pro forma book value and core earnings ratios to those of our peer group and noted the relative discount. In this regard, our board of directors noted the discounts applied by McAuliffe Financial, LLC with respect to our market area, the liquidity of our stock, the subscription interest in other recent mutual holding company offerings and the difficulty of marketing financial institutions’ stocks in today’s volatile economic climate. After extensive review, our board of directors concluded that such discounts were appropriate.

The independent appraisal did not consider one valuation approach to be more important than the other. Instead, the independent appraisal concluded that these ranges represented the appropriate balance of the two approaches to valuing Oconee Federal Financial Corp. and the number of shares to be sold, in comparison to the identified peer group institutions. The estimated appraised value and the resulting discounts took into consideration the potential financial impact of the reorganization and offering and the appraiser’s conclusions regarding Oconee Federal Financial Corp.’s financial condition and operation after the offering in comparison to the peer group companies.

The following table presents a summary of selected pricing ratios for the peer group companies, with such ratios adjusted to their fully converted equivalent basis, and the resulting pricing ratios for Oconee Federal Financial Corp. on a fully converted equivalent basis. Compared to the average fully-converted pricing ratios of the peer group, Oconee Federal Financial Corp.’s pro forma fully-converted pricing ratios at the maximum of the offering range indicated a discount of 8.10% on a price-to-core earnings basis and a discount of 19.24% on a price-to-book basis.

	Fully Converted Equivalent Pro Forma Price to Core Earnings Multiple	Fully Converted Equivalent Pro Forma Price to Book Value Ratio
Oconee Federal Financial Corp.
Maximum	23.81x	52.52%
Minimum	16.95x	44.03%
Valuation of peer group companies as of September 3, 2010
Averages	25.91x	65.03%
Medians	20.48x	67.09%

In preparing both the fully converted pricing ratio analysis and the non-fully converted pricing ratio analysis, McAuliffe Financial, LLC assumed offering expenses equal to $856,000 plus 1.5% of the gross proceeds of the offering not related to the sale of stock to our benefit plans and our officers and directors or issued to the charitable foundation, a pre-tax reinvestment rate of 0.39% of the net proceeds of the offering, a tax rate of 38%, purchases by the employee stock ownership plan equal to 3.92% of our outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation) funded with a loan from Oconee Federal Financial Corp. with a 25-year term, purchases by the stock-based incentive plan equal to 1.96% of the shares issued in the offering (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation) with a five-year vesting schedule and option grants under the stock-based incentive plan equal to 4.90% of the shares issued in the offering (including shares issued to Oconee Federal, MHC and the Oconee Federal Charitable Foundation). Shares of common stock purchased by the stock-based incentive plan were assumed at $10.00 per share. The stock options were assumed to be granted with an exercise price of $10.00 per share, vesting over a five-year period and have a term of 10 years.

The pro forma fully converted calculations use the same assumptions as applied to the peer group companies, and also assume the effect of the establishment and funding of our charitable foundation. See “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation” for a discussion of the impact of our charitable foundation on our appraised value.

The independent appraisal does not indicate market value. Do not assume or expect that Oconee Federal Financial Corp.’s valuation as indicated above means that the common stock will trade at or above the $10.00 purchase price after the reorganization and offering.

After-Market Performance Information Provided by Independent Appraiser

The following table presents stock price performance information for all mutual holding company initial public offerings completed between January 2008 and September 3, 2010.

		Price Performance from Initial Trading Date
Transaction	Closing Date	One day %	One week %	One month %	Three months %	Through September 3, 2010%
Cullman Bancorp, Inc.	10/09/2009	1.00	1.20	0.20	3.50	(4.00)
Auburn Bancorp, Inc.	08/18/2008	0.00	(5.00)	(5.00)	(3.00)	(33.50)
Malvern Federal Bancorp, Inc.	05/20/2008	9.80	10.00	10.00	2.60	(25.20)
William Penn Bancorp, Inc.	04/16/2008	17.50	25.00	37.50	40.00	35.00
Meridian Interstate Bancorp, Inc.	01/23/2008	(4.00)	(5.20)	(4.90)	(0.40)	10.00
Sound Financial, Inc. (MHC)	01/09/2008	(10.00)	(10.00)	(8.50)	(8.40)	(50.00)
Average		2.38	2.67	4.88	5.72	(11.28)
Median		0.50	(1.90)	(2.35)	1.10	(14.60)

This table is not intended to be indicative of how our stock price may perform. Furthermore, this table presents only short-term price performance with respect to companies that only recently completed their initial public offerings and may not be indicative of the longer-term stock price performance of these companies.

Stock price performance is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. The companies listed in the table above may not be similar to Oconee Federal Financial Corp., the pricing ratios for their stock offerings may be different from the pricing ratios for Oconee Federal Financial Corp. common stock and the market conditions in which these offerings were completed may be different from current market conditions. Any or all of these differences may cause our stock to perform differently from these other companies.

Before you make an investment decision, we urge you to carefully read this entire prospectus, including, but not limited to, the section entitled “Risk Factors,” beginning on page 25.

You should be aware that, in certain market conditions, stock prices of initial public offerings by thrift institutions have decreased below their initial offering prices. For example, as the above table illustrates, the stocks of 6 companies were trading at or below their initial offering price at September 3, 2010. Our stock may trade below the $10.00 purchase price and our stock may not perform similarly to other recent first-step mutual holding company offerings. See “Risk Factors—Risks Related to this Offering—The Future Price of the Shares of Common Stock May Be Less Than the Purchase Price in the Offering.”

Limits on the Amount of Common Stock You May Purchase

The minimum purchase is 25 shares of common stock. Generally, no individual, or individuals through a single account, may purchase more than $250,000 of common stock. If any of the following persons purchase shares of common stock, their purchases when combined with your purchases cannot exceed $500,000 of common stock:

•	your spouse, or relatives of you or your spouse living in your house;

•	companies, trusts or other entities in which you have an interest or hold a position; or

•

other persons who may be acting together with you (including, but not limited to, persons who file jointly a Schedule 13G or Schedule 13D Beneficial Ownership Report with the Securities and Exchange Commission).

We may, in our sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitation to 9.9% of the number of shares sold in the offering and issued to our charitable foundation, provided that the total number of shares purchased by persons, their associates and those persons with whom they are acting in concert, to the extent such purchases exceed 5% of the shares sold in the offering and issued to our charitable foundation, shall not exceed, in the aggregate, 10% of the total number of the shares sold in the offering and issued to our charitable foundation.

Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase limitations in the offering at any time. A detailed discussion of the limitations on purchases of common stock by an individual and persons acting together is set forth under the caption “The Reorganization and the Offering—Offering of Common Stock—Limitations on Purchase of Shares.”

It is expected that the employee stock ownership plan will purchase 3.92% of our outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation). Subject to the approval of the Office of Thrift Supervision, the employee stock ownership plan may purchase some or all of these shares in the open market following the completion of the offering. Our employee stock ownership plan purchases will range from 159,936 to 216,384 shares of common stock, respectively, at the minimum and maximum of the offering range.

Our Issuance of Shares of Common Stock to the Charitable Foundation

To further our commitment to the communities we serve and may serve in the future, we intend, subject to our members’ approval, to establish and fund a new charitable foundation as part of the offering. We believe that the creation and funding of the charitable foundation will result in a significant increase in our charitable contributions to organizations in our community. Oconee Federal Savings and Loan Association intends to (a) cause Oconee Federal Financial Corp. to issue, on behalf of Oconee Federal Savings and Loan Association, a number of shares of common stock equal to 2% of the outstanding shares to the charitable foundation, ranging from 81,600 shares at the minimum of the valuation range to 110,400 shares at the maximum of the valuation range, subject to adjustment to up to 126,960 shares at the adjusted maximum of the valuation range, and (b) contribute to the charitable foundation an amount of cash such that the total contribution of cash and shares of common stock will equal $2.5 million. The shares will have a value of $816,000 at the minimum of the valuation range and $1,104,000 at the maximum of the valuation range, subject to adjustment to up to $1,269,000 at the adjusted maximum of the valuation range. The cash contribution will be $1,684,000 at the minimum of the valuation range and $1,396,000 at the maximum of the valuation range, subject to adjustment to up to $1,231,000 at the adjusted maximum of the valuation range. As a result of the issuance of shares to the charitable foundation and the cash contribution, we expect to record an after-tax expense of approximately $1.55 million during the quarter in which the offering is completed.

Under the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (income before income taxes) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over the five years following the year in which the charitable contribution was made. Accordingly, a charitable contribution by an entity to a charitable foundation could, if necessary, be deducted for federal income tax purposes over a six-year period. We could be limited if our pretax income falls below historical levels, and after-tax expense would be more in that case. While federal tax law allows the filing of consolidated income tax returns, South Carolina tax law does not. Since Oconee Federal Financial Corp. will have limited operations and limited unconsolidated income following the reorganization, we structured the contribution to the charitable foundation in an attempt to take advantage of the tax deductibility of the charitable contribution for both federal and South Carolina income tax purposes. Specifically, under the “deemed purchase” method of Section 1032 of the Internal Revenue Code, Oconee Federal Savings and Loan Association will cause Oconee Federal Financial Corp. to issue shares to the charitable foundation on Oconee Federal Savings and Loan Association’s behalf, in satisfaction of Oconee Federal Savings and Loan Association’s promised contribution to the charitable foundation. Oconee Federal Savings and Loan Association will make the cash portion of the contribution using a portion of the proceeds of the offering.

The new charitable foundation will be governed by a board of directors, initially consisting of Curtis T. Evatt, our Executive Vice President and Chief Financial Officer, Robert N. McLellan, Jr., one of our current non-employee directors and Douglas W. Brune, a civic leader with charitable experience in our community. None of these individuals will receive compensation for their service as a director of the charitable foundation. In addition, some of our employees will serve as executive officers of the charitable foundation. None of these individuals will receive compensation for their service as an executive officer of the charitable foundation.

The new charitable foundation will be dedicated to supporting charitable causes and community development activities in the communities in which we operate or may operate. In addition to traditional community contributions and community reinvestment initiatives, the charitable foundation is expected to emphasize grants or donations to support housing assistance, local education and other types of organizations or civic-minded projects.

Issuing shares of common stock to the charitable foundation will:

•	dilute the voting interests of purchasers of shares of our common stock in the offering; and

•

result in an expense, and a reduction in our earnings during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit.

The establishment and funding of the charitable foundation has been approved by our board of directors, and must be approved by the members of Oconee Federal Savings and Loan Association at the special meeting of members. If members of Oconee Federal Savings and Loan Association do not approve the establishment and funding of the charitable foundation, we will proceed with the reorganization and offering and subscribers for common stock will not be resolicited (unless required by the Office of Thrift Supervision). Without the charitable foundation, McAuliffe Financial, LLC estimates that our pro forma valuation would be greater and, as a result, a greater number of shares or common stock would be issued in the offering. Specifically, the number of outstanding shares of common stock would increase to 1,427,600 shares from 1,346,000 at the minimum of the offering range, to 1,680,000 shares from 1,584,000 shares at the midpoint of the offering range, to 1,932,000 shares from 1,821,600 shares at the maximum of the offering range and to 2,221,800 shares from 2,094,840 shares at the adjusted maximum of the offering range. Without the charitable foundation, the percentage of the outstanding shares to be owned by public stockholders would increase to 35%. The percentage of the outstanding shares to be owned by Oconee Federal, MHC would be unchanged at 65%.

McAuliffe Financial, LLC will update its appraisal of our pro forma market value at the conclusion of the offering. The pro forma market value reflected in that updated appraisal will be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions, as well as whether the charitable foundation is formed and funded with shares of our common stock.

See “Risk Factors—The Contribution of Shares to the Charitable Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income in 2011,” “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation” and “Oconee Federal Charitable Foundation.”

How You May Pay for Your Shares

In the subscription offering and the community offering you may pay for your shares only by:

•	personal check, bank check or money order payable to Oconee Federal Financial Corp. (cash and third party checks will not be accepted); or

•

authorizing us to withdraw money (without any early withdrawal penalty) from your deposit account(s) maintained with Oconee Federal Savings and Loan Association, other than checking accounts or individual retirement accounts (IRAs).

If you wish to use your Oconee Federal Savings and Loan Association individual retirement account to pay for your shares, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Oconee Federal Savings and Loan Association. The transfer of such funds to a new trustee requires considerable additional time, so please contact the Stock Information Center immediately or your order may not be processed in time to purchase common stock in the offering. The Stock Information Center may be reached by calling                 , Monday through Friday between 9:00 a.m. and 4:00 p.m., Eastern Time. Also, please be aware that Oconee Federal Savings and Loan Association is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering.

You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, before the expiration date of the subscription offering. You may submit your order form in one of three ways: by mail, using the reply envelope provided; by overnight courier to the address indicated on the order form; or by bringing your stock order form and payment to one of our offices or our stock information center. Once submitted, your order is irrevocable We are not required to accept copies or facsimiles of order forms. Funds received prior to the completion of the offering will be held in a segregated account at Oconee Federal Savings and Loan Association or, in our discretion, at another federally insured depository institution. Subscription funds will bear interest at our passbook savings rate, which is currently 0.50% per annum. If the offering is terminated, we will promptly return your subscription funds with interest.

Withdrawals from certificates of deposit at Oconee Federal Savings and Loan Association for the purpose of purchasing common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Oconee Federal Savings and Loan Association must be in the deposit accounts at the time the stock order form is received. However, funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable deposit account rate until the completion of the offering. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you. After we receive an order, the order cannot be revoked or changed, except with our consent. In addition, we are not required to accept copies or facsimiles of order forms.

You May Not Sell or Transfer Your Subscription Rights

Office of Thrift Supervision regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the shares of common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe has sold or given away his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. When completing your stock order and certification form, you should not add the name(s) of persons who do not have subscription rights or who qualify in a lower subscription priority than you do. In addition, the stock order and certification form requires that you list all deposit or loan accounts, giving all names on each account and the account number at the applicable eligibility record date. Your failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription. Eligible depositors or borrowers who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Deadline for Orders of Common Stock

If you wish to purchase shares of common stock, we must receive your properly completed stock order form, together with payment for the shares, no later than 4:00 p.m., Eastern Time, on [Offering expiration date] unless we extend this deadline. We may extend the [Offering expiration date] expiration date, without notice to you until [Extended offering expiration date]. If the offering is extended beyond [Extended offering expiration date], we will be required to resolicit subscriptions before proceeding with the offering. In such case, you will have the right to confirm, modify or rescind your stock order. If we do not receive a response to any resolicitation from you, your stock order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be cancelled. You may submit your stock order form by mail using the return envelope provided, by overnight courier to the indicated address on the stock order form, or by bringing your stock order form and payment to one of our offices or our stock information center. Once submitted, your stock order is irrevocable unless the offering is terminated or extended beyond [Extended offering expiration date].

Once Submitted, Your Purchase Order May Not Be Revoked Unless the Offering is Terminated or Extended Beyond [Extended offering expiration date].

Funds that you use to purchase shares of our common stock in the offering will be held in an interest bearing account until the termination or completion of the offering, including any extension of the expiration date. The Office of Thrift Supervision approved the reorganization on                     , 2010; however, because completion of the reorganization and offering will be subject to an update of the independent appraisal, among other factors, there may be one or more delays in the completion of the reorganization. Any orders that you submit to purchase shares of our common stock in the offering are irrevocable, and you will not have access to subscription funds unless the offering is terminated, or extended beyond [Extended offering expiration date].

Termination of the Offering

The subscription offering will terminate at 4:00 p.m., Eastern Time, on [Offering expiration date]. We expect that the community offering, if one is conducted, would terminate at the same time. We may extend this expiration date without notice to you until [Extended offering expiration date], or such later date as the Office of Thrift Supervision may approve. If the subscription offering and/or community offerings extend beyond [Extended offering expiration date], we will be required to resolicit subscriptions before proceeding with the offering. In such event, all subscribers will be afforded the opportunity to increase, decrease or cancel their subscription. If you choose not to subscribe for the common stock or do not respond to the resolicitation notice, your funds will be promptly returned to you with interest. All further extensions, in the aggregate, may not last beyond [extended closing date], which is two years after the special meeting of members of Oconee Federal Savings and Loan Association to be held on                  to vote on the plan of reorganization.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 1,346,400 shares of common stock, we may take several steps in order to sell the minimum number of shares of common stock in the offering range. Specifically, we may (a) increase the purchase limitations, (b) seek regulatory approval to extend the offering beyond the [Extended offering expiration date] expiration date, and/or (c) reduce the valuation and offering range, provided that any such extension or reduction will require us to resolicit subscriptions received in the offering and provide subscribers with the opportunity to increase, decrease or cancel their subscriptions. If a subscriber determines to cancel his or her subscription or does not respond to the resolicitation notice, his or her subscription funds will be refunded with interest.

Market for the Common Stock

We anticipate that the common stock sold in the offering will be listed and traded on The Nasdaq Capital Market. An active market may not develop in our common stock.

Cash Dividends

We currently intend to declare and pay a quarterly cash dividend on the common stock equal to $0.10 per share following our board of directors’ review of our financial condition and results of operations for the first full or partial quarter following the completion of the offering. This dividend represents a 4.0% annual yield assuming a share price of $10.00. The dividend rate and the continued payment of dividends will depend upon our board of directors’ consideration of a number of factors, including the amount of net proceeds retained by us in the offering, investment opportunities available to us, capital requirements, our financial condition and results of operations, the Office of Thrift Supervision’s and Federal Reserve Board’s policies regarding dividend waivers by mutual holding companies, and, to a lesser extent, statutory and regulatory limitations affecting dividends and dividend waivers by mutual holding companies, tax considerations, and general economic conditions. There can be no assurance that our quarterly cash dividend will not be reduced or eliminated in future periods. See “Our Dividend Policy” for more information regarding our dividend policy.

How We Intend to Use the Proceeds from the Offering

Assuming we sell 1,821,600 shares of common stock in the offering, and we have net proceeds of $17.15 million, we intend to distribute the net proceeds as follows:

•	$8.57 million (50.0% of the net proceeds) will be contributed to Oconee Federal Savings and Loan Association;

•

$6.36 million (37.1% of the net proceeds) will be retained by us after we make a loan of $2.16 million to our employee stock ownership plan to fund its purchase of an amount of the common stock equal to up to 3.92% of our outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation); and

•	as a part of our formation of a mutual holding company, $50,000 (0.29% of the net proceeds) will be contributed to Oconee Federal, MHC.

We may use the net proceeds of the offering to invest in securities, to finance the possible acquisition of other financial institutions or financial service businesses, to pay dividends or for other general corporate purposes, including repurchasing shares of our common stock. Oconee Federal Savings and Loan Association intends to partially fund Oconee Federal Charitable Foundation with a cash contribution of $1,684,000, $1,540,000 or $1,396,000, respectively, at the minimum, midpoint and maximum of the offering range, and may use the proceeds it receives to make loans, to purchase securities, to expand its banking franchise internally or through acquisitions, and for general corporate purposes. See “How We Intend to Use the Proceeds from the Offering.” Neither Oconee Federal Savings and Loan Association nor Oconee Federal Financial Corp. has any plans or agreements for any specific acquisition transactions at this time.

Our Officers, Directors and Employees Will Receive Additional Benefits and Compensation After the Reorganization and Offering

We intend to establish an employee stock ownership plan and implement a stock-based incentive plan that will provide for grants of stock options and restricted stock.

Employee Stock Ownership Plan. The board of directors of Oconee Federal Savings and Loan Association has adopted an employee stock ownership plan, which will award shares of our common stock to eligible employees primarily based on their compensation. Our board of directors will, at the completion of the offering, ratify the loan to the employee stock ownership plan and the issuance of the common stock to the employee stock ownership plan. It is expected that our employee stock ownership plan will purchase an amount of shares equal to 3.92% of our outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation). In recognition of the possible expenses of the employee stock ownership plan, we adopted the Oconee Savings and Loan Association 401(k) Profit Sharing Plan, which supersedes and is expected to have a lower overall cost than the Oconee Savings and Loan Association Profit Sharing Plan would have had if it remained in force.

Stock-Based Incentive Plan. In addition to shares purchased by the employee stock ownership plan, we intend to adopt a stock-based incentive plan designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in Oconee Federal Financial Corp. as an incentive to contribute to our success and reward key employees for outstanding performance. The number of options granted and restricted shares awarded under the stock-based incentive plan may not exceed 4.90% and 1.96%, respectively, of our total outstanding shares, including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation, provided that if Oconee Federal Savings and

Loan Association’s tangible capital at the time of adoption of the stock-based incentive plan is less than 10% of its assets then the amount of options and restricted shares may not exceed 1.47% of our outstanding shares. The number of options granted or restricted shares awarded under the stock-based incentive plan, when aggregated with any subsequently adopted stock-based benefit plans (exclusive of any shares held by any employee stock ownership plan), may not exceed 25% of the number of shares of common stock held by persons other than Oconee Federal, MHC. Under applicable regulations, the exercise price of options granted within one year of the completion of the offering must be equal to the then fair market value of the common stock on the date the options are granted.

The stock-based incentive plan will not be established sooner than six months after the offering and would require the approval of a majority of the outstanding shares of Oconee Federal Financial Corp. eligible to be cast, as well as by a majority of the votes cast by stockholders other than Oconee Federal, MHC.

Under applicable regulations, unless we obtain a waiver from the Office of Thrift Supervision (or we adopt our stock-based incentive plan more than one year following the completion of the offering) the following additional restrictions would apply to our stock-based incentive plan:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted awards authorized under the plan;

•	no non-employee director may receive more than 5% of the options and restricted awards authorized under the plan;

•	no officer or employee may receive more than 25% of the options and restricted awards authorized under the plan;

•	options and restricted awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Oconee Federal Savings and Loan Association or Oconee Federal Financial Corp.

These restrictions do not apply to plans adopted after one year following the completion of the offering.

We have not yet determined whether we will present the stock-based incentive plan for stockholder approval within one year following the completion of the offering or whether we will present this plan for stockholder approval more than one year after the completion of the offering. In the event the Office of Thrift Supervision changes its regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

Incentive Plan Expenses. The implementation of an employee stock ownership plan and a stock-based incentive plan will increase our future compensation costs, thereby reducing our earnings. For instance, we will be required to recognize an expense each year under our employee stock ownership plan equal to the fair market value of the shares committed to be released for that year to the participating employees. Similarly, if we issue restricted stock awards under a stock-based incentive plan, we would be required to recognize an expense based on the fair market value of the shares on the grant date as they vest. Finally, if we issue stock options, we would be required to recognize expense based on the estimated value of such options on the grant date, as they vest. See “Risk Factors—Risks Related to this Offering—Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income” and “Management—Future Stock Benefit Plans.”

Benefits to Management. The following table summarizes the stock benefits that our officers, directors and employees may receive following the reorganization and offering, at the maximum of the offering range and assuming that our employee stock ownership plan purchases 3.92% of our outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation) and that we implement a stock-based incentive plan granting options to purchase 4.90% of the total shares of common stock of Oconee Federal Financial Corp. issued in the offering (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation) and awarding restricted shares of common stock equal to 1.96% of the total shares of common stock of Oconee Federal Financial Corp. issued in the offering (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation).

Plan	Individuals Eligible to Receive Awards	% of Outstanding Shares	Value of Benefits Based on Maximum of Offering Range
Employee stock ownership plan	All employees	3.92%	$2,163,840
Stock awards	Directors, officers and employees	1.96%	1,081,920
Stock options	Directors, officers and employees	4.90%	300,233	(1)

Total			$3,545,993

(1)

The fair value of stock options has been estimated at $1.11 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 4.0%; expected option life of 7 years; risk free interest rate of 2.47%; and a volatility rate of 21.3% based on an index of publicly traded mutual holding company institutions.

The value of the restricted shares of common stock issued under the stock-based incentive plan will be based on the fair market value of Oconee Federal Financial Corp.’s common stock at the time those restricted shares are awarded, which, subject to stockholder approval, cannot occur until at least six months after the offering. The following table presents the total value of all restricted shares to be available for award and issuance under the stock-based incentive plan, assuming the restricted shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $14.00 per share. The value of restricted shares to be granted under the stock-based incentive plan ranges from $639,744 to $1,741,891, depending on the number of restricted shares awarded and the assumed market price on the date the restricted shares are granted.

Share Price	79,968 Shares Awarded at Minimum of Offering Range	94,080 Shares Awarded at Midpoint of Offering Range	108,192 Shares Awarded at Maximum of Offering Range	124,421 Shares Awarded at Adjusted Maximum of Offering Range
$8.00	$639,744	$752,640	$865,536	$995,366
$10.00	$799,680	$940,800	$1,081,920	$1,244,208
$12.00	$959,616	$1,128,960	$1,298,304	$1,493,050
$14.00	$1,119,552	$1,317,120	$1,514,688	$1,741,891

The grant-date fair value of the options granted under the stock-based incentive plan will be based in part on the price of Oconee Federal Financial Corp.’s common stock at the time the options are granted, which, subject to stockholder approval, cannot occur until at least six months after the offering. The value will also depend on the various assumptions utilized in estimating the value using the Black-Scholes option pricing model. The following table presents the total estimated value of the options to be available for grant under the stock-based incentive plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The grant-date fair value of the options granted under the stock option plan ranges from $177,929 to $482,131, depending on the number of options granted and the assumed market price on the date the options are granted.

Market/Exercise Price	Grant-Date Fair Value Per Option	199,920 Options at Minimum of Offering Range	235,200 Options at Midpoint of Offering Range	270,480 Options at Maximum of Offering Range	311,052 Options at Adjusted Maximum of Offering Range
$8.00	$0.89	$177,929	$209,328	$240,727	$276,836
$10.00	$1.11	$221,911	$261,072	$300,233	$345,268
$12.00	$1.33	$265,894	$312,816	$359,738	$413,699
$14.00	$1.55	$309,876	$364,560	$419,244	$482,131

Restrictions on the Acquisition of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association

Federal regulations, as well as provisions contained in the charter and bylaws of Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp., restrict the ability of any person, firm or entity to acquire Oconee Federal Financial Corp., Oconee Federal Savings and Loan Association, or their respective capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Office of Thrift Supervision before acquiring in excess of 10% of the voting stock of Oconee Federal Financial Corp. or Oconee Federal Savings and Loan Association, as well as a provision in Oconee Federal Financial Corp.’s and Oconee Federal Savings and Loan Association’s charter that provides that for a period of five years from the closing of the offering, no person, other than

Oconee Federal, MHC, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Oconee Federal Financial Corp. or Oconee Federal Savings and Loan Association held by persons other than Oconee Federal, MHC, and that any shares acquired in excess of this limit would not be entitled to be voted and would not be counted as voting stock in connection with any matters submitted to the stockholders for a vote.

Because a majority of the shares of outstanding common stock of Oconee Federal Financial Corp. must be owned by Oconee Federal, MHC, any acquisition of Oconee Federal Financial Corp. must be approved by Oconee Federal, MHC. Furthermore, Oconee Federal, MHC would not be required to pursue or approve a sale of Oconee Federal Financial Corp. even if such sale were favored by a majority of Oconee Federal Financial Corp.’s public stockholders. Finally, although a mutual holding company may be acquired by a mutual institution or another mutual holding company in a remutualization transaction, current Office of Thrift Supervision policy makes such transactions unlikely because of the special regulatory scrutiny given to the structure and pricing of such transactions. Specifically, current Office of Thrift Supervision policy views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity, and raising issues concerning the effect on the mutual members of the acquiring entity. As a result, a remutualization transaction for Oconee Federal Financial Corp. is unlikely unless the applicant can clearly demonstrate that the Office of Thrift Supervision’s concerns are not warranted in the particular case.

Proposed Stock Purchases by Management

Oconee Federal Financial Corp.’s directors and executive officers and their associates are expected to purchase, for investment purposes, approximately              shares of common stock in the offering, which represents         %,         %,         % and         % of the shares sold to the public and         %,         %,         % and         % of the total shares to be outstanding after the offering (including shares owned by Oconee Federal, MHC) at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range, respectively. Like all of our eligible depositor and borrower purchasers, our directors and executive officers and their associates have subscription rights based on their deposits or borrowings and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of reorganization. Oconee Federal, MHC and Oconee Federal Financial Corp.’s directors and executive officers and their associates are expected to own an aggregate of             ,             ,              and              shares at the minimum, midpoint, maximum and maximum, as adjusted, of the offering range, respectively, or         %,         %,         % and         % of the total shares to be outstanding after the offering.

The plan of reorganization provides that the aggregate amount of shares acquired in the offering by our directors and executive officers (and their associates) may not exceed 29% of the outstanding shares held by persons other than Oconee Federal, MHC, except with the approval of the Office of Thrift Supervision. We may seek approval from the Office of Thrift Supervision to allow purchases by our directors and executive officers (and their associates) to exceed the 29% limit to the extent needed to enable us to sell the minimum number of shares of common stock in the offering range.

Directors and executive officers will pay the same $10.00 per share price paid by all other persons who purchase shares in the offering. These shares will be counted in determining whether the minimum of the offering range is reached.

Conditions to Completing the Reorganization and Offering

We cannot complete the reorganization and offering unless:

•	we sell at least 1,346,400 shares, the minimum of the offering range;

•	the members of Oconee Federal Savings and Loan Association vote to approve the reorganization and offering; and

•	we receive final approval from the Office of Thrift Supervision to complete the reorganization and offering.

Office of Thrift Supervision approval does not constitute a recommendation or endorsement of an investment in our stock by the Office of Thrift Supervision.

Subject to member approval at the special meeting of members, we intend to establish and fund the charitable foundation in connection with the offering. However, member approval of the charitable foundation is not a condition to the completion of the reorganization and offering.

Possible Conversion of Oconee Federal, MHC to Stock Form

In the future, Oconee Federal, MHC may convert from the mutual to capital stock form, in a transaction commonly referred to as a “second-step conversion.” In a second-step conversion, members of Oconee Federal, MHC would have subscription rights to purchase common stock of Oconee Federal Financial Corp. or its successor, and the public stockholders of Oconee Federal Financial Corp. would be entitled to exchange their shares of common stock for an equal percentage of shares of the converted Oconee Federal, MHC. This percentage may be adjusted to reflect any assets owned by Oconee Federal, MHC.

Our board of directors has no current plans to undertake a second-step conversion transaction. Any second-step conversion transaction would require the approval of holders of a majority of the outstanding shares of Oconee Federal Financial Corp. common stock (excluding shares held by Oconee Federal, MHC) and the approval of the depositor and borrower members of Oconee Federal, MHC.

Delivery of Prospectus

To ensure that each person receives a prospectus at least 48 hours before the deadline for orders for common stock, we may not mail prospectuses any later than five days prior to such date or hand-deliver prospectuses later than two days prior to that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or order form by means other than U.S. mail.

We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights will expire at 4:00 p.m., Eastern time, on [Offering expiration date], by Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp., whether or not we have been able to locate each person entitled to subscription rights.

Delivery of Stock Certificates

Certificates representing shares of common stock issued in the offering will be mailed to purchasers at the address provided on the order form as soon as practicable following completion of the offering and receipt of all necessary regulatory approvals. It is possible that, until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock has already begun trading.

How You May Obtain Additional Information Regarding the Reorganization and Offering

If you have any questions regarding the reorganization and offering, please call the Stock Information Center at                 , Monday through Friday between 9:00 a.m. and 4:00 p.m., Eastern Time.

RISK FACTORS

You should consider carefully the following risk factors, in addition to all other information in this prospectus, in evaluating an investment in our common stock.

Risks Related to Our Business

The United States Economy Remains Weak and Unemployment Levels Are High. A Prolonged Economic Downturn, Especially One Affecting Our Geographic Market Area, Would Likely Materially Affect Our Business and Financial Results.

Loan portfolio quality has deteriorated at many financial institutions reflecting, in part, the weak U.S. economy and high unemployment. In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline. The continuing weakness in real estate markets also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans. This has had an adverse impact on real estate values in our market area and on our activities, and has contributed to an increase in our level of non-performing assets, charge-offs and allowance for loan losses during 2010. If adverse economic conditions persist or become worse, we will likely experience a material adverse impact on our asset quality and operating results. No assurance can be given that these conditions will improve or will not worsen in the near term. If these conditions do not improve or worsen, they could adversely affect our results of operations.

Future Changes in Interest Rates Could Reduce Our Profits

Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

•	the interest income we earn on our interest-earning assets, such as loans and securities; and

•	the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings.

The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility, because market interest rates change over time. In a period of rising interest rates, the interest income earned on our assets may not increase as rapidly as the interest paid on our liabilities. In a period of declining interest rates, the interest income earned on our assets may decrease more rapidly than the interest paid on our liabilities as borrowers prepay mortgage loans, and mortgage-backed securities and are prepaid thereby requiring us to reinvest those cash flows at lower interest rates. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oconee Federal Savings and Loan Association — Management of Market Risk.”

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A reduction in interest rates results in increased prepayments of loans and mortgage-backed securities, as borrowers refinance their debt in order to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans.

We evaluate interest rate sensitivity using an Office of Thrift Supervision model that estimates the change in Oconee Federal Savings and Loan Association’s net portfolio value over a range of interest rate scenarios. Net portfolio value is the discounted present value of expected cash flows provided by assets, liabilities and off-balance sheet contracts. At June 30, 2010, in the event of an immediate 200 basis point increase in interest rates, the Office of Thrift Supervision model projects that we would experience a $58.0 million, or 24%, decrease in our net portfolio value. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oconee Federal Savings and Loan Association—Management of Market Risk.”

We Have a High Concentration of Loans Secured by Real Estate in Our Market Area

At June 30, 2010, $265.9 million, or 99.6% of our loan portfolio, consisted of loans secured by real estate, virtually all of which is located in Oconee County, South Carolina and communities and townships in adjacent counties in South Carolina. We have relatively few loans outside our market area, and as a result, we have a greater risk of loan defaults and losses in the event of a further economic downturn in our market area as adverse economic changes may have a negative effect on the ability of our borrowers to make timely repayment of their loans. As of June 30, 2010, the unemployment rate in Oconee County, South Carolina was 11.5%, compared to the unemployment rate in the State of South Carolina of 10.7% and the national rate of 9.5%. Further declines in local property values could also adversely affect the value of property used as collateral on our loans. If we are required to liquidate a significant amount of collateral during a period of reduced real estate values to satisfy the debt, our financial condition and results of operations could be adversely affected.

If Our Allowance for Loan Losses Is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans (including the underlying cash flow and collateral, if any) and our loss and delinquency experience, and we evaluate economic conditions, which may be difficult to assess. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. Our allowance for loan losses was 0.33% of total loans and 22.32% of non-performing loans at June 30, 2010. Material additions to our allowance could materially decrease our net income.

In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our financial condition and results of operations.

Higher FDIC Insurance Premiums and Special Assessments Will Adversely Affect Our Earnings.

As part of a plan to restore the reserve ratio of the Deposit Insurance Fund, the Federal Deposit Insurance Corporation, or FDIC, imposed a special assessment equal to five basis points of assets less Tier 1 capital as of June 30, 2009, which was payable on September 30, 2009. We recorded an expense of $127,260 during the quarter ended June 30, 2009, to reflect the special assessment. The FDIC has also increased its maximum quarterly assessment rates and changed the method by which rates are calculated. Quarterly assessments paid by Oconee Federal Savings and Loan Association for the year ended June 30, 2010 equaled $329,734, compared to $166,980 for the year ended June 30, 2009. The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, broadens the base for FDIC insurance assessments. Assessments will now be based on the average consolidated total assets less tangible equity capital of a financial institution. Any further special assessments or increases to quarterly assessment rates will adversely affect our earnings. Moreover, under the Dodd-Frank Act, the minimum statutory reserve ratio for the FDIC’s Deposit Insurance Fund will increase from 1.15% to 1.35% of insurable deposits by September 30, 2020, although banks with assets under $10 billion are exempt from any FDIC assessments necessary to increase the Deposit Insurance Fund above 1.15%. There can be no assurance that the FDIC will not impose additional special assessments, or increase the deposit premiums applicable to us, in the future.

The Recently Enacted Financial Reform Legislation May Have an Adverse Effect on the Amount of Dividends We Can Pay, Which Could Adversely Affect the Value of Our Common Stock.

The value of our common stock will be significantly affected by our ability to pay dividends to our public shareholders. Our ability to pay dividends and the amount of such dividends is affected by the ability of Oconee Federal, MHC, our mutual holding company, to waive the receipt of dividends declared by Oconee Federal Financial Corp. If Oconee Federal, MHC is permitted to waive its right to receive dividends on its shares of Oconee Federal Financial Corp., then Oconee Federal Financial Corp. would have more cash available to pay dividends to our public stockholders.

The Dodd-Frank Act provides that, after the regulation of savings and loan holding companies is transferred to the Federal Reserve Board, which is expected to occur in approximately one year, a mutual holding company will be required to give the Federal Reserve Board notice before waiving the receipt of dividends, and sets forth the standards for granting a waiver, including a requirement that waived dividends be considered in determining an appropriate exchange ratio in the event of a conversion of the mutual holding company to stock form. The Federal Reserve Board historically has generally not allowed mutual holding companies to waive the receipt of dividends, and there can be no assurance that the Federal Reserve Board will permit dividend waivers by mutual holding companies such as Oconee Federal, MHC.

Government Responses to Economic Conditions May Adversely Affect Our Operations, Financial Condition and Earnings.

The Dodd-Frank Act, among other things, will change the bank regulatory framework, create an independent consumer protection bureau that will assume the consumer protection responsibilities of the various federal banking agencies, and establish more stringent capital standards for banks and bank holding companies. The legislation will also result in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies. Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations. Ongoing uncertainty and adverse developments in the financial services industry and the domestic and international credit markets, and the effect of new legislation and regulatory actions in response to these conditions, may adversely affect our operations by restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans. These measures are likely to increase our costs of doing business and may have a significant adverse effect on our lending activities, financial performance and operating flexibility. In addition, these risks could affect the performance and value of our loan and investment securities portfolios, which also would negatively affect our financial performance.

Furthermore, the Federal Reserve Board, in an attempt to help the overall economy, has, among other things, kept interest rates low through its targeted federal funds rate and the purchase of mortgage-backed securities. If the Federal Reserve Board increases the federal funds rate, overall interest rates will likely rise, which may negatively affect the housing markets and the U.S. economic recovery. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Financial Reform Legislation Recently Enacted by Congress Will, Among Other Things, Eliminate the Office of Thrift Supervision, Tighten Capital Standards, Create a New Consumer Financial Protection Bureau and Result in New Laws and Regulations That Are Expected to Increase Our Costs of Operations.

The Dodd-Frank Act will significantly change the current bank regulatory structure and affect the lending, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act will eliminate our current primary federal regulator, the Office of Thrift Supervision, and require Oconee Federal Savings and Loan Association to be regulated by the Office of the Comptroller of the Currency (the primary federal regulator for national banks). The Dodd-Frank Act also authorizes the Federal Reserve Board to supervise and regulate all savings and loan holding companies, including mutual holding companies, like Oconee Federal Financial Corp. and Oconee Federal, MHC, in addition to bank holding companies that it currently regulates. As a result, the Federal Reserve Board’s current regulations applicable to bank holding companies, including holding company capital requirements, will apply to savings and loan holding companies like Oconee Federal Financial Corp. and Oconee Federal, MHC. These capital requirements are substantially similar to the capital requirements currently applicable to Oconee Federal Savings and Loan Association, as described in “Supervision and Regulation—Federal Banking Regulation—Capital

Requirements.” The Dodd-Frank Act also requires the Federal Reserve Board to set minimum capital levels for bank holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. Bank holding companies with assets of less than $500 million are exempt from these capital requirements. The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also creates a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Oconee Federal Savings and Loan Association, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets will be examined by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.

Lastly, the Dodd-Frank Act will increase stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and by authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate their own candidates using a company’s proxy materials. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not. It is difficult to predict at this time what impact the new legislation and implementing regulations will have on community banks, including the lending and credit practices of such banks. Moreover, many of the provisions of the Dodd-Frank Act will not take effect for at least a year, and the legislation requires various federal agencies to promulgate numerous and extensive implementing regulations over the next several years. Although the substance and scope of these regulations cannot be determined at this time, it is expected that the legislation and implementing regulations, particularly those provisions relating to the new Consumer Financial Protection Bureau and mutual holding company dividend waivers, will increase our operating and compliance costs and restrict our ability to pay dividends.

Strong Competition Within Our Market Area May Limit Our Growth and Profitability.

Competition in the banking and financial services industry, and more specifically in the Seneca area, is intense. In our market area and the Seneca area generally, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than we have and offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market area. The greater resources and broader range of deposit and loan products offered by our competition may limit our ability to increase our interest-earning assets and profitability. We expect competition to remain intense in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Competition for deposits and the origination of loans could limit our ability to successfully implement our business plan, and could adversely affect our results of operations in the future. For additional information see “Business of Oconee Federal Savings and Loan Association—Competition.”

Future Changes in the Level of Support that the Government Provides Housing Finance Could Adversely Impact Our Financial Condition and Operating Results.

On August 17, 2010, the Department of the Treasury, Department of Housing and Urban Development and the White House opened the Conference on the Future of Housing Finance, or the Conference, with the stated purpose of determining what role the government should play in the housing market. The Conference acknowledged that the government’s involvement in the housing market needs to be reduced from its current position, where the Federal Housing Administration and the government sponsored enterprises collectively guarantee over 90% of all residential mortgages.

Because we focus on residential mortgage lending, we may be adversely affected by any changes that arise, either directly or indirectly, from changes in the government’s role in the housing finance system. Such changes include a decreased governmental role in housing finance that might result in reduced demand for housing, which could lower home values in our market area; changes in tax policy, which might make home ownership less attractive as an investment; and changes to the structure of the housing finance system, which might give a competitive advantage to other types of financial institutions.

While it is impossible to predict changes to the housing finance system at this time, and how any such changes might impact us, any change that adversely affects the competitive position of the operations of a traditional thrift will likely also have a material adverse impact on our financial condition and operating results. Any such change may also reduce the value of your shares of common stock.

We Will Need to Implement Additional Finance and Accounting Systems, Procedures and Controls in Order to Satisfy Our New Public Company Reporting Requirements. This Will Increase Our Operating Expenses.

In connection with the offering, we are becoming a public company. The federal securities laws and regulations of the Securities and Exchange Commission require that we file annual, quarterly and current reports and that we maintain effective disclosure controls and procedures and internal control over financial reporting. We expect that the obligations of being a public company, including substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. These obligations will increase our operating expenses and could divert our management’s attention from our operations. Compliance with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission will require us to certify the adequacy of our internal controls and procedures, which will require us to upgrade our accounting systems, which will increase our operating costs. In addition, such requirements may cause us to hire additional accounting, internal audit and/or compliance personnel.

Our Business Is Continually Subject to Technological Change, and We May Have Fewer Resources Than Our Competitors to Continue to Invest in Technological Improvements.

The banking and financial services industry continually undergoes technological changes, with frequent introductions of new technology-driven products and services. In addition to enhancing customer service, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, upon our ability to address the needs of our customers by using technology to provide products and services that provide customer convenience, as well as create additional efficiencies in our operations. Many of our competitors have greater resources to invest in technological improvements than we do. We may not effectively implement new technology-driven products and services or do so as quickly, which could reduce our ability to effectively compete, and could adversely affect earnings.

We Operate in a Highly Regulated Environment and May Be Adversely Affected by Changes in Laws and Regulations.

We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our chartering authority, and by the FDIC, as insurer of deposits. Such regulation and supervision govern the activities in which a financial institution and its holding company may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, may have a material impact on our operations. See “—The Recently Enacted Financial Reform Legislation May Have an Adverse Effect On the Amount of Dividends We Can Pay, which Could Adversely Affect the Value of our Common Stock” and “—Financial Reform Legislation Recently Enacted by Congress Will, Among Other Things, Eliminate the Office of Thrift Supervision, Tighten Capital Standards, Create a New Consumer Financial Protection Bureau and Result in New Laws and Regulations That Are Expected to Increase our Costs of Operations.”

We Rely on Our Management Team for the Successful Implementation of Our Business Strategy.

The future success of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association will be largely due to the efforts of our senior management team consisting of T. Rhett Evatt, President and Chief Executive Officer, and Curtis T. Evatt, Executive Vice

President and Chief Financial Officer. Because we are a relatively small community savings and loan association, our senior management team has more responsibility than would be typical at a larger institution with more employees, and we have fewer management-level personnel who are in a position to assume the responsibilities of our senior management team. Accordingly, the loss of services of either of these individuals may have a material adverse effect on our ability to implement our business plan.

Risks Related to this Offering

The Future Price of the Shares of Common Stock May Be Less Than the Purchase Price in the Offering.

If you purchase shares of common stock in the offering, you may not be able to sell them at or above the purchase price in the offering. The purchase price in the offering is determined by an independent, third-party appraisal, pursuant to federal banking regulations and subject to review and approval by the Office of Thrift Supervision. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. Our aggregate pro forma market value as reflected in the final, approved independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. In recent transactions, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the price at which the shares were sold in the offerings conducted by those companies. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors that are not directly related to our operating performance or asset quality, including prevailing interest rates, the overall performance of the economy, investor perceptions of Oconee Federal Financial Corp., the current market conditions for financial institutions generally, investor perception of the health of the financial industry and investor assessment of credit quality conditions, including default and foreclosure rates, and general industry, geopolitical and economic conditions.

There Will be a Limited Trading Market in Our Common Stock, Which Will Hinder Your Ability to Sell Our Common Stock and May Lower the Market Price of the Stock.

Oconee Federal Financial Corp. has never issued stock and, therefore, there is no current trading market for the shares of common stock. Moreover, our public “float,” which is the total number of our outstanding shares less the shares held by Oconee Federal, MHC, our employee stock ownership plan and our directors and senior officers and is used as a measurement of shares available for trading, will likely be quite limited. We estimate that our public float, as so defined, will range from 1,068,064 shares at the minimum of the offering range to 1,515,616 shares at the maximum of the offering range. The limited public float will likely result in the spread between the “bid” and “ask” prices for the stock being significantly wider than that of many other public companies. This wide spread could make it more difficult to sell a large number of shares at one time and could mean a sale of a large number of shares at one time could depress the market price.

Although we expect that our common stock will trade on The Nasdaq Capital Market, an active and liquid trading market in shares of our common stock may not develop. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop or sell them at a price equal to or above the initial purchase price of $10.00 per share even if a liquid trading market develops. This limited trading market for our common stock may reduce the market value of the common stock and make it difficult to buy or sell our shares on short notice. For additional information see “Market for the Common Stock.”

The Capital We Raise in the Offering Will Reduce Our Return on Equity, Which Could Negatively Affect the Trading Price of Our Common Stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. For the year ended June 30, 2010, our return on average equity was 4.40%. Following the offering, we expect our consolidated equity to increase from $59.7 million to between $68.9 million at the minimum of the offering range and $75.4 million at the adjusted maximum of the offering range. Based upon our earnings for the year ended June 30, 2010, and these pro forma equity levels, our pro forma return on equity would be 3.53% and 3.12% at the minimum and adjusted maximum of the offering range, respectively. We expect our return on equity to remain lower until we are able to leverage the additional capital we receive from the offering. Although we will be able to increase net interest income using proceeds of the offering, our return on equity will be reduced by the capital raised in the offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt. Until we can increase our net interest income and non-interest income, we expect our return on equity to remain lower, which may reduce the value of your shares of common stock.

The Contribution of Shares to the Charitable Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income.

Subject to member approval at the special meeting of members, Oconee Federal Savings and Loan Association intends to establish a charitable foundation in connection with the offering. Oconee Federal Savings and Loan Association will make a contribution to the charitable foundation in the form of 2% of the outstanding shares of Oconee Federal Financial Corp. common stock and an amount of cash such that the total contribution of cash and shares of common stock will equal $2.5 million. The aggregate contribution will have an adverse effect on our net income for the quarter and year in which we make the contribution to the charitable foundation. The after-tax expense of the contribution will reduce net income in fiscal year 2011 by approximately $1.55 million. We had net income of $2.6 million for the year ended June 30, 2010. Because Oconee Federal, MHC will hold 65% of our outstanding shares, persons purchasing shares in the offering will have their ownership and voting interests in Oconee Federal Financial Corp. diluted by 5.7% due to the issuance of shares of common stock to the charitable foundation.

The Contribution to the Charitable Foundation May Not Be Tax Deductible, Which Could Reduce Our Profits.

We believe that the contribution to Oconee Federal Charitable Foundation will be deductible for federal and state income tax purposes. However, we cannot assure you that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. The value of the contribution would be $2.5 million in cash and shares of common stock, which would result in after-tax expense of approximately $1.55 million during the year ending June 30, 2011. In the event that the Internal Revenue Service does not grant tax-exempt status to the charitable foundation or the contribution to the charitable foundation is otherwise not tax deductible, we would recognize after-tax expense up to the value of the entire contribution, or $2.5 million.

In addition, even if the contribution is tax deductible, we may not have sufficient profits to be able to use the deduction fully. Under the Internal Revenue Code and South Carolina income tax laws, an entity is permitted to deduct up to 10% of its taxable income (income before income taxes) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal and South Carolina income tax purposes over the five years following the year in which the charitable contribution was made. Accordingly, a charitable contribution by an entity to a charitable foundation could, if necessary, be deducted for federal and South Carolina income tax purposes over a six-year period. Our pre-tax income over this period may not be sufficient to fully use this deduction. While federal tax law allows the filing of consolidated income tax returns, South Carolina tax law does not. Since Oconee Federal Financial Corp. will have limited operations and limited unconsolidated income following the reorganization, we structured the contribution to the charitable foundation in an attempt to take advantage of the tax deductibility of the charitable contribution for both federal and South Carolina income tax purposes. Specifically, under the “deemed purchase” method of Section 1032 of the Internal Revenue Code, Oconee Federal Savings and Loan Association will cause Oconee Federal Financial Corp. to issue shares to the charitable foundation on Oconee Federal Savings and Loan Association’s behalf, in satisfaction of Oconee Federal Savings and Loan Association’s promised contribution to the charitable foundation. Oconee Federal Savings and Loan Association will make the cash portion of the contribution to the charitable foundation using a portion of the proceeds of the offering.

Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income.

We anticipate that our employee stock ownership plan will purchase an amount of shares of our common stock equal to up to 3.92% of our outstanding shares (including the shares held by Oconee Federal, MHC and Oconee Federal Charitable Foundation) in the offering, provided that, with approval of the OTS, our employee stock ownership plan may purchase some or all of such shares in the open market following the completion of the offering. The cost of acquiring the shares of common stock for the employee stock ownership plan will be between $1.60 million at the minimum of the offering range and $2.49 million at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt a stock-based incentive plan after the offering under which plan participants would be awarded restricted shares of our common stock (at no cost to them) and/or options to purchase shares of our common stock. Under Office of Thrift Supervision regulations, we are authorized to grant awards of stock or options under one or more stock-based incentive plans in an amount up to 25% of the number of shares of common stock held by persons other than Oconee Federal, MHC. The number of shares of common stock or options granted under any initial stock-based incentive plan may not exceed 1.96% and 4.90%, respectively, of our total outstanding shares, including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation.

The shares of restricted common stock granted under the stock-based incentive plan will be expensed by us over their vesting period based on the fair market value of the shares on the date they are awarded. If the shares of restricted common stock to be granted under the stock-based incentive plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by Oconee Federal Financial Corp.) and cost the same as the purchase price in the offering, the reduction to stockholders’ equity due to the plan would be between $800,000 at the minimum of the offering range and $1,244,000 at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of restricted shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

We will recognize as an expense in our income statement the grant-date fair value of stock options as such options vest. When we record an expense related to the grant of options using the fair value method, we will incur significant compensation and benefits expense. As discussed in the Management’s Discussion and Analysis section of this prospectus, and based on certain assumptions discussed there, we estimate this annual expense would be approximately $62,000 on an after-tax basis, assuming the adjusted maximum number of shares is sold in the offering.

The Implementation of a Stock-Based Incentive Plan May Dilute Your Ownership Interest.

We intend to adopt a stock-based incentive plan following the reorganization and offering. This stock-based incentive plan will be funded through either open market purchases, if permitted, or from the issuance of authorized but unissued shares. Stockholders would experience a reduction in ownership interest totaling 1.8% in the event newly issued shares are used to fund stock options and stock awards in an amount equal to 4.90% and 1.96%, respectively, of the total shares issued in the reorganization and offering (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation).

We Have Broad Discretion in Allocating the Proceeds of the Offering, and Our Failure to Effectively Utilize Such Proceeds Could Reduce Our Profits.

Oconee Federal Financial Corp. may retain up to 50% of the net proceeds from the offering and contribute the remainder of the net proceeds of the offering to Oconee Federal Savings and Loan Association. Oconee Federal Financial Corp. will use a portion of the net proceeds to fund the employee stock ownership plan and may use the remaining net proceeds to pay dividends to stockholders, repurchase shares of common stock, purchase investment securities or acquire other financial services companies, although we do not have any specific plans or commitments to do so as of this date. Oconee Federal Savings and Loan Association may use the proceeds it receives to fund new loans, establish or acquire new branches, purchase investment securities, or for general corporate purposes. We have not, however, allocated specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively could reduce our profitability.

Persons Who Purchase Stock in the Offering Will Own a Minority of Oconee Federal Financial Corp.’s Common Stock and Will Not Be Able to Exercise Voting Control Over Most Matters Put to a Vote of Stockholders.

Public stockholders will own a minority of the outstanding shares of Oconee Federal Financial Corp.’s common stock. As a result, stockholders other than Oconee Federal, MHC will not be able to exercise voting control over most matters put to a vote of stockholders. Oconee Federal, MHC, will own a majority of Oconee Federal Financial Corp.’s common stock after the offering and, through its board of directors, will be able to exercise voting control over most matters put to a vote of stockholders. The same directors and officers who manage Oconee Federal Savings and Loan Association will also manage Oconee Federal Financial Corp. and Oconee Federal, MHC. No assurances can be given that our board of directors, officers or Oconee Federal, MHC will not take action that the public stockholders believe to be contrary to their interests. The only matters as to which stockholders other than Oconee Federal, MHC will be able to exercise voting control currently include any proposal to implement a stock-based incentive plan within one year of the offering or a “second-step” conversion. In addition, Oconee Federal, MHC may exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares.

Our Stock Value May be Negatively Affected by Our Mutual Holding Company Structure and Federal Regulations Restricting Takeovers.

The Mutual Holding Company Structure May Impede Takeovers. Oconee Federal, MHC, as the majority stockholder of Oconee Federal Financial Corp., will be able to control the outcome of virtually all matters presented to stockholders for their approval, including a proposal to acquire Oconee Federal Financial Corp. Accordingly, Oconee Federal, MHC may prevent the sale of control or merger of Oconee Federal Financial Corp. or its subsidiaries even if such a transaction were favored by a majority of the public stockholders of Oconee Federal Financial Corp. The board of directors of Oconee Federal Savings and Loan Association has decided to form a mutual holding company rather than undertake a standard conversion to stock form in part because the mutual holding company structure will allow our board of directors to control the future of Oconee Federal Financial Corp and its subsidiaries. Additionally, while current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision’s concerns are not warranted in the particular case.

Federal Regulations Restricting Takeovers. For three years following the offering, Office of Thrift Supervision regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the Office of Thrift Supervision. Moreover, current Office of Thrift Supervision policy prohibits the acquisition of a mutual holding company subsidiary by any person or entity other than a mutual holding company or a mutual institution, and restricts the terms of permissible acquisitions. See “Restrictions on the Acquisition of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association” on page 153 for a discussion of applicable Office of Thrift Supervision Regulations regarding acquisitions.

The Corporate Governance Provisions in Our Charter and Bylaws May Prevent or Impede the Holders of a Minority of Our Common Stock from Obtaining Representation on Our Board of Directors and May Also Prevent or Impede a Change in Control.

Provisions in our charter and bylaws may prevent or impede holders of a minority of our common stock from obtaining representation on our board of directors. For example, our board of directors will be divided into three classes with staggered three-year terms. A classified board makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Second, our charter provides that there will not be cumulative voting by stockholders for the election of our directors, which means that Oconee Federal, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all of our directors to be elected at that meeting. Third, our bylaws contain procedures and timetables for a stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders, the effect of which may be to give our management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interests of stockholders generally. Also, we have the ability to issue preferred stock with voting rights to third parties who may be friendly to our board of directors.

In addition, a section in Oconee Federal Financial Corp.’s and Oconee Federal Savings and Loan Association’s charter provides that for a period of five years from the closing of the offering, no person, other than Oconee Federal, MHC, and, with respect to Oconee Federal Savings and Loan Association, other than Oconee Federal, MHC and Oconee Federal Financial Corp., may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Oconee Federal Financial Corp. or Oconee Federal Savings and Loan Association held by persons other than Oconee Federal, MHC, and, with respect to Oconee Federal Savings and Loan Association, other than Oconee Federal Financial Corp., and that any shares acquired in excess of this limit would not be entitled to be voted and would not be counted as voting stock in connection with any matters submitted to the stockholders for a vote.

Our Management Team Has No Experience Managing a Public Company, and Regulatory Compliance May Divert Its Attention from the Day-to-Day Management of Our Business.

Our management team has no experience managing a publicly-traded company or complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition into a public company, which will be subject to significant regulatory oversight and reporting obligations under federal securities laws. In particular, these new obligations will require substantial attention from our management and may divert their attention away from the day-to-day management of our business, which could materially and adversely impact our business operations.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans and prospects and growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

•	our ability to manage our operations under the current adverse economic conditions nationally and in our market area;

•	adverse changes in the financial industry, securities, credit and national and local real estate markets (including real estate values);

•	changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments and inflation;

•	further declines in the yield on our assets resulting from the current low market interest rate environment;

•	risks related to high concentration of loans secured by real estate located in our market area;

•	significant increases in our loan losses;

•	potential increases in deposit and premium assessments;

•	our ability to pay dividends and Oconee Federal, MHC’s ability to waive dividends;

•	legislative or regulatory changes, including increased compliance costs resulting from the recently enacted financial reform legislation, that adversely affect our business and earnings;

•	changes in the level of government support of housing finance;

•	significantly increased competition with either depository and nondepository financial institutions;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the authoritative accounting and auditing bodies;

•	risks and costs related to becoming a publicly traded company; and

•	changes in our organization, compensation and benefit plans.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We discuss these and other uncertainties in “Risk Factors” beginning on page 25.

SELECTED FINANCIAL AND OTHER DATA

The summary information presented below at each date or for each of the periods presented is derived in part from the financial statements of Oconee Federal Savings and Loan Association. The financial condition data at June 30, 2010 and 2009, and the operating data for the years ended June 30, 2010 and 2009 were derived from the audited financial statements of Oconee Federal Savings and Loan Association included herein. The information at June 30, 2008, 2007 and 2006 and for the years ended June 30, 2008, 2007 and 2006 was derived in part from audited financial statements that are not included in this prospectus. The following information is only a summary, and should be read in conjunction with our financial statements and notes beginning on page F-1 of this prospectus.

	At or For the Year Ended June 30,
	2010	2009	2008	2007	2006
	(In thousands)
Financial Condition Data:
Total assets	$333,546	$311,584	$309,504	$296,872	$300,109
Investment securities	12,150	8,964	22,269	36,103	56,071
Cash and cash equivalents	49,792	50,709	38,970	19,674	6,802
Loans receivable, net	264,328	245,969	242,203	234,855	230,941
Deposits	272,606	252,750	251,776	237,091	234,700
Other borrowings	—	—	—	—	8,000
Total equity (1)	59,661	57,068	55,530	56,273	54,319
Operating Data:
Interest and dividend income	$15,084	$15,473	$15,846	$15,523	$14,966
Interest expense	5,980	7,605	9,609	9,091	6,971

Net interest income	9,104	7,868	6,237	6,432	7,995
Provision for loan losses	758	(27)	100	7	62

Non-interest income	237	90	148	161	330
Non-interest expense	4,583	4,240	4,021	3,890	3,829
Income before income taxes	4,000	3,745	2,264	2,696	4,434

Income taxes	1,407	1,429	770	928	1,561

Net income	$2,593	$2,316	$1,494	$1,768	$2,873

(1)	Total equity consists of retained earnings and accumulated other comprehensive income for the Association’s investment in FHLMC Common Stock, which is classified as available for sale. Accumulated other comprehensive income at June 30, 2007 of $3.0 million had declined to zero at June 30, 2009 and 2010 due to declines in the fair value of these securities.

	At or For the Year Ended June 30,
	2010	2009	2008	2007	2006
Performance Ratios:
Return on average assets	0.80%	0.76%	0.50%	0.59%	0.94%
Return on average equity	4.43	4.13	2.67	3.18	5.34
Interest rate spread (1)	2.53	2.13	1.43	1.61	2.26
Net interest margin (2)	2.91	2.65	2.15	2.25	2.71
Noninterest expense to average assets (annualized)	1.42	1.38	1.34	1.31	1.26
Efficiency ratio (3)	48.98	53.08	62.97	59.00	46.00
Average interest-earning assets to average interest-bearing liabilities	1.20	1.21	1.22	1.20	1.19
End of year equity to average assets	18.45	18.64	18.49	18.90	17.81
Average equity to average assets	18.11	18.32	18.65	18.68	17.63
Capital Ratios:
Total capital to risk weighted assets	38.20%	39.20%	39.20%	40.40%	40.60%
Tier I capital to risk weighted assets	37.64	39.02	38.90	40.20	40.40
Tier I capital to average assets	17.86	18.32	17.80	18.20	17.40
Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.33%	0.10%	0.13%	0.12%	0.12%
Allowance for loan losses as a percent of nonperformingloans	22.32	13.24	25.49	43.16	40.06
Allowance for loan losses as a percentage of nonperforming assets	18.78	12.59	24.38	43.16	40.06
Net charge-offs (recoveries) to average outstanding loans during the period	0.05	0.02	0.02	0.00	0.02
Non-performing loans as a percent of total loans	1.49	0.79	0.52	0.28	0.30
Non-performing assets as a percent of total assets	1.42	0.66	0.43	0.22	0.23
Non-performing assets as a percent of loans and real estate owned	1.77	0.83	0.55	0.28	0.30
Number of full service branch offices	4	4	4	4	4

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Represents net interest income as a percent of average interest-earning assets.
(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding securities impairments and gains or losses on the sale of securities.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we will not be able to determine the amount of actual net proceeds we will receive from the sale of shares of common stock until the offering is completed, we anticipate that the net proceeds will be between $12.46 million and $17.15 million, or $19.85 million if the offering is increased by 15%, assuming in each case all shares are sold in the subscription offering.

Oconee Federal Financial Corp. intends to distribute the net proceeds from the offering as follows:

	1,346,400 Shares at Minimum of Offering Range			1,584,000 Shares at Midpoint of Offering Range			1,821,600 Shares at Maximum of Offering Range			2,094,840 Shares at Adjusted Maximum of Offering Range
	Amount	Percent of Net Proceeds		Amount	Percent of Net Proceeds		Amount	Percent of Net Proceeds		Amount	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$13,464	100.00	%(1)	$15,840	100.00	%(1)	$18,216	100.00	%(1)	$20,948	100.00	%(1)
Less: offering expenses	(1,004)	(7.46	)(1)	(1,035)	(6.53	)(1)	(1,067)	(5.86	)(1)	(1,103)	(5.27	)(1)

Net offering proceeds	12,460	92.54	%(1)	14,805	93.47	%(1)	17,149	94.14	%(1)	19,846	94.73	%(1)
Less:
Amount contributed to Oconee Federal, MHC	(50)	(0.40)		(50)	(0.34)		(50)	(0.29)		(50)	(0.25)
Proceeds contributed to Oconee Federal Savings and Loan Association	(6,230)	(50.00)		(7,402)	(50.00)		(8,574)	(50.00)		(9,923)	(50.00)
Proceeds used for loan to employee stock ownership plan	(1,599)	(12.83	)(2)	(1,882)	(12.71	)(2)	(2,164)	(12.62	)(2)	(2,488)	(12.54	)(2)

Proceeds retained by Oconee Federal Financial Corp.	$4,581	36.77%		$5,471	36.95%		$6,361	37.09%		$7,385	37.21%

(1)	Percent of gross proceeds.
(2)	The employee stock ownership plan will purchase 3.92% of our outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation). Therefore, the amount of the proceeds used for the loan to the employee stock ownership plan are expected to be $1,599,360, $1,881,600, $2,163,840 and $2,488,416, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range. The loan will be repaid principally through Oconee Federal Savings and Loan Association’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The net proceeds may vary because total expenses relating to the reorganization and offering may be more or less than our estimates. For example, our expenses would increase if a community or syndicated community offering were used to sell shares of common stock not purchased in the subscription offering. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Oconee Federal Savings and Loan Association’s deposits. Oconee Federal Savings and Loan Association will receive at least 50% of the net proceeds of the offering.

We are undertaking the reorganization and offering at this time in order to increase the capital of Oconee Federal Savings and Loan Association and to establish an organizational structure that will enable us to:

•	compete more effectively in the financial services marketplace;

•

offer our depositors, employees, management and directors an equity ownership interest in Oconee Federal Savings and Loan Association and thereby obtain an economic interest in its future success, which we expect may enhance our connection with our customers;

•	although we currently have capital well in excess of all applicable regulatory requirements, increase our capital to support future growth and profitability;

•	form a charitable foundation to benefit our local community and fund the charitable foundation in part with shares of our common stock; and

•	increase our flexibility to structure and finance expansion of our operations, including the potential acquisition of other financial institutions.

For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oconee Federal Savings and Loan Association—Business Strategy.” As a part of our formation of a mutual holding company, $50,000 will be contributed to Oconee Federal, MHC. The offering proceeds will increase our lending capacity by providing us with additional capital to support new loans and higher lending limits, support the growth of our banking franchise, provide an additional cushion against unforeseen risks, expand our asset base, and give us greater flexibility to diversify operations and expand the products and services we offer to our customers. The reorganization and offering also will allow us to establish and fund with stock and cash our charitable foundation as well as stock benefit plans for management and employees that will permit us to attract and retain qualified personnel. We expect that the offering proceeds will be sufficient to sustain our proposed activities for the foreseeable future.

Oconee Federal Financial Corp. may use the proceeds it retains from the offering:

•	to invest in securities;

•	to make a loan to the employee stock ownership plan;

•	to allow us to pay cash dividends and repurchase shares of our common stock;

•

to finance acquisitions of financial institutions, branch offices or other financial services businesses, or to expand through de novo branching, although no specific transactions are being considered at this time and no expansion outside Oconee County is being considered at this time; and

•	for general corporate purposes.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the reorganization and offering, except to fund stock-based benefit plans or when extraordinary circumstances exist and with prior regulatory approval. The loan that will be used to fund the purchases by the employee stock ownership plan will accrue interest.

Oconee Federal Savings and Loan Association may use the proceeds it receives from the offering:

•	to increase our lending capacity by providing us with additional capital to support new loans and higher lending limits;

•	to fund new loans in accordance with our current lending guidelines;

•	to support new products and services;

•	to increase our capacity to invest in securities, including mortgage-backed securities;

•	to expand our retail banking franchise, by establishing or acquiring new branches or by acquiring other financial institutions, although no such transactions are being considered at this time; and

•	for general corporate purposes.

Oconee Federal Savings and Loan Association also intends to contribute $1.68 million, $1.54 million or $1.40 million of the proceeds that it receives at the minimum, midpoint and maximum of the offering range, respectively, to Oconee Federal Charitable Foundation. The use of the proceeds may change based on changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions.

OUR POLICY REGARDING DIVIDENDS

We currently intend to declare and pay a quarterly cash dividend on the common stock equal to $0.10 per share following our board of directors’ review of our financial condition and results of operations for the first full or partial quarter following the completion of the offering. This dividend represents a 4% annual yield assuming a share price of $10.00. The dividend rate and the continued payment of dividends will depend upon our board of directors’ consideration of a number of factors, including the amount of net proceeds retained by us in the offering, investment opportunities available to us, capital requirements, our financial condition and results of operations, the Office of Thrift Supervision’s and Federal Reserve Board’s policies regarding dividend waivers by mutual holding companies like Oconee Federal, MHC, and, to a lesser extent, statutory and regulatory limitations, tax considerations and general economic conditions. There can be no assurance that our quarterly cash dividend will not be reduced or eliminated in future periods.

Under the rules of the Office of Thrift Supervision, Oconee Federal Savings and Loan Association is not permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. For information concerning additional federal laws and regulations regarding the ability of Oconee Federal Savings and Loan Association to make capital distributions, including the payment of dividends to Oconee Federal Financial Corp., see “Federal, State and Local Taxation—Federal Taxation” and “Supervision and Regulation—Federal Banking Regulation.”

Unlike Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp. is not restricted by Office of Thrift Supervision regulations on the payment of dividends to its shareholders, although the source of dividends will depend on the net proceeds retained by us and earnings thereon, and dividends from Oconee Federal Savings and Loan Association.

When Oconee Federal Financial Corp. pays dividends on its common stock to public shareholders, it will also be required to pay dividends to Oconee Federal, MHC, unless Oconee Federal, MHC elects to, and is permitted to, waive the receipt of dividends. In recent years, the Office of Thrift Supervision has generally approved requests from mutual holding companies to waive the receipt of dividends. However, the Dodd-Frank Act transfers the authority to review and approve mutual holding company dividend waivers to the Federal Reserve Board and sets forth standards for Federal Reserve Board approval (including a requirement that waived dividends will be taken into account in determining an appropriate exchange ratio in a conversion of a mutual holding company to stock form). The Federal Reserve Board historically has generally not allowed mutual holding companies to waive the receipt of dividends, and there can be no assurance that the Federal Reserve Board will approve dividend waiver requests by mutual holding companies such as Oconee Federal, MHC. See “The Recently Enacted Financial Reform Legislation May Have An Adverse Effect on Our Ability to Pay Dividends which Would Adversely Affect the Value of Our Common Stock,” in the Risk Factors section of this prospectus.

Additionally, we have committed to the Office of Thrift Supervision that, during the three-year period following the completion of the reorganization and offering, we will not take any action to declare an extraordinary dividend to our stockholders that would be treated by such stockholders as a tax-free return of capital for federal income tax purposes, without prior approval of the Office of Thrift Supervision.

MARKET FOR THE COMMON STOCK

Oconee Federal Financial Corp. is a newly formed company and has never issued capital stock, and there is no established market for the common stock. Oconee Federal Savings and Loan Association, as a mutual institution, has never issued capital stock. Oconee Federal Financial Corp. anticipates that its common stock will be listed and traded on The Nasdaq Capital Market.

The development and maintenance of an active trading market depends on us obtaining market makers for our stock and on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. An active and liquid trading market for the common stock may not develop due to the relatively small size of the offering and small number of stockholders expected following the reorganization and offering. Under such circumstances, you could have difficulty selling your shares of common stock on short notice and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by Oconee Federal, MHC, our employee stock ownership plan and our directors and executive officers, is likely to be limited. Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the offering and may have an adverse impact on the price at which the common stock can be sold.

REGULATORY CAPITAL COMPLIANCE

At June 30, 2010, Oconee Federal Savings and Loan Association exceeded all or its regulatory capital requirements. The following table sets forth our compliance, as of June 30, 2010, with the regulatory capital standards, on a historical and pro forma basis assuming that:

•	the indicated number of shares of common stock were sold as of such date at $10.00 per share;

•

Oconee Federal Savings and Loan Association received 50% of the net proceeds of the offering and contributed $1.68 million, $1.54 million, $1.40 million and $1.23 million at the minimum, midpoint, maximum and adjusted maximum, respectively, of the offering range to Oconee Federal Charitable Foundation;

•	an employee stock ownership plan and stock-based incentive plan are implemented on the basis set forth as described in this Prospectus with the related expense amounts reflected in regulatory capital;

•	a charitable contribution is made by Oconee Federal Savings and Loan Association and Oconee Federal Savings and Loan Association receives all of the tax benefits associated with the contribution; and

•	the remaining net proceeds are retained by Oconee Federal Financial Corp.

Based on the above, proceeds received by Oconee Federal Savings and Loan Association have been assumed to equal $4.55 million, $5.86 million, $7.18 million and $8.69 million at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. For a discussion of the applicable capital requirements, see “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.”

			Pro Forma at June 30, 2010, Based Upon the Sale of
	Historical at June 30, 2010		1,346,400 Shares at Minimum of Offering Range		1,584,000 Shares at Midpoint of Offering Range		1,821,600 Shares at Maximum of Offering Range		2,094,840 Shares at Adjusted Maximum of Offering Range(1)
	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)
	(Dollars in thousands)
GAAP capital(3)	$59,661	17.86%	$62,708	18.60%	$63,601	18.82%	$64,494	19.03%	$65,521	19.27%

Tangible capital:
Tangible capital	$59,661	17.86%	$62,708	18.60%	$63,601	18.82%	$64,494	19.03%	$65,521	19.27%
Requirement	5,011	1.50%	5,057	1.50%	5,070	1.50%	5,083	1.50%	5,099	1.50%

Excess	$54,650	16.36%	$57,651	17.10%	$58,531	17.32%	$59,410	17.53%	$60,422	17.77%

Core capital:
Core capital(4)	$59,661	17.86%	$62,708	18.60%	$63,601	18.82%	$64,494	19.06%	$65,521	19.27%
Requirement(5)	10,022	3.00%	10,113	3.00%	10,140	3.00%	10,167	3.00%	10,198	3.00%

Excess	$49,639	14.86%	$52,595	15.60%	$53,461	15.82%	$54,327	16.06%	$55,323	16.27%

Risk-based capital:
Tier 1 risk-based	$59,661	37.64%	$62,708	39.56%	$63,601	40.12%	$64,494	40.69%	$65,521	41.33%
Requirement	6,340	4.00%	6,465	4.00%	6,489	4.00%	6,512	4.00%	6,539	4.00%

Excess	$53,322	33.64%	$56,243	35.56%	$57,112	36.12%	$57,982	36.69%	$59,982	37.33%

Total risk-based capital:
Total risk-based capital(4)(6)	$60,549	38.20%	$63,596	39.35%	$64,489	39.76%	$65,382	40.16%	$66,409	40.62%
Requirement	12,681	8.00%	12,930	8.00%	12,977	8.00%	13,024	8.00%	13,078	8.00%

Excess	$47,868	30.20%	$50,666	31.35%	$51,512	31.76%	$52,358	32.16%	$53,331	32.62%

Reconciliation of capital infused into Oconee Federal Savings and Loan Association:
Net proceeds of offering			$12,460		$14,805		$17,149		$19,846
Less proceeds to Oconee Federal Savings and Loan Association			(6,230)		(7,402)		(8,575)		(9,923)
Less capitalization of Oconee Federal, MHC			(50)		(50)		(50)		(50)
Less stock acquired by employee stock ownership plan			(1,599)		(1,882)		(2,164)		(2,488)
Less stock acquired by stock based incentive plan			(800)		(941)		(1,082)		(1,244)
Less after-tax impact of charitable donation			(734)		(590)		(446)		(280)

Pro forma increase in GAAP and regulatory capital			$3,047		$3,940		$4,833		$5,860

(1)	As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the offering, which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares of common stock, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2)	Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)	Derived from Oconee Federal Savings and Loan Association’s audited June 30, 2010 financial statements.
(4)	Pro forma capital levels assume that Oconee Federal Financial Corp. funds restricted stock awards under the stock-based incentive plan with purchases in the open market of 1.96% of the shares of common stock issued (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation) at a price equal to the price for which the shares of common stock are sold in the offering, and that the employee stock ownership plan purchases 3.92% of our outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation) with funds borrowed from Oconee Federal Financial Corp. Oconee Federal Savings and Loan Association’s pro forma GAAP and regulatory capital has been reduced by the amount required to fund both of these plans. See “Management” for a discussion of the stock-based incentive plan and employee stock ownership plan.
(5)	The current core capital requirement for savings associations that receive the highest supervisory rating for safety and soundness is 3% of total adjusted assets and 4% to 5% of total adjusted assets for all other savings associations. See “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.”
(6)	Assumes net proceeds are invested in assets that carry a 50% risk-weighting.

CAPITALIZATION

The following table presents the historical capitalization of Oconee Federal Savings and Loan Association at June 30, 2010, and the pro forma consolidated capitalization of Oconee Federal Financial Corp. after giving effect to the offering, based upon the sale of the number of shares of common stock indicated in the table and the other assumptions set forth under “Pro Forma Data.”

		Pro Forma Consolidated Capitalization of Oconee Federal Financial Corp. Based Upon the Sale for $10.00 Per Share of
	Oconee Federal Savings and Loan Association Historical Capitalization(1)	1,346,400 Shares at Minimum of Offering Range	1,584,000 Shares at Midpoint of Offering Range	1,821,600 Shares at Maximum of Offering Range	2,094,840 Shares at Adjusted Maximum of Offering Range(2)
	(Dollars in thousands)
Deposits(3)	$272,606	$272,606	$272,606	$272,606	$272,606
Borrowings	—	—	—	—	—

Total interest-bearing liabilities	$272,606	$272,606	$272,606	$272,606	$272,606

Stockholders’ equity:
Preferred Stock, $0.01 par value per share, 100,000,000 shares authorized (post offering); none to be issued	$—	$—	$—	$—	$—
Common Stock, $0.01 par value per share:
1,000,000 shares authorized (post offering); shares to be issued as reflected	—	41	48	55	63
Additional paid-in capital(4)	—	13,235	15,717	18,198	21,052
Retained earnings	59,661	59,661	59,661	59,661	59,661
Accumulated other comprehensive loss	—	—	—	—	—
Less:
After-tax expense of contribution to charitable foundation(5)	—	1,550	1,550	1,550	1,550
Assets retained by Oconee Federal, MHC(6)	—	50	50	50	50
Common Stock acquired by employee stock ownership plan(7)	—	1,599	1,882	2,164	2,488
Common Stock acquired by the stock-based incentive plan(8)	—	800	941	1,082	1,244

Total stockholders’ equity	$59,661	$68,938	$71,003	$73,068	$75,443

Pro forma shares outstanding:
Total shares outstanding		4,080,000	4,800,000	5,520,000	6,348,000
Shares issued to Oconee Federal, MHC		2,652,000	3,120,000	3,588,000	4,126,200
Shares offered for sale		1,346,400	1,584,000	1,821,600	2,094,840
Shares issued to charitable foundation		81,600	96,000	110,400	126,960
Total stockholders’ equity as a percentage of pro forma total assets		20.11%	20.59%	21.06%	21.60%

(1)	Derived from Oconee Federal Savings and Loan Association’s audited June 30, 2010 financial statements.
(2)	As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the offering, which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares of common stock, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(3)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(4)	The sum of the par value and additional paid-in capital equals the net conversion proceeds plus the market value of the shares issued to the charitable foundation. No effect has been given to the issuance of additional shares of common stock pursuant to stock options under the stock-based incentive plan that Oconee Federal Financial Corp. expects to adopt. The plan of reorganization permits Oconee Federal Financial Corp. to adopt one or more stock benefit plans, subject to stockholder approval, in an amount up to 25% of the number of shares of common stock held by persons other than Oconee Federal, MHC.

(footnotes continue on following page)

(5)	Represents the expense of the contribution to the charitable foundation based on a 38.0% tax rate. The realization of the deferred tax benefit is limited annually to a maximum deduction for charitable foundations equal to 10% of our annual taxable income, subject to our ability to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(6)	Pro forma stockholders’ equity reflects a $50,000 initial capitalization of Oconee Federal, MHC.
(7)	Assumes that 3.92% of the shares of common stock outstanding following the reorganization and offering (including shares issued to Oconee Federal Charitable Foundation) will be purchased by the employee stock ownership plan at a price of $10.00 per share and that the funds used to acquire the employee stock ownership plan shares will be borrowed from Oconee Federal Financial Corp. The common stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders’ equity. Oconee Federal Savings and Loan Association will provide the funds to repay the employee stock ownership plan loan. See “Management—Benefit Plans.”
(8)	Assumes that subsequent to the offering, 1.96% of the shares of common stock issued in the reorganization and offering (including shares of common stock issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation) are purchased by Oconee Federal Financial Corp. for stock awards under the stock-based incentive plan in the open market. The shares of common stock to be purchased by the stock-based incentive plan are reflected as a reduction of stockholders’ equity. See “Pro Forma Data” and “Management.” The plan of reorganization permits Oconee Federal Financial Corp. to adopt one or more stock benefit plans that award stock or stock options, in an aggregate amount up to 25% of the number of shares of common stock held by persons other than Oconee Federal, MHC. The stock-based incentive plan will not be implemented for at least six months after the reorganization and offering and, if required under applicable regulations, until it has been approved by stockholders.

PRO FORMA DATA

We cannot determine the actual net proceeds from the sale of the common stock until the offering is completed. However, we estimate that net proceeds will be between $12.46 million and $17.15 million, or $19.85 million if the offering range is increased by 15%, based upon the following assumptions:

•	we will sell all shares of common stock in the subscription and community offerings;

•	expenses of the offering, other than fees to be paid to Mutual Securities, Inc., are estimated to be $856,000; and

•

Mutual Securities, Inc. will receive a fee equal to 1.5% of the dollar amount of the shares of common stock sold in the subscription and community offerings, excluding shares sold to our directors, officers and employees and their immediate families members living in the same household.

We calculated the pro forma consolidated net income and stockholders’ equity of Oconee Federal Financial Corp. for the year ended June 30, 2010 as if the shares of common stock had been sold at the beginning of that period and the net proceeds had been invested at 0.39% for the year ended June 30, 2010, which rates are equal to the one year United States Treasury yield for that period. We believe these rates more accurately reflect a pro forma reinvestment rate than the arithmetic average method, which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest-earning assets and the cost of deposits for those periods. We assumed a tax rate of 38% for those periods. This resulted in an annualized after-tax yield of 0.24% for the year ended June 30, 2010.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of net income and stockholders’ equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the common stock was outstanding at the beginning of the periods, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma data gives effect to the implementation of an employee stock ownership plan that will purchase an amount of shares, at a price of $10.00 per share, equal to 3.92% of our outstanding shares, including shares held by Oconee Federal, MHC and Oconee Federal Charitable Foundation, with a loan from Oconee Federal Financial Corp. The loan will be repaid in substantially equal principal payments over a period of 25 years.

The pro forma tables give effect to the implementation of a stock-based incentive plan. We have assumed that the stock-based incentive plan will acquire an amount of common stock equal to 1.96% of our outstanding shares of common stock, including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation, at the same price for which they were sold in the offering. We assume that shares of common stock are granted under the plan in awards that vest over a five-year period. The plan of reorganization provides that we may grant awards of restricted stock under one or more stock benefit plans in an aggregate amount up to 25% of the number of shares of common stock held by persons other than Oconee Federal, MHC. However, any awards of restricted stock in excess of 1.96% of the outstanding shares, including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation, currently would require prior approval of the Office of Thrift Supervision.

We have assumed that the stock-based incentive plan will grant options to acquire common stock equal to 4.90% of our outstanding shares of common stock (including shares of common stock issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation). In preparing the following tables, we also assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $1.11 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model incorporated an estimated volatility rate of 21.3% for the common stock based on an index of publicly traded mutual holding companies, a dividend yield of 4.0%, an expected option life of 7 years and a risk free interest rate of 2.47%. The plan of reorganization provides that we may grant awards of stock options under one or more stock benefit plans in an amount up to 25% of the number of shares of common stock held by persons other than Oconee Federal, MHC. However, any awards of options in excess of 4.90% of our outstanding shares, including shares issued to Oconee Federal, MHC, would require prior approval of the Office of Thrift Supervision.

As discussed under “How We Intend to Use the Proceeds from the Offering,” Oconee Federal Financial Corp. intends to retain not more than $7.39 million of the net proceeds of the offering (after funding the loan to our employee stock ownership plan) and to contribute the remaining net proceeds from the offering to Oconee Federal Savings and Loan Association. Oconee Federal Financial Corp. will use a portion of the proceeds it retains for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use. The pro forma tables do not give effect to:

•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the offering;

•	Oconee Federal Financial Corp.’s results of operations after the offering; or

•	changes in the market price of the common stock after the offering.

The following pro forma information may not represent the financial effects of the offering at the date on which the offering actually occurs and you should not use the tables to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of assets and liabilities of Oconee Federal Financial Corp., computed in accordance with U.S. generally accepted accounting principles. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the common stock, and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangibles and tax bad debt reserves in the event we are liquidated.

	At or For the Year Ended June 30, 2010 Based Upon the Sale at $10.00 Per Share of
	1,346,400 Shares at Minimum of Offering Range	1,584,000 Shares at Midpoint of Offering Range	1,821,600 Shares at Maximum of Offering Range	2,094,840 Shares at Adjusted Maximum of Offering Range(1)
	(Dollars in thousands, except per share amounts)
Gross proceeds	$13,464	$15,840	$18,216	$20,948
Market value of shares issued to charitable foundation	816	960	1,104	1,270
Market value of shares issued to Oconee Federal, MHC	26,520	31,200	35,880	41,262

Market value of Oconee Federal Financial Corp. (fully converted)	$40,800	$48,000	$55,200	$63,480

Gross proceeds	$13,464	$15,840	$18,216	$20,948
Expenses	(1,004)	(1,035)	(1,067)	(1,103)

Estimated net proceeds	12,460	14,805	17,149	19,846
Oconee Federal, MHC capitalization	(50)	(50)	(50)	(50)
Cash contribution to charitable foundation	(1,684)	(1,540)	(1,396)	(1,230)
Common stock acquired by employee stock ownership plan(2)	(1,599)	(1,882)	(2,164)	(2,488)
Common stock acquired by stock-based incentive plan(3)	(800)	(941)	(1,082)	(1,244)

Estimated net proceeds after adjustment for charitable foundation, stock benefit plans and capitalization to Oconee Federal, MHC	$8,327	$10,392	$12,457	$14,832

For the year ended June 30, 2010
Net income:
Historical(4)	$2,593	$2,593	$2,593	$2,593
Pro forma adjustments:
Income on adjusted net proceeds	20	25	30	36
Employee stock ownership plan(2)	(40)	(47)	(54)	(62)
Shares granted under stock-based incentive plan(3)	(99)	(117)	(134)	(154)
Options granted under stock-based incentive plan(5)	(40)	(47)	(54)	(62)

Pro forma net income(7)	$2,434	$2,407	$2,381	$2,350

Net income per share:
Historical	$0.66	$0.56	$0.49	$0.42
Pro forma adjustments:
Income on net proceeds	0.01	0.01	0.01	0.01
Employee stock ownership plan(2)	(0.01)	(0.01)	(0.01)	(0.01)
Shares granted under stock-based incentive plan(3)	(0.03)	(0.03)	(0.03)	(0.03)
Options granted under stock-based incentive plan(5)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net income per share(2)(3)(5)(7)	$0.62	$0.52	$0.45	$0.38

Offering price to pro forma net income per share	16.13x	19.23x	22.22x	26.32x
Shares considered outstanding in calculating pro forma net income per share	3,926,461	4,619,366	5,312,271	6,109,112

At June 30, 2010
Stockholders’ equity:
Historical(4)	$59,661	$59,661	$59,661	$59,661
Estimated net proceeds	12,460	14,805	17,149	19,8496
Stock contribution to charitable foundation	816	960	1,104	1,270
Less: Capitalization of Oconee Federal, MHC	(50)	(50)	(50)	(50)
After-tax effect of contribution to charitable foundation	(1,550)	(1,550)	(1,550)	(1,550)
Common stock acquired by employee stock ownership plan(2)	(1,599)	(1,882)	(2,164)	(2,488)
Common stock acquired by stock-based incentive plan(3)	(800)	(941)	(1,082)	(1,244)

Pro forma stockholders’ equity(6)	$68,938	$71,003	$73,068	$75,443

Stockholders’ equity per share:
Historical	$14.62	$12.43	$10.81	$9.40
Estimated net proceeds	3.05	3.08	3.11	3.13
Stock contribution to charitable foundation	0.20	0.20	0.20	0.20
Less: Capitalization of Oconee Federal, MHC	(0.01)	(0.01)	(0.01)	(0.01)
After-tax effect of contribution to charitable foundation	(0.38)	(0.32)	(0.28)	(0.24)
Common stock acquired by employee stock ownership plan(2)	(0.39)	(0.39)	(0.39)	(0.39)
Common stock acquired by stock-based incentive plan(3)	(0.20)	(0.20)	(0.20)	(0.20)

Pro forma stockholders’ equity per share(3)(6)	$16.90	$14.79	$13.24	$11.88

Offering price as percentage of pro forma stockholders’ equity per share	59.17%	67.61%	75.53%	84.18%
Shares considered outstanding in calculating offering price as a percentage of pro forma stockholders’ equity per share	4,080,000	4,800,000	5,520,000	6,348,000
Charitable foundation ownership	2.00%	2.00%	2.00%	2.00%
Mutual holding company ownership	65.00%	65.00%	65.00%	65.00%
Public ownership	33.00%	33.00%	33.00%	33.00%

(1)	As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2)	It is assumed that 3.92% of the shares outstanding following the offering will be purchased by the employee stock ownership plan at a price of $10.00 per share. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the employee stock ownership plan from Oconee Federal Financial Corp. The amount to be borrowed is reflected as a reduction of stockholders’ equity. Oconee Federal Savings and Loan Association intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. Oconee Federal Savings and Loan Association’s total annual payment of the employee stock ownership plan debt is based upon 25 equal annual installments of principal and interest. The pro forma net earnings information makes the following assumptions: (i) Oconee Federal Savings and Loan Association’s contribution to the employee stock ownership plan is equivalent to the debt service requirement for the period presented and was made at the end of the period; (ii) the employee stock ownership plan acquires 159,936, 188,160, 216,384 and 248,841 shares, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range; (iii) 6,397, 7,526, 8,655 and 9,954 shares, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range, (based on a twenty-five year loan term) were committed to be released during the year ended June 30, 2010, at an average fair value equal to the price for which the shares are sold in the offering in accordance with Statement of Position 93-6; and (iv) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. Employee stock ownership plan participants who elect to receive their benefit distributions in the form of our common stock may require us to purchase the common stock distributed at fair value if, under the Internal Revenue Code, the stock does not meet the standard of being readily tradable on an established securities market. Currently, we are unable to determine whether this standard will be met. If this contingent repurchase obligation does apply, it will reduce stockholders’ equity by an amount that represents the market value of all common stock held by the employee stock ownership plan and allocated to participants, without regard to whether it is likely that the shares would be distributed or that the recipients of the shares would be likely to exercise their right to require us to purchase the shares.

(footnotes continue on following page)

(3)	Gives effect to the stock-based incentive plan expected to be adopted following the offering. We have assumed that this plan acquires a number of shares of common stock equal to 1.96% of the shares issued in the reorganization and offering (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation) either through open market purchases or from authorized but unissued shares of common stock or treasury stock of Oconee Federal Financial Corp., if any. Funds used by the stock-based incentive plan to purchase the shares will be contributed to the plan by Oconee Federal Financial Corp. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 20% of the amount contributed was an amortized expense (based upon a five-year vesting period) during the year ended June 30, 2010. The actual purchase price of the shares granted under the stock-based incentive plan may not be equal to the subscription price of $10.00 per share. If shares are acquired from the issuance of authorized but unissued shares of common stock of Oconee Federal Financial Corp., there would be a dilutive effect of up to 1.92% on the ownership interest of persons who purchase common stock in the offering. The above table shows pro forma net income per share and pro forma stockholders’ equity per share, assuming all the shares to fund the stock-based incentive plan are obtained from authorized but unissued shares.
(4)	Derived from Oconee Federal Savings and Loan Association’s audited June 30, 2010 financial statements included elsewhere in this prospectus.
(5)	Gives effect to the stock-based incentive plan expected to be adopted following the offering. We have assumed that options will be granted to acquire common stock equal to 4.90% of the shares of common stock issued in the reorganization and offering (including shares of common stock issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation). In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $1.11 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 38.0%. Under the above assumptions, the adoption of the stock-based incentive plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. The actual exercise price of the stock options may not be equal to the $10.00 price per share. If a portion of the shares issued to satisfy the exercise of options under the stock-based incentive plan are obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share will decrease. This will also have a dilutive effect of up to 4.67% on the ownership interest of persons who purchase common stock in the offering.
(6)	The retained earnings of Oconee Federal Savings and Loan Association will continue to be substantially restricted after the offering. See “Supervision and Regulation—Federal Banking Regulation.”
(7)	Does not give effect to the non-recurring expense that will be recognized during 2011 as a result of the contribution to the charitable foundation. The following table shows the estimated after-tax expense associated with the contribution to the charitable foundation, as well as pro forma net income and pro forma net income per share assuming the contribution to the charitable foundation had been expensed during the year ended June 30, 2010.

For the Year Ended June 30, 2010	1,346,400 Shares at Minimum of Offering Range	1,584,000 Shares at Midpoint of Offering Range	1,821,600 Shares at Maximum of Offering Range	2,094,840 Shares at Adjusted Maximum of Offering Range
	(In thousands, except per share amounts)
After-tax expense of contribution to charitable foundation	$1,550	$1,550	$1,550	$1,550
Pro forma net income, adjusted for foundation contribution	813	786	760	729
Pro forma net income per share	$0.21	$0.17	$0.14	$0.12

The pro forma data assume that we will realize 100.0% of the income tax benefit as a result of the contribution to the charitable foundation based on a 38.0% tax rate. The realization of the tax benefit is limited annually to 10.0% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

COMPARISON OF VALUATION AND PRO FORMA INFORMATION

WITH AND WITHOUT THE CHARITABLE FOUNDATION

As reflected in the table below, if the charitable foundation is not established and funded as part of the offering, McAuliffe Financial, LLC estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the offering. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, our pro forma valuation is $40.8 million, $48.0 million, $55.2 million and $63.5 million with the charitable foundation, as compared to $41.7 million, $49.0 million, $56.4 million and $64.8 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the year ended June 30, 2010 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the offering was completed at the beginning of the period, with and without the charitable foundation.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Adjusted Maximum of Offering Range
	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation
	(Dollars in thousands, except per share amounts)
Estimated offering amount	$13,464	$13,745	$15,840	$16,170	$18,216	$18,596	$20,948	$21,385
Estimated full value	40,800	41,650	48,000	49,000	55,200	56,350	63,480	64,803
Total assets	341,873	343,784	343,938	345,745	346,003	347,706	348,378	349,962
Total liabilities	273,885	273,885	273,885	273,885	273,885	273,885	273,885	273,885
Pro forma stockholders’ equity	68,938	69,899	71,003	71,860	73,068	73,821	75,443	76,077
Pro forma net income	2,434	2,435	2,407	2,407	2,381	2,380	2,350	2,348
Pro forma stockholders’ equity per share	16.90	16.78	14.79	14.67	13.24	13.10	11.88	11.74
Pro forma net income per share	0.62	0.61	0.52	0.51	0.45	0.44	0.38	0.38
Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	59.17%	59.59%	67.61%	68.17%	75.53%	76.34%	84.18%	85.18%
Offering price to pro forma net income per share	16.13x	16.39x	19.23x	19.61x	22.22x	22.73x	26.32x	26.32x
Offering price to assets	11.93%	12.12%	13.96%	14.17%	15.95%	16.21%	18.22%	18.52%
Pro forma financial ratios:
Return on assets (annualized)	0.71%	0.71%	0.70%	0.70%	0.69%	0.68%	0.67%	0.67%
Return on equity (annualized)	3.53	3.48	3.39	3.35	3.25	3.22	3.11	3.09
Equity to assets	20.16	20.33	20.64	20.78	21.12	21.23	21.66	21.74

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF OCONEE FEDERAL SAVINGS AND LOAN

ASSOCIATION

This section is intended to help potential investors understand the financial performance of Oconee Federal Savings and Loan Association through a discussion of the factors affecting our financial condition at June 30, 2010 and June 30, 2009 and our results of operations for the years ended June 30, 2010 and 2009. This section should be read in conjunction with the financial statements and notes to the financial statements that appear elsewhere in this prospectus.

Overview

We have historically operated as a traditional thrift institution headquartered in Seneca, South Carolina. Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations, in one- to-four family residential mortgage loans and, to a much lesser extent, non-residential mortgage, construction and land and other loans. We also invest in U.S. Government and federal agency securities and mortgage-backed securities. Our revenues are derived principally from the interest on loans and securities and loan fees and service charges. Our primary sources of funds are deposits and principal and interest payments on loans and securities. At June 30, 2010, we had total assets of $333.5 million, total deposits of $272.6 million and total equity of $59.7 million.

A significant majority of our assets consist of long-term, fixed-rate residential mortgage loans, and, to a much lesser extent, investment-quality securities, which we have funded primarily with deposit accounts and the repayment of existing loans. We generally do not rely on outside borrowings. Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities (including U.S. Government and federal agency securities and mortgage-backed securities) and other interest-earning assets, primarily interest-earning deposits at other financial institutions, and the interest paid on our interest-bearing liabilities, consisting primarily of savings and transaction accounts and certificates of deposit. Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of service charges on deposit accounts and miscellaneous other income. Non-interest expense currently consists primarily of compensation and employee benefits, occupancy and equipment expenses, data processing, professional and supervisory fees, office expense and other operating expenses. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Other than our loans for the construction of one- to four-family residential mortgage loans, we do not offer “interest only” mortgage loans on one- to four-family residential properties (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on his or her loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” (loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (generally defined as loans having less than full documentation).

Our securities are typically high-quality securities issued or guaranteed by the U.S. government or by Freddie Mac, Fannie Mae or Ginnie Mae, all of which are U.S. government-sponsored enterprises.

Anticipated Increase in Non-Interest Expense Due to Stock Benefit Plans

Following the completion of the reorganization and offering, we anticipate that our non-interest expense will increase as a result of increased compensation expenses associated with the implementation of our employee stock ownership plan and the implementation of a stock-based incentive plan, if that incentive plan is approved by our stockholders. In recognition of the possible expenses of the employee stock ownership plan, we adopted the Oconee Savings and Loan Association 401(k) Profit Sharing Plan, which supersedes and is expected to have a lower overall cost than the Oconee Savings and Loan Association Profit Sharing Plan would have had if it remained in force.

Assuming that the adjusted maximum number of shares is sold in the offering:

•

the employee stock ownership plan will acquire 248,841 shares of common stock with a $2.49 million loan that is expected to be repaid over 25 years, resulting in an annual expense (after-tax) of approximately $62,000 (assuming that the common stock maintains a value of $10.00 per share; the actual expense would be higher if the stock price is higher);

•

the stock-based incentive plan would grant options to purchase shares equal to 4.90% of the total outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation), or 311,052 shares to eligible participants, which would result in compensation expense over the vesting period of the options. The estimated grant-date fair value of the options utilizing the Black-Scholes option pricing model is $1.11 per option granted, based on the assumptions set forth under “Pro Forma Data.” Assuming this value is amortized over a five-year vesting period, the corresponding annual expense (after-tax) associated with the stock options would be approximately $62,000; and

•

the stock-based incentive plan would award a number of restricted shares of common stock equal to 1.96% of the outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation), or 124,421 shares, to eligible participants, which would be expensed as the awards vest. Assuming that all shares awarded under the stock-based incentive plan have a value of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual expense (after-tax) associated with restricted shares awarded under the stock-based incentive plan would be approximately $154,000.

These estimates are subject to change. The actual expense that will be recorded for the employee stock ownership plan will be determined by the fair market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and any accelerated repayment of the loan will increase the annual employee stock ownership plan expense. Further, the actual expense of the stock awards issued under the stock-based incentive plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share. The actual expense of the stock options issued under the stock-based incentive plan will be determined by the grant-date fair value of the options which will depend on a number of factors, including the valuation assumptions used in the Black-Scholes option pricing model.

Critical Accounting Policies

We consider accounting policies that require management to exercise significant judgment or discretion or make significant assumptions that have, or could have, a material impact on the carrying value of certain assets or on income, to be critical accounting policies. We consider the following to be our critical accounting policies:

Allowance for Loan Losses. Our allowance for loan losses is the estimated amount considered necessary to reflect probable incurred credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of the most critical for us. The methodology for determining the allowance for loan losses is considered a critical accounting policy by management due to the high degree of judgment involved, the subjectivity of the assumptions utilized and the potential for changes in the economic environment that could result in changes to the amount of the recorded allowance for loan losses.

As a substantial amount of our loan portfolio is collateralized by real estate, appraisals of the underlying value of property securing loans and discounted cash flow valuations of properties are critical in determining the amount of the allowance required for specific loans. Assumptions for appraisals and discounted cash flow valuations are instrumental in determining the value of properties. Overly optimistic assumptions or negative changes to assumptions could significantly impact the valuation of a property securing a loan and the related allowance determined. The assumptions supporting such appraisals and discounted cash flow valuations are carefully reviewed by management to determine that the resulting values reasonably reflect amounts realizable on the related loans.

Management performs a quarterly evaluation of the allowance for loan losses. The analysis of the allowance for loan losses has two components: specific and general allocations. Specific allocations are made for loans that are determined to be impaired. Impairment loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. The general allocation is determined by segregating classified loans from the remaining loans, and then categorizing each group by type of loan. Loans within each type exhibit common characteristics including terms, collateral type, and other risk characteristics. In determining the amount of the allowance for loan losses, we apply loss factors to each category of loan. We estimate our loss factors taking into consideration both quantitative and qualitative aspects that would affect our estimation of probable incurred losses. These aspects include, but are not limited to historical charge-offs; loan delinquencies and foreclosure trends; current economic trends and demographic data within Oconee County and the other surrounding areas, such as unemployment rates and population trends; current trends in real estate values within the Oconee County market area; charge-off trends of other comparable institutions; the results of any internal loan reviews; loan to value ratios; our historically conservative credit risk policy; the strength of our underwriting and ongoing credit monitoring function; and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision based on changes in economic and real estate market conditions. Actual loan losses may be significantly more than the allowance for loan losses we have established which could have a material negative effect on our financial results.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. These judgments and estimates are reviewed on a continual basis as regulatory and business factors change.

Real Estate Owned Valuation. Real estate acquired through loan foreclosure is recorded at the lower of carrying amount or fair value less estimated costs to sell. Any initial losses at the time of foreclosure are charged against the allowance for loan losses. Valuation of these assets are periodically reviewed by management with the carrying value of such assets adjusted through non-interest expense to the then estimated fair value net of estimated selling costs, if lower, until disposition. Fair values of real estate owned are generally based on third party appraisals or other valuations of the property.

Business Strategy

We have focused primarily on improving the execution of our community oriented retail banking strategy. Highlights of our current business strategy include the following:

•

Continue to Focus on Residential Lending. We have been and will continue to be primarily a one- to four-family residential mortgage lender for borrowers in our market area. As of June 30, 2010, $250.4 million, or 93.8%, of our total loan portfolio consisted of one- to four-family residential mortgage loans (including home equity loans). We also may gradually increase our residential construction and home equity loan portfolios.

•

Maintain a Modest Portfolio of Non-residential Mortgage Loans. We have historically maintained a small portfolio of non-residential mortgage loans, primarily loans to churches located in our market area. As of June 30, 2010, $14.6 million, or 5.5% of our loan portfolio were non-residential mortgages or non-residential construction and land loans, of which $9.2 million were loans to churches. We believe that loans to churches help expand our financial services business as congregation members become familiar with us and enhance our presence in the community.

•

Manage Interest Rate Risk While Maintaining or Enhancing, to the Extent Practicable, our Net Interest Margin. Subject to market conditions, we have sought to enhance net interest income by emphasizing controls on the cost of funds, particularly on the deposit products that we offer, rather than attempting to maximize asset yields, as loans with high yields often involve greater credit risk or may be repaid during periods of decreasing market interest rates. In addition, in view of our strong capital position, from time to time we place more emphasis on enhancing our net interest income than on limiting our interest rate risk.

•

Rely on Community Orientation and High Quality Service to Maintain and Build a Loyal Local Customer Base and Maintain our Status as an Independent Community-Based Institution. We were established in 1924 and have been operating continuously in Oconee County since that time. By using our recognized brand name and the goodwill developed over years of providing timely, efficient banking services, we have been able to attract a solid base of local retail customers on which to continue to build our banking business. We have historically focused on promoting relationships within our community rather than specific banking products, and we expect to continue to build our customer base by relying on customer referrals and referrals from local builders and realtors.

•

Adhere to Conservative Underwriting Guidelines to Maintain Strong Asset Quality. We have emphasized maintaining strong asset quality by following conservative underwriting guidelines, sound loan administration, and focusing on loans secured by real estate located within our market area only. Our non-performing assets and troubled debt restructurings totaled $4.7 million or 1.4% of total assets at June 30, 2010. Our total nonperforming loans to total loans ratio was 1.5% at June 30, 2010. Total loan delinquencies, 30 days or more past due, as of June 30, 2010, were $8.7 million, or 3.3% of total loans.

Comparison of Financial Condition at June 30, 2010 and June 30, 2009

Our total assets increased to $333.5 million at June 30, 2010 from $311.6 million at June 30, 2009. The increase was due to an increase in net loans of $18.4 million, or 7.5%, to $264.3 million at June 30, 2010 from $245.9 million at June 30, 2009, as well as an increase in securities held to maturity of $3.2 million, or 35.9%, to $12.1 million at June 30, 2010 from $8.9 million at June 30, 2009. The increase in net loans reflected steady demand for real estate loans in our market area in the current low market interest rate environment. The largest growth in our loan portfolio during the year ended June 30, 2010 was in one- to four-family residential mortgage loans, which increased to $250.4 million at June 30, 2010 from $232.1 million at June 30, 2009, reflecting our emphasis on the origination of this type of loan product. The increase in investment securities reflected the deployment of excess liquidity, as deposits increased to $272.6 million at June 30, 2010 from $252.8 million at June 30, 2009. Real estate owned increased to $751,000 at June 30, 2010 from $100,000 at June 30, 2009, reflecting an increase in foreclosures of real estate collateralizing one- to four-family residential mortgage loans. Prepaid FDIC insurance premiums increased to $734,000 at June 30, 2010 from $58,000 at June 30, 2009. Increases in prepaid FDIC premiums were partially offset by a decrease in cash and cash equivalents to $49.8 million at June 30, 2010 from $50.7 million at June 30, 2009, reflecting normal year-end cash management.

Deposits increased $19.9 million, or 7.9%, to $272.6 million at June 30, 2010 from $252.8 million at June 30, 2009. The increase in deposits reflected increases in certificates of deposit of $15.9 million, or 8.0%, and money market deposits of $2.6 million, or 39.6%, as depositors sought out lower-risk, FDIC-insured investments at a well-capitalized institution. The increase in total deposits also reflected an increase in regular savings and other deposits to $32.2 million at June 30, 2010 from $29.7 million at June 30, 2009. We generally do not accept brokered deposits and no brokered deposits were accepted during the 12 months ended June 30, 2010.

We had no advances from the Federal Home Loan Bank of Atlanta as of June 30, 2010 or June 30, 2009. We have credit available under a loan agreement with the Federal Home Loan Bank of Atlanta in the amount of 11% of total assets (as defined), or approximately $36.1 million at June 30, 2010.

Total equity equaled $59.7 million at June 30, 2010, compared to $57.1 million at June 30, 2009. The increase resulted from net income of $2.6 million for the year ended June 30, 2010.

Comparison of Operating Results for the Years Ended June 30, 2010 and June 30, 2009

General. Net income increased to $2.6 million for the year ended June 30, 2010 from $2.3 million for the year ended June 30, 2009. The increase reflected an increase in net interest income of $1.2 million to $9.1 million for the year ended June 30, 2010 from $7.9 million for the year ended June 30, 2009, and an increase in noninterest income to $237,000 for the year ended June 30, 2010 from $90,000 for the year ended June 30, 2009.

Interest Income. Interest income decreased $389,000, or 2.5% to $15.1 million for the year ended June 30, 2010 from $15.5 million for the year ended June 30, 2009. The decrease was due to a decline in the average yield on interest-earning assets to 4.8% for the year ended June 30, 2010, compared to 5.2% for the year ended June 30, 2009 in the lower market interest rate environment, and a decline in the average balance of investment securities to $9.8 million for the period ended June 30, 2010 from $17.6 million for the period ended June 30, 2009.

Interest income on loans increased $98,000 or 0.7%, to $14.6 million for the year ended June 30, 2010 from $14.5 million for the year ended June 30, 2009, reflecting growth in our loan portfolio, the average balance of which increased to $261.9 million from $242.3 million. The growth in our loan portfolio more than offset the decrease in average yields to 5.58% in 2010 from 5.99% in 2009. The lower yields reflected a declining market interest rate environment during 2010 from 2009 and its impact on our portfolio, which is largely composed of one- to four-family residential mortgage loans. Interest income on investment securities decreased to $432,000 for the year ended June 30, 2010 from $666,000 for the year ended June 30, 2009, reflecting a decrease in the average balance of such securities to $9.8 million in 2010 from $17.6 million in 2009, which more than offset the increase in the average yield on such securities to 4.42% from 3.78%.

Interest Expense. Interest expense decreased $1.6 million, or 21.4%, to $5.9 million for the year ended June 30, 2010 from $7.6 million for the year ended June 30, 2009. The decrease reflected a decrease in the average rate paid on deposits in 2010 to 2.29% from 3.09% in 2009, which more than offset increases in the average balance of such deposits.

Interest expense on certificates of deposit decreased to $5.5 million for the year ended June 30, 2010 from $7.1 million for the year ended June 30, 2009. An increase in the average balance of such certificates to $208.4 million from $195.9 million was more than offset by a decrease in the average cost of such certificates to 2.63% from 3.62%. The increase in average balance of our certificates of deposit resulted primarily from our customers seeking lower-risk investments in lieu of higher volatility equity investments during 2010. Interest expense on money market deposits and NOW and demand deposits decreased slightly to $508,000 for the year ended June 30, 2010 from $522,000 for the year ended June 30, 2009. The decrease was due to the lower average cost on the NOW and demand deposits as well as savings and money market accounts to 0.97% from 1.04%, which more than offset the increased average balances of such deposits to $52.3 million from $50.0 million.

Net Interest Income. Net interest income increased to $9.1 million for the year ended June 30, 2010 from $7.9 million for the year ended June 30, 2009. The increase resulted from an increase in our interest rate spread to 2.53% from 2.13%, which more than offset a slight decrease in the ratio of our average interest earning assets to average interest bearing liabilities to 1.20x from 1.21x. Our net interest margin increased to 2.91% from 2.65%. The increases in our interest rate spread and net interest margin were largely due to our declining cost of funds, which reflected the continuing decline in the United States Treasury yield curve.

Provision for Loan Losses. We recorded a provision for loan losses of $758,000 for the year ended June 30, 2010, and recorded no provision for the year ended June 30, 2009. The provision for loan losses in 2010 reflected net charge offs of $128,000 for the year ended June 30, 2010, compared with $40,000 for the year ended June 30, 2009. The allowance for loan losses was $888,000, or 0.33% of total loans at June 30, 2010, compared with $258,000, or 0.10% of total loans at June 30, 2009. Total nonperforming loans were $3.9 million at June 30, 2010, compared with $1.9 million at June 30, 2009. Although we used the same methodology in assessing the allowances for both periods, the increase in the provision and resulting allowance is reflective of increases in our general valuation allowance and our specific allowance for impaired loans. Increases in our general valuation allowance is reflective of increases in our nonperforming loans, net charge offs, and consideration of current economic factors. Total impaired loans increased to $4.7 million at June 30, 2010 from $4.1 million at June 30, 2009, and the impaired loans with an allocated allowance increased to $2.6 million at June 30, 2010 from $1.4 million at June 30, 2009. These increases resulted in an increase in the allowance for impaired loans to $188,000 at June 30, 2010 from $53,000 at June 30, 2009. Improvements in credit quality of the loan portfolio and the lower levels of net charge offs and nonperforming assets compared to the overall loan portfolio were the primary reason for no provision for loan losses in 2009. To the best of our knowledge, we have recorded all losses that are both probable and reasonably estimable for the years ended June 30, 2010 and 2009.

Noninterest Income. Noninterest income increased to $237,000 for the year ended June 30, 2010 from $90,000 for the year ended June 30, 2009. The increase in noninterest income was primarily attributable to $128,000 of gains on sale of real estate owned during 2010 and increased service charges on deposit accounts to $89,000 from $77,000, reflecting higher balances of deposits during 2010. These increases were partially offset by an other-than-temporary impairment charge of $17,000 on our investment in FHLMC common stock, which reflected the length of time this investment had been impaired and the unpredictability for recovery to cost.

Noninterest Expense. Noninterest expense increased $343,000, or 8.1%, to $4.6 million for the year ended June 30, 2010 from $4.2 million for the year ended June 30, 2009. The increase was due to increased salaries and employee benefits expense to $2.6 million for the year ended June 30, 2010 from $2.5 million for the year ended June 30, 2009, reflecting normal annual salary increases and profit sharing plan contributions. The number of full time equivalent employees increased to 45 in the 2010 period from 44 in the 2009 period. Additionally, FDIC insurance premiums increased $163,000, or 97.6%, to $330,000 for the year ended June 30, 2010 from $167,000 for the year ended June 30, 2009 primarily as a result of us being required to expense a disproportionate amount of the pre-payment of our 2010 – 2013 FDIC deposit insurance premiums that was due on December 30, 2009 during the year ended June 30, 2010 and an increase in assessment rates.

Income Tax Expense. The provision for income taxes was $1.4 million for each of the years ended June 30, 2010 and June 30, 2009. Our effective tax rates for the years ended June 30, 2010 and 2009 were 35.2% and 38.2%, respectively. The decrease in effective tax rates resulted from lower book tax expense resulting from changes in our deferred tax assets and liabilities, primarily an increase in deferred tax assets arising from the book-tax differences related to the allowance for loan losses.

Analysis of Net Interest Income

Net interest income represents the difference between the income we earn on interest-earning assets and the interest expense we pay on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the tables as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income.

	For the Years Ended June 30,
	2010			2009			2008
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	$261,915	$14,604	5.58%	$242,326	$14,506	5.99%	$237,509	$13,975	5.88%
Investment securities	9,789	432	4.42	17,627	666	3.78	28,254	805	2.85
Other interest-earning assets	41,217	48	0.12	36,448	301	0.83	24,005	1,066	4.44

Total interest-earning assets	312,921	15,084	4.82	296,402	15,473	5.22	289,768	15,846	5.47
Noninterest-earning assets	10,434			9,787			10,562

Total assets	$323,355			$306,189			$300,330

Liabilities and equity:
Interest-bearing liabilities:
NOW and demand deposits	$13,461	$69	0.51	$14,503	$72	0.50	$13,929	$73	0.53
Money market deposits	7,755	105	1.35	6,083	91	1.50	4,881	73	1.50
Regular savings and other deposits	31,126	334	1.07	29,425	359	1.22	29,516	360	1.22
Certificates of deposit	208,383	5,472	2.63	195,906	7,083	3.62	190,144	9,103	4.79

Total interest-bearing deposits	260,725	5,980	2.29	245,917	7,605	3.09	238,469	9,609	4.03
Total interest-bearing liabilities	260,725	5,980	2.29	245,917	7,605	3.09	238,469	9,609	4.03
Noninterest-bearing demand deposits	1,869			1,797			2,266
Other noninterest-bearing liabilities	2,201			2,387			3,580

Total liabilities	264,795			250,101			244,315
Accumulated other comprehensive income (loss)	12			139			2,025
Retained earnings	58,548			55,949			53,990

Total equity	58,560			56,088			56,015

Total liabilities and equity	$323,355			$306,189			$300,330

Net interest income		$9,104			$7,868			$6,237

Interest rate spread			2.53%			2.13%			1.43%
Net interest margin			2.91%			2.65%			2.15%
Average interest-earning assets to average interest-bearing liabilities	1.20x			1.21x			1.22x

Rate/Volume Analysis

The following table presents the dollar amount of changes in interest income and interest expense for the major categories of our interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-period average balances). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

2010 Compared to 2009	Volume	Rate	Net
	(In thousands)
Interest income:
Loans receivable	$641	$(544)	$97
Investment securities	(377)	144	(233)
Other interest-earning assets	45	(299)	(254)

Total	309	(699)	(390)
Interest expense:
Deposits	494	(2,120)	(1,626)
Total	494	(2,120)	(1,626)

Increase (decrease) in net interest income	$(185)	$1,421	$1,236

2009 Compared to 2008	Volume	Rate	Net
	(In thousands)
Interest income:
Loans receivable	$286	$245	$531
Investment securities	(1,040)	901	(139)
Other interest-earning assets	1,341	(2,106)	(765)

Total	587	(960)	(373)
Interest expense:
Deposits	311	(2,315)	(2,004)
Total	311	(2,315)	(2,004)

Increase (decrease) in net interest income	$276	$1,356	$1,631

Management of Market Risk

Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our net interest income to changes in market interest rates. Our board of directors is responsible for the review and oversight of our asset/liability strategies. The Asset/Liability Committee of our board of directors meets monthly and is charged with developing an asset/liability management plan. Our board of directors has established an Asset/Liability Management Committee, consisting of senior management. Senior management meets daily to review pricing and liquidity needs and to assess our interest rate risk. This committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by our board of directors.

The techniques we are currently using to manage interest rate risk include:

•	using a pricing strategy in an effort to balance the proportions of 30-year and 15-year fixed rate loans in our portfolio;

•	maintaining a modest portfolio of adjustable-rate one- to four-family residential loans;

•	funding a portion of our operations with deposits with terms greater than one year;

•

focusing our business operations on local retail customers who value our community orientation and personal service and who may be somewhat less sensitive to interest rate changes than wholesale deposit customers; and

•	maintaining a strong capital position, which provides for a favorable level of interest-earning assets relative to interest-bearing liabilities.

Depending on market conditions, from time to time we place more emphasis on enhancing net interest margin rather than matching the interest rate sensitivity of our assets and liabilities. In particular, we believe that the increased net interest income resulting from a mismatch in the maturity of our asset and liabilities portfolios can, during periods of stable or declining interest rates, provide high enough returns to justify increased exposure to sudden and unexpected increases in interest rates. As a result of this philosophy, our results of operations and the economic value of our equity will remain vulnerable to increases in interest rates and to declines due to the difference between long- and short-term interest rates.

An important measure of interest rate risk is the amount by which the net present value of an institution’s cash flow from assets, liabilities and off balance sheet items changes in the event of a range of assumed changes in market interest rates. We have utilized the Office of Thrift Supervision net portfolio value model (“NPV”) to provide an analysis of estimated changes in our NPV under the assumed instantaneous changes in the United States treasury yield curve. The financial model uses a discounted cash flow analysis and an option-based pricing approach to measuring the interest rate sensitivity of the NPV. Set forth below is an analysis of the changes to the economic value of our equity as of June 30, 2010 in the event of designated changes in the United States treasury yield curve. At June 30, 2010, our NPV exposure related to these hypothetical changes in market interest rates was within the current guidelines we have established.

	Net Portfolio Value per Model	Dollar Change from Base	Percentage Change from Base	Percentage of Total Assets
	(Dollars in Thousands)
Up 300 basis points	$46,597	$(29,738)	(39)%	14.5%
Up 200 basis points	57,973	(18,362)	(24)	17.4
Up 100 basis points	68,533	(7,802)	(10)	19.9
Base	76,335	—	—	21.6
Down 100 basis points	80,068	3,733	5	22.4

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in net portfolio value requires making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. In addition, this the net portfolio value table does not reflect the impact of a change in interest rates on the credit quality of our assets. Accordingly, although the net portfolio value table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Our policies generally do not permit us to engage in derivative transactions, such as futures, options, caps, floors or swap transactions; however, such transactions may be entered into with the prior approval of the Asset/Liability Management Committee or the board of directors for hedging purposes only.

Liquidity and Capital Resources

Our primary sources of funds are deposits and the proceeds from principal and interest payments on loans and investment securities. While maturities and scheduled amortization of loans and securities are predicable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. We generally manage the pricing of our deposits to be competitive within our market and to increase core deposit relationships.

Our cash flows are derived from operating activities, investing activities and financing activities. Net cash flows provided by operating activities were $2.3 million for the year ended June 30, 2010 and $4.0 million for the year ended June 30, 2009. Net cash flows provided by investing activities consisted primarily of disbursements for loan originations and the purchase of securities, offset by principal collections on loans, and proceeds from maturation and sales of securities. Net cash flows used in investing activities were $23.1 million for the year ended June 30, 2010 and net cash flows provided by investing activities for the year ended June 30, 2009 were $6.8 million. Net cash flows provided by financing activities consisted entirely of activity in deposits. Net cash flows provided by financing activities were $19.9 million and $975,000 for the years ended June 30, 2010 and 2009, respectively.

Our most liquid assets are cash and short-term investments. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period. At June 30, 2010 and 2009, cash and short-term investments totaled $49.8 million and $50.7 million, respectively. We may also utilize as sources of funds the sale of securities available-for-sale, federal funds purchased, Federal Home Loan Bank of Atlanta advances and other borrowings.

At June 30, 2010 and 2009, we had outstanding commitments to originate loans of $2.0 million and $10.5 million, respectively. We had no unfunded commitments under lines of credit or standby letters of credit at June 30, 2010 and 2009. We anticipate that we will have sufficient funds available to meet our current loan commitments. In recent periods, loan commitments have been funded through liquidity and normal deposit flows. Certificates of deposit scheduled to mature in one year or less from June 30, 2010 totaled $182.8 million. Management believes, based on past experience, that a significant portion of such deposits will remain with us. Based on the foregoing, in addition to our level of core deposits and capital, we consider our liquidity and capital resources sufficient to meet our outstanding short-term and long-term needs. Liquidity management is both a daily and long-term responsibility of management. We adjust our investments in liquid assets based upon management’s assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and investment securities, and the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits and federal funds sold. If we require funds beyond our ability to generate them internally, we have additional borrowing capacity with the Federal Home Loan Bank of Atlanta. At June 30, 2010, we had an available borrowing limit of $36.0 million in advances from the Federal Home Loan Bank of Atlanta. It is anticipated that immediately upon completion of the reorganization and offering, Oconee Federal Financial Corp. and Oconee Federal Savings and Loan’s liquid assets will be increased. See “How We Intend to Use the Proceeds from the Offering.”

We are subject to various regulatory capital requirements. At June 30, 2010, we were in compliance with all applicable capital requirements. See “Supervision and Regulation—Federal Banking Regulation—Capital Requirements” and “Pro Forma Data” and Note 10 of the Notes to our Financial Statements.

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For information about our loan commitments and unused lines of credit, see Note 9 of the Notes to our Financial Statements.

For the fiscal year ended June 30, 2010, we did not engage in any off-balance-sheet transactions other than loan origination commitments in the normal course of our lending activities.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 of the notes to our financial statements beginning on page F-1 of this prospectus.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF OCONEE FEDERAL FINANCIAL CORP.

We have not engaged in any business to date. Upon completion of the reorganization and offering, we will own all of the issued and outstanding common stock of Oconee Federal Savings and Loan Association. We may retain up to 50% of the net proceeds from the offering. A portion of the net proceeds we retain will be used to make a loan to fund the purchase of our shares of common stock by the Oconee Federal Savings and Loan Association employee stock ownership plan. We will contribute the remaining net proceeds to Oconee Federal Savings and Loan Association as additional capital. We intend to invest our capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

In the future, Oconee Federal Financial Corp., as the holding company of Oconee Federal Savings and Loan Association, will be authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, which may include the acquisition of banking and financial services companies. We have no plans for any mergers or acquisitions, or other diversification of the activities of Oconee Federal Financial Corp. at the present time.

Our cash flow will depend on earnings from the investment of the net proceeds we retain, and any dividends received from Oconee Federal Savings and Loan Association. Initially, Oconee Federal Financial Corp. will neither own nor lease any property, but will instead use the premises, equipment and furniture of Oconee Federal Savings and Loan Association. At the present time, we intend to employ only persons who are officers of Oconee Federal Savings and Loan Association to serve as officers of Oconee Federal Financial Corp. We will also use the support staff of Oconee Federal Savings and Loan Association from time to time. These persons will not be separately compensated by Oconee Federal Financial Corp. Oconee Federal Financial Corp. may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF OCONEE FEDERAL, MHC

Oconee Federal, MHC will be formed as a federal mutual holding company and will at all times own a majority of the outstanding shares of Oconee Federal Financial Corp.’s common stock. Persons who had membership rights in Oconee Federal Savings and Loan Association as of the date of the reorganization will continue to have membership rights, however, these membership rights will be in Oconee Federal, MHC.

Oconee Federal, MHC’s principal assets will be the common stock of Oconee Federal Financial Corp. it receives in the reorganization and offering and $50,000 cash in initial capitalization, which will be contributed to Oconee Federal, MHC by Oconee Federal Savings and Loan Association. Presently, it is expected that the only business activity of Oconee Federal, MHC will be to own a majority of Oconee Federal Financial Corp.’s common stock. Oconee Federal, MHC will be authorized, however, to engage in any other business activities that are permissible for mutual holding companies under federal law, including investing in loans and securities.

Oconee Federal, MHC will neither own nor lease any property, but will instead use the premises, equipment and furniture of Oconee Federal Savings and Loan Association. It is anticipated that Oconee Federal, MHC will employ only persons who are officers of Oconee Federal Savings and Loan Association to serve as officers of Oconee Federal, MHC. Those persons will not be separately compensated by Oconee Federal, MHC. The initial directors of Oconee Federal, MHC will consist of the current directors of Oconee Federal Savings and Loan Association.

BUSINESS OF OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

General

Oconee Federal Savings and Loan Association is a federally chartered savings and loan association headquartered in Seneca, South Carolina. We were originally charted by the State of South Carolina in 1924 as Seneca Building and Loan Association. In 1958, we changed our name to “Oconee Savings and Loan Association” and in 1991 we converted to our federal charter under the name “Oconee Federal Savings and Loan Association.” Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations, in one- to four-family residential mortgage loans and, to a much lesser extent, non-residential mortgage, construction and land and other loans. We also invest in U.S. Government and federal agency securities and mortgage-backed securities and short-term deposits.

Reflecting our focus on our community, in connection with the offering, we intend to form a charitable foundation called Oconee Federal Charitable Foundation and fund it with an aggregate of $2.5 million in cash and shares of Oconee Federal Financial Corp. common stock. The corporate purpose of this new foundation will be to make contributions to various charitable organizations operating in our community.

Our website address is www.oconeefederal.com. Information on our website should not be considered a part of this prospectus.

Market Area

We conduct business through our main office, our executive office annex and one branch office located in Seneca, South Carolina and one additional branch office located in each of Walhalla, South Carolina and Westminster, South Carolina. All five of our offices are located in Oconee County, which is located on the I-85 corridor between the Charlotte and Atlanta metropolitan areas, approximately 120 miles south of Charlotte and approximately 120 miles north of Atlanta. Our offices are also located approximately 40 miles south of Greenville, South Carolina, and 10 miles from Clemson, South Carolina.

Our primary market area, which consists of Oconee County and the nearby communities and townships in adjacent counties in South Carolina, is mostly rural and suburban in nature. The Oconee County economy has historically been concentrated in manufacturing. Plant closings and layoffs in this sector in recent years have contributed to high unemployment in Oconee County. The regional economy is fairly diversified, with services, wholesale/retail trade, manufacturing and government providing the primary support. In addition, Oconee County and nearby counties are experiencing an increase in retiree populations.

The largest employers in Oconee County are education and health services providers, public utilities and light manufacturing companies, including the Oconee County and Seneca City School Systems, Oconee Memorial Hospital, Duke Energy, an electric utility and provider of nuclear and hydroelectric energy, Schneider Electric-Square D, a manufacturer of electronic components, Itron, a manufacturer of electronic measuring devices and Covidien, a manufacturer of healthcare products. Other employers include the local government, retail trade and the leisure/hospitality industry. Many residents of Oconee County are employed in nearby Greenville, South Carolina, which has major employers such as BMW Motors, Inc., and Greenville Memorial Hospital, and in Pickens County, which has major employers such as Clemson University and the Pickens County school system. In addition, although we only accept deposits from existing customers and residents of Oconee County, we extend credit to residents of adjacent counties in order to take advantage of the additional lending market located in these areas.

The local economy has been adversely affected by the recent recession. In particular, light manufacturing industries have experienced plant closings and layoffs. Oconee County’s and South Carolina’s respective June 2010 unemployment rates of 11.5% and 10.7% were above the comparable United States unemployment rate of 9.5%. In 2008, per capita income for Oconee County was $32,456 and the median household income was $42,668, compared to per capita income of $32,495 and $40,166, respectively, and median household income of $44,695 and $52,029, respectively, for the State of South Carolina and the United States.

Competition

Competition for making loans and attracting deposits in our primary market area is significant, particularly in light of the relatively modest population base of Oconee County and the relatively large number of institutions that maintain a presence in the county. Financial institution competitors in our primary market area include other locally based commercial banks, thrifts and credit unions, as well as regional and super regional banks. We also compete with depository and lending institutions not physically located in our primary market area but capable of doing business remotely, mortgage loan originators and mortgage brokers and other companies in the financial services industry, such as investment firms, mutual funds and insurance companies. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking. To meet our competition, we seek to emphasize our community orientation, local and timely decision making and superior customer service. As of June 30, 2009 our market share of deposits represented 22.14% of FDIC-insured deposits in Oconee County.

Lending Activities

The principal lending activity of Oconee Federal Savings and Loan Association is originating one- to four-family residential mortgage loans and, to a much lesser extent, home equity loans, non-residential mortgage loans, construction and land loans, and other loans. In recent years we have modestly expanded our non-residential mortgage loans in an effort to diversify our overall loan portfolio, increase the yield of our loans and shorten asset duration. In addition, we may modestly increase our home equity loan portfolio.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

	At June 30,
	2010		2009		2008		2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family (1)	$250,390	93.81%	$232,106	93.66%	$230,260	94.37%	$225,424	95.29%	$222,163	95.49%
Multi-family	380	0.14	395	0.16	480	0.20	234	0.10	284	0.12
Home equity	510	0.19	892	0.36	1,239	0.51	458	0.19	138	0.06
Non-residential	9,456	3.55	8,353	3.38	5,751	2.35	3,045	1.29	2,992	1.29
Construction and land	5,158	1.93	4,867	1.96	5,116	2.10	6,304	2.67	5,914	2.54

Total real estate loans	265,894	99.62	246,613	99.52	242,846	99.53	235,465	99.53	231,491	99.50
Consumer and other loans	1,012	0.38	1,194	0.48	1,141	0.47	1,102	0.47	1,158	0.50

Total loans	$266,906	100.00%	$247,807	100.00%	$243,987	100.00%	$236,567	100.00%	$232,649	100.00%

Net deferred loan fees	(1,690)		(1,580)		(1,459)		(1,428)		(1,426)
Allowance for losses	(888)		(258)		(325)		(284)		(282)

Loans, net	$264,328		$245,969		$242,203		$234,855		$230,941

(1)	Includes $3.09 million of loans secured by modular and manufactured homes as of June 30, 2010.

Contractual Maturities and Interest Rate Sensitivity. The following table summarizes the scheduled repayments of our loan portfolio at June 30, 2010. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. Loans are presented net of loans in process.

	One- to Four- Family Residential	Multi- Family	Home equity	Non- residential	Construction and Land	Consumer and Other	Total
	(In thousands)
Amounts due in:
One year or less	$125	$—	$—	$—	$—	$815	$940
More than one to two years	135	—	3	9	17	50	214
More than two to three years	405	—	—	22	—	62	489
More than three to five years	2,157	—	—	159	12	85	2,413
More than five to ten years	29,410	—	507	604	1,388	—	31,909
More than ten to fifteen years	32,476	106	—	266	—	—	32,848
More than fifteen years	185,682	274	—	8,396	3,741	—	198,093

Total	$250,390	$380	$510	$9,456	$5,158	$1,012	$266,906

Age of Real Estate Loan Portfolio. The following table summaries the age of the real estate loans in our portfolio, based on the date of origination of the loans, at June 30, 2010.

	One- to Four- Family Residential	Multi- Family	Home equity	Non- residential	Construction and Land (1)	Total
	(In thousands)
Origination date:
July 1, 2009 to June 30, 2010	$45,585	$—	$87	$724	$4,594	$50,990
July 1, 2008 to June 30, 2009	47,719	—	22	484	340	48,565
July 1, 2007 to June 30, 2008	17,070	273	312	2,230	147	20,032
July 1, 2006 to June 30, 2007	16,308	—	84	3,949	22	20,363
July 1, 2005 to June 30, 2006	27,278	—	—	1,286	26	28,590
July 1, 2000 to June 30, 2005	76,619	—	5	351	29	77,004
Prior to June 30, 2000	19,811	107	—	432	—	20,350

Total	$250,390	$380	$510	$9,456	$5,158	$265,894

(1)	Our construction loans generally have a term of 8 months, after which they convert into residential, multi-family or non-residential mortgage loans. Accordingly, the majority of our construction loans were originated recently.

The following table sets forth our fixed and adjustable-rate loans at June 30, 2010 that are contractually due after June 30, 2011. Loans are presented net of loans in process.

	Due After June 30, 2011
	Fixed	Adjustable	Total
	(In thousands)
Real Estate:
One- to four-family	$228,799	$21,466	$250,265
Multi-family	—	380	380
Home equity	510	—	510
Non-residential	9,456	—	9,456
Construction and land	4,960	198	5,158

Total real estate loans	243,725	22,044	265,769
Consumer and other loans	197	—	197

Total	$243,922	$22,044	$265,966

Loan Approval Procedures and Authority. Pursuant to federal law, the aggregate amount of loans that Oconee Federal Savings and Loan Association is permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Oconee Federal Savings and Loan Association’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans). At June 30, 2010, based on the 15% limitation, Oconee Federal Savings and Loan Association’s loans-to-one-borrower limit was approximately $8.1 million. On the same date, Oconee Federal Savings and Loan Association had no borrowers with outstanding balances in excess of this amount. At June 30, 2010, our largest loan was for approximately $3.6 million secured by a church building located in Seneca, South Carolina, and was performing in accordance with its terms on that date.

Our lending is subject to written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns.

Under our loan policy, the loan officer processing an application is responsible for ensuring proposals and approval of any extensions of credit are in compliance with internal policies and procedures and applicable laws and regulations, and for establishing and maintaining credit files and documentation sufficient to support the loan and to perfect any collateral position. The Loan Committee of the board of directors reviews all loan applications, and may override the risk analysis of loan officers.

Our lending officers do not have individual lending authority. The Loan Committee has approval authority for loans up to $250,000. Real estate loans over $250,000 must be approved by the Loan Committee and ratified by the board of directors. Our board of directors must approve all loans in excess of $500,000. To ensure adequate liquidity, under our loan policy, aggregate loans outstanding should not exceed our total deposits and advances from the Federal Home Loan Bank of Atlanta.

Generally, we require title insurance or abstracts on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.

One- to Four-Family Residential Real Estate Lending. The cornerstone of our lending program has long been the origination of long-term loans secured by mortgages on owner-occupied one- to four-family residences. At June 30, 2010, $250.4 million, or 93.8% of our total loan portfolio consisted of one- to four-family residential mortgage loans. At that date, our average outstanding one- to four-family residential mortgage loan balance was $117,198 and our largest outstanding residential loan had a principal balance of $1.2 million. At June 30, 2010, of our ten largest loans, eight loans totaling $9.1 million were residential mortgages. Virtually all of the residential mortgage loans we originate are secured by properties located in our market area. See “—Originations, Sales and Purchases of Loans.”

The terms of our mortgage loans are generally up to 30 years for traditional homes and up to 15 years for manufactured or modular homes. The terms of non-owner-occupied homes are generally up to 15 years for fixed-rate loans and up to 30 years for adjustable-rate loans. Due to consumer demand in the current low market interest rate environment, many of our recent originations are 15- to 30-year fixed-rate loans secured by one- to four-family residential real estate. Although we typically retain in our portfolio the loans we originate, we generally originate our fixed-rate one- to four-family residential loans in accordance with secondary market standards. At June 30, 2010, we had $32.7 million of residential mortgage loans with original contractual maturities of 10 years or less, $32.6 million of residential mortgage loans with original contractual maturities between 10 and 15 years and $185.7 million of residential mortgage loans with original contractual maturities in excess of 15 years in our portfolio.

In order to reduce the term to repricing of our loan portfolio, we also originate one-year adjustable-rate one- to four-family residential mortgage loans. Our current adjustable-rate mortgage loans have fixed rates for the first 12 months, and then carry interest rates that adjust annually at a rate based on the change, between closing of the loan and the adjustment date, of the Federal Home Loan Bank Board’s published contract interest rate, which represents the national average rate for purchases of previously occupied homes. Such loans carry terms to maturity of up to 30 years. The adjustable-rate mortgage loans currently offered by us generally provide for a 100 basis point annual interest rate change cap, a lifetime cap of 500 basis points over the initial rate and a lifetime floor of 200 basis points under the initial rate.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically reprice, as interest rates increase, the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. At June 30, 2010, $21.5 million, or 8.6% of our one- to four-family residential loans, had adjustable rates of interest. During the year ended June 30, 2010, we originated 13 one-to-four family residential loans totaling $2.2 million with adjustable rates of interest.

We evaluate both the borrower’s ability to make principal, interest and escrow payments and the value of the property that will secure the loan. Our one- to four-family residential mortgage loans do not currently include prepayment penalties, are non-assumable and do not produce negative amortization. Our one- to four-family residential mortgage loans customarily include due-on-sale clauses giving us the right to declare the loan immediately due and payable in the event that, among other things, the borrower sells the property subject to the mortgage.

We currently originate residential mortgage loans for our portfolio with loan-to-value ratios of up to 80% for traditional owner-occupied homes. For traditional homes, we may originate loans with loan-to-value ratios in excess of 80% if the borrower obtains mortgage insurance or provides readily marketable collateral. We may make exceptions for special loan programs that we offer. For example, we currently offer mortgages of up to $95,000 with loan-to-value ratios of up to 95% to low- to moderate-income borrowers solely for the purchase of their primary residence. We also originate residential mortgage loans for non-owner-occupied homes with loan-to-value ratios of up to 80%.

We also originate residential mortgage loans with loan-to-value ratios of up to 75% for manufactured or modular homes. We require lower loan-to-value ratios for manufactured and modular homes because such homes tend to depreciate over time. Manufactured or modular homes must be permanently affixed to a lot to make them more difficult to move without our permission. Such homes must be “de-titled” by the State of South Carolina so that they are taxed as residential homes rather than vehicles. We also obtain a mortgage on the real estate to which such homes are affixed. At June 30, 2010, the balance of loans secured by manufactured or modular homes was $3.09 million, representing 1.23% of our one- to four-family residential loans and 1.16% of our total loans.

At June 30, 2010, we had $5.1 million of one- to four-family residential mortgage loans that were 60 days or more delinquent.

Non-Residential Real Estate Lending. Our non-residential real estate loans are secured primarily by churches and, to a much lesser extent, office buildings, and retail and mixed-use properties located in our primary market area. We believe that focusing on loans to churches enables us to maintain our status as a community-oriented institution, and build our customer base as congregation members become familiar with us. At June 30, 2010, we had $9.5 million in non-residential real estate loans, representing 3.6% of our total loan portfolio.

The non-residential real estate loans that we originate generally have maximum terms of 5 years with amortization periods of 30 years. For loans secured by church property, our loans generally have maximum terms of 20 years with amortization periods of up to 20 years. The maximum loan-to-value ratio of our non-residential real estate loans is generally 75%. At June 30, 2010, our average outstanding non-residential mortgage loan balance was $315,193, and our largest non-residential real estate loan totaled $3.8 million. This loan is secured by a mortgage on a church building in Seneca, South Carolina, and, at June 30, 2010, this loan was performing in accordance with its terms. At June 30, 2010, of our ten largest loans, two loans totaling $5.2 million were non-residential real estate loans.

Set forth below is information regarding our non-residential real estate loans at June 30, 2010.

Type of Loan	Number of Loans	Balance
	(Dollars in thousands)
Church	22	$9,159
Other Non-Residential	8	297

Total	30	$9,456

We consider a number of factors in originating non-residential real estate loans. We evaluate the qualifications and financial condition of the borrower, including credit history, cash flows, the applicable business plan, the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). For church loans, we also consider the length of time the church has been in existence, the size and financial strength of the denomination with which it is affiliated, attendance figures and growth projections and current and pro forma operating budgets. All non-residential real estate loans are appraised by outside independent appraisers approved by our board of directors. Personal guarantees may be obtained from the principals of non-residential real estate borrowers and, in the case of church loans, guarantees from the applicable denomination may be obtained.

Loans secured by non-residential real estate generally are larger than one- to four-family residential loans and involve greater credit risk. Non-residential real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general, including the current adverse conditions. In addition, because a church’s financial stability often depends on donations from congregation members, some of whom may not reside in our market area, rather than income from business operations, repayment may be affected by economic conditions that affect individuals located both in our market area and in other market areas with which we are not as familiar. In addition, due to the unique nature of church buildings and properties, the real estate securing church loans may be less marketable than other non-residential real estate. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate. At June 30, 2010, all of our non-residential real estate loans were performing in accordance with their terms.

Construction Lending. We make construction loans to individuals for the construction of their primary residences. These loans generally have maximum terms of eight months, and upon completion of construction convert to conventional amortizing mortgage loans. These construction loans have rates and terms comparable to one- to four-family residential mortgage loans that we originate. During the construction phase, the borrower generally pays interest only. The maximum loan-to-value ratio of our owner-occupied construction loans is 80%. Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential mortgage loans.

We also make interim construction loans for non-residential properties. In addition, we occasionally make loans for the construction of homes “on speculation,” but we generally permit a borrower to have only one such loan at a time. These loans generally have a maximum term of eight months, and upon completion of construction convert to conventional amortizing non-residential real estate loans. These construction loans have rates and terms comparable to permanent loans secured by property of the type being constructed that we originate. The maximum loan-to-value ratio of these construction loans is 80%.

Finally, we make loans secured by land to complement our construction and non-residential lending activities. These loans have terms of up to 10 years, and maximum loan-to-value ratios of 90% for improved lots and 65% for unimproved land.

	Number of Loans	Loans in Process	Net Principal Balance	Non- Performing
	(Dollars in thousands)
One- to four-family construction	31	$7,565	$3,139	$—
Non-residential construction	1	228	602	—
Residential land	18	—	1,417	—

Total construction and land loans	50	$7,793	$5,158	$—

At June 30, 2010, our largest outstanding residential construction loan was for $1.1 million, of which $400,000 was outstanding. This loan was performing according to its terms at June 30, 2010. At June 30, 2010, all of our construction loans were performing in accordance with their terms.

The application process for a construction loan includes a submission to Oconee Federal Savings and Loan Association of accurate plans, specifications and costs of the project to be constructed or developed, a copy of the deed or plat survey of the real estate involved in the loan and an appraisal of the proposed collateral for the loan. Our construction loan agreements generally provide that loan proceeds are disbursed in increments as construction progresses. Outside independent licensed or certified appraisers inspect the progress of the construction of the dwelling before disbursements are made.

To the extent our construction loans are not made to owner-occupants of single-family homes, they are more vulnerable to changes in economic conditions and the concentration of credit with a limited number of borrowers. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. Our risk of loss on a construction or land loan is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project and the estimated cost (including interest) of the project. If the estimate of value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project with a value which is insufficient to assure full repayment and/or the possibility of having to make substantial investments to complete and sell the project. Because defaults in repayment may not occur during the construction period, it may be difficult to identify problem loans at an early stage.

Home Equity Lending. We originate fixed-rate home equity loans secured by a lien on the borrower’s primary residence, but only where we hold the first mortgage on the property. Our home equity loans are limited to an 80% loan-to-value ratio (including all prior liens), and have terms of up to 10 years with 10-year amortization periods. We use the same underwriting standards for home equity loans as we use for one- to four-family residential mortgage loans. Although we do not currently offer home equity lines of credit, we may offer lines of credit in the future. We expect that any lines of credit that we issue will be originated and underwritten using the same standards that we use for home equity loans and residential mortgage loans. At June 30, 2010, we had $510,000 or 0.2% of our total loans in home equity loans.

Consumer Lending. We offer installment loans for various consumer purposes, including the purchase of automobiles, boats, appliances, and recreational vehicles and for other legitimate personal purposes. The maximum terms of consumer loans is 18 months for unsecured loans, 12 months for loans secured by marketable securities and 18-60 months for loans secured by an vehicle depending on the age of the vehicle.

To date, our consumer lending apart from home equity loans has been quite limited. We generally only extend consumer loans to existing customers or their immediate family members, and these loans generally have relatively low limits. At June 30, 2010, we had $1.0 million of consumer loans outstanding, representing 0.4% of our total loan portfolio. Of these loans, $956,000 were secured by deposits at Oconee Federal Savings and Loan Association.

Consumer loans may entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or are secured by rapidly depreciable assets, such as automobiles. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. At June 30, 2010, all of our consumer loans were performing in accordance with their terms.

Originations, Purchases and Sales of Loans

Lending activities are conducted solely by our salaried personnel operating at our main and branch office locations. All loans originated by us are underwritten pursuant to our policies and procedures. We originate both fixed-rate and adjustable-rate loans. Our ability to originate fixed or adjustable-rate loans is dependent upon relative customer demand for such loans, which is affected by current and expected future levels of market interest rates. We originate real estate and other loans through our salaried loan officers, marketing efforts, our customer base, walk-in customers and referrals from real estate brokers, builders and attorneys.

We currently do not purchase whole loans or interests in loans from third parties or sell any of the loans that we originate into the secondary market. However, we may in the future elect to do so, depending on market conditions, in order to supplement our loan production or diversify our risk.

The following table shows our loan origination and principal repayment activity for loans originated for our portfolio during the periods indicated. Loans are presented net of loans in process.

	Years Ended June 30,
	2010	2009
	(In thousands)
Total loans at beginning of period	$247,807	$243,987
Loans originated:
Real estate loans:
One- to four-family	38,823	41,086
Multi-family	—	—
Home equity	90	55
Non-residential	744	511
Construction and land	21,251	12,593

Total real estate loans	60,908	54,245
Consumer and other loans	652	708

Total loans originated	61,560	54,953
Deduct:
Principal repayments	(41,140)	(50,858)
Net other	(1,321)	(275)

Net loan activity	19,099	3,820

Total loans at end of period	$266,906	$247,807

Delinquencies and Non-Performing Assets

Delinquency Procedures. When a loan payment becomes 20 days past due, we contact the customer by mailing a late notice. If a loan payment becomes 30 days past due, we mail a “right to cure” letter to the borrower and any co-makers and endorsers. If a loan payment becomes 90 days past due (or a borrower misses three consecutive payments, whichever occurs first), we send a demand letter and generally cease accruing interest. It is our policy to institute legal procedures for collection or foreclosure when a loan becomes 90 days past due, unless management determines that it is in the best interest of Oconee Federal Savings and Loan Association to work further with the borrower to arrange a workout plan. It is our policy to not accept deeds in lieu of foreclosure.

When we acquire real estate as a result of foreclosure, the real estate is classified as real estate owned. The real estate owned is recorded at the lower of carrying amount or fair value, less estimated costs to sell Soon after acquisition, we order a new appraisal to determine the current market value of the property. Any excess of the recorded value of the loan satisfied over the market value of the property is charged against the allowance for loan losses, or, if the existing reserve is inadequate, charged to expense of the current period. After acquisition, all costs incurred in maintaining the property are expensed. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent Loans. The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

	At June 30,
	2010			2009
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Real estate loans:
One- to four-family	$3,559	$1,150	$3,978	$3,118	$413	$1,738
Multi-family	—	—	—	—	—	—
Home equity	—	—	—	—	—	—
Non-residential	—	—	—	—	—	211
Construction and land	—	—	—	—	—	—

Total real estate loans	3,559	1,150	3,978	3,118	413	1,949
Consumer and other loans	5	—	—	—	—	—

Total	$3,564	$1,150	$3,978	$3,118	$413	$1,949

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the Office of Thrift Supervision to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses. General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

In connection with the filing of our periodic reports with the Office of Thrift Supervision and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.

On the basis of this review of our assets, our classified or special mention assets (presented gross of reserves) at the dates indicated were as follows:

	At June 30,
	2010	2009
	(In thousands)
Special mention assets	$1,414	$541
Substandard assets	3,298	3,568
Doubtful assets (1)	771	121
Loss assets	—	—

Total classified assets	$5,483	$4,230

(1)	Consists solely of real estate owned.

The increase in classified loans between June 30, 2010 and 2009 was due to an increase in real estate owned from loan foreclosures and a $603,000 increase in special mention and substandard assets arising from credit deterioration of certain one- to four-family mortgage loans that management determined were impaired.

Non-Performing Assets. We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days delinquent unless the loan is well-secured and in the process of collection. Loans are placed on non-accrual or charged off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not received for loans placed on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until the loans qualifies for return to accrual. Generally, loans are restored to accrual status when all the principal and interest amounts contractually due are brought current, and future payments are reasonably assured. Loans are moved to non-accrual status in accordance with our policy, which is typically after 90 days of non-payment.

The table below sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At June 30,
	2010	2009	2008	2007	2006
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family	$3,214	$1,286	$1,037	$528	$410
Multi-family	—	—	—	—	—
Home equity	—	—	—	—	—
Non-residential	—	211	—	—	—
Construction and land	—	—	—	—	—

Total real estate loans	3,214	1,497	1,037	528	410
Consumer and other loans	—	—	—	—	—

Total nonaccrual loans	$3,214	$1,497	$1,037	$528	$410

Accruing loans past due 90 days or more:
Real estate loans:
One- to four-family	$764	$452	$238	$123	$294
Multi-family	—	—	—	—	—
Home equity	—	—	—	—	—
Non-residential	—	—	—	7	—
Construction and land	—	—	—	—	—

Total real estate loans	764	452	238	130	294
Consumer and other loans:
Total accruing loans past due 90 days or more	764	452	238	130	294

Total of nonaccrual and 90 days or more past due loans	$3,978	$1,949	$1,275	$658	$704

Real estate owned:
One- to four-family	$751	$100	$58	$—	$—
Multi-family	—	—	—	—	—
Home equity	—	—	—	—	—
Non-residential	—	—	—	—	—
Other	—	—	—	—	—
Other nonperforming assets	—	—	—	—	—

Total nonperforming assets	$4,729	$2,049	$1,333	$658	$704

Troubled debt restructurings	—	—	—	—	—

Troubled debt restructurings and total nonperforming assets	$4,729	$2,049	$1,333	$658	$704

Total nonperforming loans to total loans	1.49%	0.79%	0.52%	0.28%	0.30%
Total nonperforming assets to total assets	1.42%	0.66%	0.43%	0.22%	0.23%
Total nonperforming assets to loans and real estate owned	1.77%	0.83%	0.55%	0.28%	0.30%

At June 30, 2010, special mention, substandard and loss loans totaled $4.7 million. All nonperforming loans in the table above were classified as substandard. There were no other loans that are not already disclosed where there is information about possible credit problems of borrowers that caused us serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

For the years ended June 30, 2010 and June 30, 2009, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $112,204 and $49,569, respectively.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses. Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (a) specific allowances for identified problem loans; and (b) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

Specific Allowances for Identified Problem Loans. We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. Factors in identifying a specific problem loan include:

•	the strength of the customer’s personal or business cash flows;

•	the availability of other sources of repayment;

•	the amount due or past due;

•	the type and value of collateral;

•	the strength of our collateral position;

•	the estimated cost to sell the collateral; and

•	the borrower’s effort to cure the delinquency.

In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

General Valuation Allowance on Certain Identified Problem Loans. Although our policy allows for a general valuation allowance on certain smaller balance, homogenous pools of loans classified as substandard, we have historically evaluated every nonperforming loan, regardless of size, for impairment in establishing a specific allowance.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans that are not otherwise specifically identified as impaired to recognize the probable incurred losses within our portfolio, but which, unlike specific allowances, has not been allocated to particular problem loans. In estimating this portion of the allowance, we apply loss factors to each category of loan. We estimate our loss factors taking into consideration both quantitative and qualitative aspects that would affect our estimation of probable incurred losses. These aspects include, but are not limited to historical charge-offs; loan delinquencies and foreclosure trends; current economic trends and demographic data within Oconee County and the other surrounding areas, such as unemployment rates and population trends; current trends in real estate values within the Oconee County market area; charge-off trends of other comparable institutions; the results of any internal loan reviews; loan to value ratios; our historically conservative credit risk policy; the strength of our underwriting and ongoing credit monitoring function; and other relevant factors.

We evaluate our loss factors quarterly to ensure their relevance in the current real estate and economic environment, and we review the allowance for loan losses (as a percentage of total loans) maintained by the us relative to other thrift institutions within our peer group, taking into consideration the other institutions’ delinquency trends, charge-offs, nonperforming loans, and portfolio composition as a basis for validation for the adequacy of our overall allowance for loan loss.

In addition, as an integral part of their examination process, the Office of Thrift Supervision will periodically review our allowance for loan losses. Such agency may require that we recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the periods indicated.

	Year Ended June 30,
	2010	2009	2008	2007	2006
	(Dollars in thousands)
Allowance at beginning of period	$258	$325	$284	$282	$254
Provision for loan losses	758	(27)	100	7	62
Charge offs:
Real estate loans
One- to four-family	$(128)	$(36)	$(59)	$(6)	$(39)
Multi-family	—	—	—	—	—
Home equity	—	—	—	—	—
Non-residential	—	—	—	—	—
Construction and land	—	—	—	—	—
Consumer and other loans	—	(4)	—	(2)	—

Total charge-offs	$(128)	$(40)	$(59)	$(8)	$(39)

Recoveries:
Real estate loans
One- to four-family	$—	$—	$—	$—	$—
Multi-family	—	—	—	—	—
Home equity	—	—	—	—	—
Non-residential	—	—	—	—	—
Construction and land	—	—	—	—	—
Consumer and other loans	—	—	—	3	5

Total recoveries	—	—	—	3	5

Net (charge-offs) recoveries	$(128)	$(40)	$(59)	$(5)	$(34)

Allowance at end of period	$888	$258	$325	$284	$282

Allowance to nonperforming loans	22.32%	13.24%	25.49%	43.16%	40.06%
Allowance to total loans outstanding at the end of the period	0.33	0.10	0.13	0.12	0.12
Net charge-offs (recoveries) to average loans outstanding during the period	0.05	0.02	0.02	0.00	0.02

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category (including loans held for sale), and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At June 30,
	2010			2009			2008
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family	$785	88.40%	93.81%	$215	83.33%	93.66%	$277	85.23%	94.37%
Multi-family	6	0.68	0.14	3	1.16	0.16	4	1.23	0.20
Home equity	1	0.11	0.19	—	—	0.36	—	—	0.51
Non-residential	57	6.42	3.55	28	10.85	3.38	31	9.54	2.35
Construction and land	35	3.94	1.93	7	2.72	1.96	8	2.46	2.10

Total real estate loans	884	99.55	99.62	253	98.06	99.52	320	98.46	99.53
Consumer and other loans	4	0.45	0.38	5	1.94	0.48	5	1.54	0.47
Unallocated	—	—	—	—	—	—	—	—	—

Total allowance for loan losses	$888	100.00%	100.00%	$258	100.00%	100.00%	$325	100.00%	100.00%

At June 30, 2010, our allowance for loan losses represented 0.33% of total loans and 22.32% of nonperforming loans. The allowance for loan losses increased to $888,000 at June 30, 2010 from $258,000 at June 30, 2009, due to a provision for loan losses of $758,000 for the year ended June 30, 2010, partially offset by net charge offs of $128,000 for the year ended June 30, 2010.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, regulators, in reviewing our loan portfolio, may request us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and increases may be necessary should the quality of any loan deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Investment Activities

General. The goals of our investment policy are to provide and maintain liquidity to meet deposit withdrawal and loan funding needs, to help manage our interest rate risk, and to generate a return on idle funds within the context of our interest rate and credit risk objectives.

Our board of directors approved and adopted our investment policy. The investment policy is reviewed annually by our board of directors and any changes to the policy are subject to the approval of our board of directors. Authority to make investments under the approved investment policy guidelines is delegated to our Investment Committee. All investment transactions are reviewed at regularly scheduled monthly meetings of our board of directors.

Our current investment policy permits investments in securities issued by the United States Government and its agencies or government sponsored enterprises. We also may invest in mortgage-backed securities and mutual funds that invest in mortgage-backed securities. Our investment policy also permits, with certain limitations, investments in bank-owned life insurance, collateralized mortgage obligations, asset-backed securities, real estate mortgage investment conduits, South Carolina revenue bonds and municipal securities. While equity investments are generally not authorized by our investment policy, such investments are permitted on a case-by-case basis provided such investments are pre-authorized by action of our board of directors.

At June 30, 2010, we did not have an investment in the securities of any single non-government issuer that exceeded 10% of equity at that date.

Our current investment policy does not permit investment in stripped mortgage-backed securities, complex securities and derivatives as defined in federal banking regulations and other high-risk securities. As of June 30, 2010, we held no asset-backed securities other than mortgage-backed securities. Our current policies do not permit hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage backed securities. At June 30, 2010, none of the collateral underlying our securities portfolio was considered subprime or Alt-A.

Current accounting principles require that, at the time of purchase, we designate a security as either held to maturity, available-for-sale, or trading, based upon our ability and intent. Securities available-for-sale and trading securities are reported at market value and securities held to maturity are reported at amortized cost. A periodic review and evaluation of our available-for-sale and held-to-maturity securities portfolios is conducted to determine if the fair value of any security has declined below its carrying value and whether such decline is other-than-temporary. If such decline is deemed to be other-than-temporary, the security is written down to a new cost basis and the resulting loss is charged against earnings. The fair values of our securities are based on published or securities dealers’ market values. At June 30, 2010, $33,000 of our securities were classified as available for sale and $12.1 million of our securities were classified as held to maturity. The fair value of the securities classified as available for sale was $33,000, and the fair value of the securities classified as held to maturity was $12.6 million.

U.S. Government and Federal Agency Obligations. We may invest in U.S. Government and federal agency securities. While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

Mortgage-Backed Securities. At June 30, 2010, our mortgage-backed securities portfolio totaled $12.1 million, all of which was classified as held to maturity. The fair value of these securities was $12.6 million. Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors, net of certain costs, including servicing and guarantee fees. Mortgage-backed securities typically are collateralized by pools of one- to four-family or multifamily mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Oconee Federal Savings and Loan Association. The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. Ginnie Mae, a United States Government agency, and government sponsored enterprises, such as Fannie Mae and Freddie Mac, either guarantee the payments or guarantee the timely payment of principal and interest to investors. Mortgage-backed securities are more liquid than individual mortgage loans since there is an active trading market for such securities. In addition, mortgage-backed securities may be used to collateralize our borrowings.

Investments in mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments. Also, in September 2008, the Federal Housing Finance Agency placed Freddie Mac and Fannie Mae into conservatorship. The U.S. Treasury Department has established financing agreements to ensure that Freddie Mac and Fannie Mae meet their obligations to holders of mortgage-backed securities that they have issued or guaranteed. These actions have not affected the markets for mortgage-backed securities issued by Freddie Mac or Fannie Mae.

All of our mortgage-backed securities are issued by government agencies or government-sponsored entities.

Restricted Equity Securities. We invest in the common stock of the Federal Home Loan Bank of Atlanta. The common stock is carried at cost and classified as restricted equity securities. We periodically evaluate these shares of common stock for impairment based on ultimate recovery of par value.

Bank-Owned Life Insurance. We invest in bank-owned life insurance to provide us with a funding source for our benefit plan obligations. Bank-owned life insurance also generally provides us non-interest income that is non-taxable. Federal regulations generally limit our investment in bank-owned life insurance to 25% of our Tier 1 capital plus our allowance for loan losses. At June 30, 2010, we had invested $350,000 in bank-owned life insurance.

Securities Portfolio Composition. The following table sets forth the composition of our securities portfolio at the dates indicated.

	At June 30,
	2010		2009		2008
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available for sale:
FHLMC – Common Stock	$33	$33	$50	$50	$80	$1,335

Total available for sale	33	33	50	50	80	1,335
Securities held to maturity:
FHLMC mortgage-backed securities	$545	$587	$744	$781	$951	$973
GNMA mortgage-backed securities	11,572	12,015	8,170	8,242	—	—
U.S. treasury notes	—	—	—	—	19,983	20,108

Total available for sale	12,117	12,602	8,914	9,023	20,934	21,081
Restricted equity securities	540	540	540	540	537	537

Total	$12,690	$13,175	$9,504	$9,613	$21,551	$22,953

Securities Portfolio Maturities and Yields. The following table sets forth the contractual maturities and weighted average yields of our securities portfolio at June 30, 2010. Mortgage-backed securities are anticipated to be repaid in advance of their contractual maturities as a result of projected mortgage loan prepayments. The weighted average life of the mortgage-backed securities in our portfolio at June 30, 2010 was 22.8 years.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
June 30, 2010	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
FHLMC – Common Stock	—	—%	—	—%	—	—%	33	0.48%	33	0.48%

Total available for sale	—	—	—	—	—	—	33	0.48	33	0.48
Securities held to maturity:
FHLMC mortgage-backed securities	—	—	—	—	545	5.65	—	—	545	5.65
GNMA mortgage-backed securities	—	—	—	—	—	—	11,572	3.85	11,572	3.85
U.S. treasury notes	—	—	—	—	—	—	—	—	—	—
Restricted equity securities	—	—	—	—	—	—	540	0.44	540	0.44

Total held to maturity	—	—	—	—	545	5.65	12,112	3.70	12,657	3.78

Total	$—	—%	$—	—%	$545	5.65%	$12,145	3.70%	$12,690	3.77%

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also may use borrowings, primarily Federal Home Loan Bank of Atlanta advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are solely from residents of Oconee County, South Carolina and from persons outside Oconee County with whom we have an existing banking relationship. We offer a selection of deposit accounts, including demand accounts, NOW accounts, money market accounts, savings accounts, certificates of deposit and individual retirement accounts (IRAs). Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We do not accept brokered deposits, although we have the authority to do so. We very rarely accept certificates of deposit in excess of $250,000 or other deposits in excess of applicable FDIC insurance coverage, which is currently $250,000 per depositor.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. Personalized customer service, long-standing relationships with customers, and the favorable image of Oconee Federal Savings and Loan Association in the community are relied upon to attract and retain deposits. We recently implemented a fully functional electronic banking platform, including on-line bill pay, as a service to our deposit customers.

The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. Our ability to gather deposits is affected by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products.

The following table sets forth the distribution of total deposits by account type, at the dates indicated.

	At June 30,
	2010		2009		2008
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
NOW and demand deposits	$15,399	5.65%	$16,661	6.59%	$17,154	6.81%
Money market deposits	9,338	3.43	6,689	2.65	5,447	2.16
Regular savings and other deposits	32,194	11.81	29,679	11.74	29,755	11.82
Certificates of deposit – IRA	59,388	21.78	54,984	21.75	51,042	20.28
Certificates of deposit – other	156,287	57.33	144,738	57.27	148,378	58.93

Total	$272,606	100.00%	$252,750	100.00%	$251,776	100.00%

As of June 30, 2010, the aggregate amount of our outstanding certificate of deposit in amounts greater than or equal to $100,000 was approximately $61.9 million. The following table sets forth the maturity of these certificates as of June 30, 2010.

Certificates of Deposit
(In thousands)
Maturity Period:
Three months or less	$14,636
Over three through six months	14,767
Over six through twelve months	21,881
Over twelve months	10,618

Total	$61,902

The following table sets forth our time deposits classified by interest rate as of the dates indicated.

	At June 30,
	2010	2008	2007
	(In thousands)
Interest Rate:
Less than 2%	$14,591	$2,952	$—
2.00% - 2.99%	179,827	80,445	2,116
3.00% - 3.99%	19,611	98,579	66,342
4.00% - 4.99%	1,646	17,726	43,661
5.00% - 5.99%	—	20	87,301

Total	$215,675	$199,722	$199,420

The following table sets forth the amount and maturities of our time deposits at June 30, 2010.

	At June 30, 2010
	Period to Maturity
	Less Than One Year	Over One Year to Two Years	Over Two Years to Three Years	Over Three Years	Total	Percentage of Total Certificate Accounts
	(Dollars in thousands)
Interest Rate:
Less than 2%	$14,591	$—	$—	$—	$14,591	6.77%
2.00% - 2.99%	147,958	29,301	2,478	90	178,827	83.38
3.00% - 3.99%	18,738	802	71	—	19,611	9.09
4.00% - 4.99%	1,552	94	—	—	1,646	0.76
5.00% - 5.99%	—	—	—	—	—	—

Total	$182,839	$30,197	$2,549	$90	$215,675	100.00%

Borrowings. We may obtain advances from the Federal Home Loan Bank of Atlanta upon the security of our capital stock in the Federal Home Loan Bank of Atlanta and certain of our mortgage loans and mortgage-backed securities. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. To the extent such borrowings have different terms to repricing than our deposits, they can change our interest rate risk profile.

We had no borrowings from the Federal Home Loan Bank of Atlanta at June 30, 2010 or June 30, 2009. At June 30, 2010, we had access to Federal Home Loan Bank of Atlanta advances of up to $36.1 million. It is possible that we may use Federal Home Loan Bank of Atlanta advances or other short-term borrowings to fund loan demand or to purchase securities in the future.

Properties

As of June 30, 2010, the net book value of our properties was $3.3 million. The following is a list of our offices:

Location	Leased or Owned	Year Acquired or Leased	Square Footage	Net Book Value of Real Property
				(In thousands)
Main Office:
115 E. North 2nd St. Seneca, South Carolina	Owned	1966	7,000	$1,186
Main Office Annex:
201 E. North 2nd St. Seneca, South Carolina	Owned	1996	7,500	738
Branch Offices:
813 123 By-Pass Seneca, South Carolina	Owned	1985	5,250	535
204 W. North Broad St. Walhalla, South Carolina	Owned	1973	3,100	478
111 W. Windsor St. Westminster, South Carolina	Owned	1972	3,200	340

				$3,277

We believe that current facilities are adequate to meet our present and foreseeable needs, subject to possible future expansion.

Subsidiary and Other Activities

Oconee Federal Savings and Loan Association has no subsidiaries.

Legal Proceedings

We are not involved in any pending legal proceedings as a defendant other than routine legal proceedings occurring in the ordinary course of business. At June 30, 2010, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition or results of operations.

Expense and Tax Allocation

Oconee Federal Savings and Loan Association will enter into an agreement with Oconee Federal Financial Corp. and Oconee Federal, MHC to provide them with certain administrative support services for compensation not less than the fair market value of the services provided. In addition, Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp. will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of June 30, 2010, we had 45 full-time employees and no part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have good relations with our employees.

FEDERAL, STATE AND LOCAL TAXATION

Federal Taxation

General. Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association will be subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. Oconee Federal Savings and Loan Association’s tax returns have not been audited during the past five years. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Oconee Federal Financial Corp. or Oconee Federal Savings and Loan Association.

Method of Accounting. For federal income tax purposes, Oconee Federal Savings and Loan Association currently reports its income and expenses on the accrual method of accounting and uses a tax year ending June 30 for filing its federal income tax returns.

Bad Debt Reserves. Prior to the Small Business Protection Act of 1996 (the “1996 Act”), Oconee Federal Savings and Loan Association and similar savings institutions were permitted to establish reserves for bad debts and to make annual additions to the reserve using several methods. For taxable years beginning after 1995, savings institutions are permitted to compute their bad debt deductions only to the same extent that banks are permitted. Accordingly, “small” savings institutions with less than $500 million in assets may maintain a reserve using the experience method, and “large” savings institutions with more than $500 million in assets are required to use the specific charge-off method. Oconee Federal Savings and Loan Association currently has less than $500 million in assets and uses the experience method to determine its annual additions to its tax bad debt reserves. Under the experience method, a savings institution is allowed a deduction for amounts that it adds to its bad debt reserve in accordance with Internal Revenue Code Section 585. Instead of taking a direct deduction when a debt becomes worthless, the savings institution charges off the debt against its reserve. The determination of whether and when a debt becomes worthless is made in the same manner as under the specific charge-off method. The savings institution calculates its addition to its bad debt reserve at the end of each year.

These additions are, within specified formula limits, deducted in arriving at taxable income. Pursuant to the 1996 Act, Oconee Federal Savings and Loan Association was required to recapture into taxable income a portion of its bad debt reserve. Savings institutions were required to recapture any reserves in excess of the amounts allowed except for reserves established after the end of the base year. For Oconee Federal Savings and Loan Association, the reserve balance as of June 30, 1987 is preserved and is referred to as the base year reserve. The experience method authorizes a savings institution to add to its reserve at least the amount required to maintain the reserve balance as it existed at the end of its base year, even if this addition causes the reserve to exceed the permissible level computed using the experience method alone.

Taxable Distributions and Recapture. Prior to the 1996 Act, federal tax bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income if the thrift institution failed to meet certain thrift asset and definitional tests. Federal legislation has eliminated these thrift-related recapture rules.

At June 30, 2010, our total federal and South Carolina pre-1988 base year tax bad debt reserve was approximately $5.28 million. Under current law, pre-1988 federal base year reserves remain subject to recapture if a thrift institution makes certain non-dividend distributions, certain repurchases any of its stock, pays dividends in excess of tax earnings and profits, or ceases to maintain a thrift or bank charter.

Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”). The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of AMT may be used as credits against regular tax liabilities in future years. Oconee Federal Savings and Loan Association has not been subject to the AMT and has no such amounts available as credits for carryover.

Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At June 30, 2010, Oconee Federal Savings and Loan Association had no net operating loss carryforwards for federal and state income tax purposes.

Corporate Dividends-Received Deduction. Oconee Federal Financial Corp. may exclude from its income 100% of dividends received from Oconee Federal Savings and Loan Association as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 80% in the case of dividends received from 20%-or-more-owned domestic corporations and 70% in the case of dividends received from less-than-20%-owned domestic corporations.

State and Local Taxation

South Carolina State Taxation. Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association will be required to file South Carolina income tax returns and pay tax at a stated tax rate of 5% and 6%, respectively, of South Carolina taxable income. For these purposes, South Carolina taxable income generally means federal taxable income subject to certain modifications, primarily the exclusion of interest income on United States obligations, state income tax deductions, and adjustments for bonus depreciation deductions.

SUPERVISION AND REGULATION

General

As savings and loan holding companies, Oconee Federal, MHC and Oconee Federal Financial Corp. are required by federal law to report to, and otherwise comply with the rules and regulations of, the Office of Thrift Supervision. As a result of the Dodd-Frank Act, the powers and duties of the Office of Thrift Supervision with respect to savings and loan and mutual holding companies will be transferred to the Federal Reserve Board within one year of the date of the legislation, unless extended by up to six months. At that time, we will be subject to the rules and regulations, as well as supervision, of the Federal Reserve Board. In addition, after the offering is completed, Oconee Federal Financial Corp. will be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Oconee Federal Savings and Loan Association is examined, regulated and supervised by the Office of Thrift Supervision and is subject to examination by the FDIC. As a result of the Dodd-Frank Act, the powers and duties of the Office of Thrift Supervision with respect to savings associations such as Oconee Federal Savings and Loan Association, will be transferred to the Office of the Comptroller of the Currency. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the FDIC’s deposit insurance fund, the banking system and depositors. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following completion of its examination, the federal agency critiques the institution’s operations and assigns its rating (known as an institution’s CAMELS rating). Under federal law, an institution may not disclose its CAMELS rating to the public. Oconee Federal Savings and Loan Association also is a member of and owns stock in the Federal Home Loan Bank of Atlanta, which is one of the twelve regional banks in the Federal Home Loan Bank System. Oconee Federal Savings and Loan Association also is currently regulated to a lesser extent by the Federal Reserve Board governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines Oconee Federal Savings and Loan Association and prepares reports for the consideration of its board of directors on any operating deficiencies. Oconee Federal Savings and Loan Association’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts and the form and content of Oconee Federal Savings and Loan Association’s mortgage documents.

The Dodd-Frank Act and the extensive new regulations implementing the Act, will significantly affect our business and operating results, and any future laws or regulations, whether enacted by Congress or implemented by the FDIC, the Comptroller of the Currency or the Federal Reserve Board, could have a material adverse impact on Oconee Federal, MHC, Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association.

Set forth below is a brief description of certain regulatory requirements applicable to Oconee Federal, MHC, Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association. The description below is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association.

New Federal Legislation

The recently enacted Dodd-Frank Act will significantly change the current bank regulatory structure and affect the lending, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act will eliminate our current primary federal regulator, the Office of Thrift Supervision, and require Oconee Federal Savings and Loan Association to be regulated by the Office of the Comptroller of the Currency (the primary federal regulator for national banks). The Dodd-Frank Act also authorizes the Federal Reserve Board to supervise and regulate all savings and loan holding companies, including mutual holding companies, like Oconee Federal Financial Corp. and Oconee Federal, MHC, in addition to bank holding companies that it currently regulates. As a result, the Federal Reserve Board’s current regulations applicable to bank holding companies, including holding company capital requirements, will apply to savings and loan holding companies like Oconee Federal Financial Corp. and Oconee Federal, MHC. These capital requirements are substantially similar to the capital requirements currently applicable to Oconee Federal Savings and Loan Association, as described in “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.” Moreover, Oconee Federal, MHC will require the approval of the Federal Reserve Board before it may waive the receipt of any dividends from Oconee Federal Financial Corp., and there is no assurance that the Federal Reserve Board will approve future dividend waivers or what conditions it may impose on such waivers. See “The recently enacted financial reform legislation may have an adverse effect on our ability to pay dividends, which would adversely affect the value of our common stock,” in the Risk Factors section of this prospectus. The Dodd-Frank Act also requires the Federal Reserve Board to set minimum capital levels for bank holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. Bank holding companies with assets of less than $500 million are exempt from these capital requirements. Under the Dodd-Frank Act, the proceeds of trust preferred securities are excluded from Tier 1 capital unless such securities were issued prior to May 19, 2010 by bank or savings and loan holding companies with less than $15 billion of assets. The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also creates a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rulemaking authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Oconee Federal Savings and Loan Association, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets will be examined by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.

The legislation also broadens the base for FDIC insurance assessments. Assessments will now be based on the average consolidated total assets less tangible equity capital of a financial institution. The Dodd-Frank Act also permanently increases the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008, and non-interest bearing transaction accounts have unlimited deposit insurance through December 31, 2013. Lastly, the Dodd-Frank Act will increase stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and by authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate their own candidates using a company’s proxy materials. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded.

It is difficult to predict at this time what impact the new legislation and implementing regulations will have on community banks like Oconee Federal Savings and Loan Association, including the lending and credit practices of such banks. Moreover, many of the provisions of the Dodd-Frank Act will not take effect for at least a year, and the legislation requires various federal agencies to promulgate numerous and extensive implementing regulations over the next several years. Although the substance and scope of these regulations cannot be determined at this time, it is expected that the legislation and implementing regulations, particularly those provisions relating to the new Consumer Financial Protection Bureau and mutual holding company dividend waivers, will increase our operating and compliance costs and restrict our ability to pay dividends.

Federal Banking Regulation

Business Activities. A federal savings and loan association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, Oconee Federal Savings and Loan Association may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. Oconee Federal Savings and Loan Association also may establish subsidiaries that may engage in activities not otherwise permissible for Oconee Federal Savings and Loan Association, including real estate investment and securities and insurance brokerage.

Capital Requirements. Office of Thrift Supervision regulations require savings and loan associations to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio. The prompt corrective action standards discussed below, in effect, establish a minimum 2% tangible capital standard.

The risk-based capital standard for savings and loan associations requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision, based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a savings and loan association that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the recourse back to the savings and loan association.

At June 30, 2010, Oconee Federal Savings and Loan Association’s capital exceeded all applicable requirements. See “Regulatory Capital Compliance.”

Loans-to-One Borrower. Generally, a federal savings and loan association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of June 30, 2010, Oconee Federal Savings and Loan Association’s largest lending relationship with a single or related group of borrowers totaled $3.6 million, which represented 6.0% of unimpaired capital and surplus; therefore, Oconee Federal Savings and Loan Association was in compliance with the loans-to-one borrower limitations.

Qualified Thrift Lender Test. As a federal savings and loan association, Oconee Federal Savings and Loan Association is subject to a qualified thrift lender, or “QTL,” test. Under the QTL test, Oconee Federal Savings and Loan Association must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” in at least nine months of the most recent 12-month period. “Portfolio assets” generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings and loan association’s business.

“Qualified thrift investments” includes various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of portfolio assets. “Qualified thrift investments” also include 100% of an institution’s credit card loans, education loans and small business loans. Oconee Federal Savings and Loan Association also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code.

A savings and loan association that fails the qualified thrift lender test must either convert to a commercial bank charter or operate under specified restrictions set forth in the Home Owners’ Loan Act. At June 30, 2010, Oconee Federal Savings and Loan Association maintained approximately 95.06% of its portfolio assets in qualified thrift investments and, therefore, satisfied the QTL test.

Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by a federal savings and loan association, which include cash dividends, stock repurchases and other transactions charged to the savings and loan association’s capital account. A savings and loan association must file an application for approval of a capital distribution if:

•

the total capital distributions for the applicable calendar year exceed the sum of the association’s net income for that year to date plus the association’s retained net income for the preceding two years;

•	the association would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

•	the association is not eligible for expedited treatment of its application or notice filings.

Even if an application is not otherwise required, every savings and loan association that is a subsidiary of a holding company must still file a notice with the Office of Thrift Supervision at least 30 days before our board of directors declares a dividend or approves a capital distribution.

The Office of Thrift Supervision may disapprove a notice or application if:

•	the association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution, if after making such distribution the institution would be undercapitalized.

Liquidity. A federal savings and loan association is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation. We seek to maintain a ratio of liquid assets not subject to pledge as a percentage of deposits and borrowings of 4.0% or greater. At June 30, 2010, this ratio was 18.29%. We anticipate that we will maintain higher liquidity levels following the completion of the offering.

Community Reinvestment Act and Fair Lending Laws. All federal savings and loan associations have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income borrowers. In connection with its examination of a federal savings and loan association, the Office of Thrift Supervision is required to assess the association’s record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications, such as branches or mergers, or in restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Oconee Federal Savings and Loan Association received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties. A federal savings and loan association’s authority to engage in transactions with its “affiliates” is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W. The term “affiliate” for these purposes generally means any company that controls, is controlled by, or is under common control with an insured depository institution such as Oconee Federal Savings and Loan Association. Oconee Federal Financial Corp. is an affiliate of Oconee Federal Savings and Loan Association. In general, transactions with affiliates must be on terms that are as favorable to the savings and loan association as comparable transactions with non-affiliates. In this regard, transaction between an insured depository institution and its affiliate are limited to 10% of the institution’s unimpaired capital and unimpaired surplus for transactions with any one affiliate and 20% of unimpaired capital and unimpaired surplus for transactions in the aggregate with all affiliates. Collateral in specified amounts ranging from 100% to 130% of the amount of the transaction must usually be provided by affiliates in order to receive loans from the savings and loan association. In addition, Office of Thrift Supervision regulations prohibit a savings and loan association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates. The Office of Thrift Supervision requires savings and loan associations to maintain detailed records of all transactions with affiliates.

Oconee Federal Savings and Loan Association’s authority to extend credit to its directors, executive officers and 10% shareholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders:

•

be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•

not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Oconee Federal Savings and Loan Association’s capital.

In addition, Oconee Federal Savings and Loan Association’s board of directors must approve extensions of credit in excess of certain limits.

Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings and loan associations and has the authority to bring enforcement action against all “institution-affiliated parties,” including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action by the Office of Thrift Supervision may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors of the institution, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1.0 million per day. The FDIC also has the authority to terminate deposit insurance or to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If the Director does not take action, the FDIC has authority to take action under specified circumstances.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan.

Prompt Corrective Action Regulations. Under the prompt corrective action regulations, the Office of Thrift Supervision is authorized and, under certain circumstances, required to take supervisory actions against undercapitalized savings and loan associations. For this purpose, a savings and loan association is placed in one of the following five categories based on the association’s capital:

•	well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

•	adequately capitalized (at least 4% leverage capital, 4% Tier 1 risk-based capital and 8% total risk-based capital);

•	undercapitalized (less than 8% total risk-based capital, 4% Tier 1 risk-based capital or 3% leverage capital);

•	significantly undercapitalized (less than 6% total risk-based capital, 3% Tier 1 risk-based capital or 3% leverage capital); and

•	critically undercapitalized (less than 2% tangible capital).

Generally, the Office of Thrift Supervision is required to appoint a receiver or conservator for a savings and loan association that is “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings and loan association receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Any holding company for the savings and loan association required to submit a capital restoration plan must guarantee the lesser of (i) an amount equal to 5% of the association’s assets at the time it was notified or deemed to be undercapitalized by the Office of Thrift Supervision, or (ii) the amount necessary to restore the savings and loan association to adequately capitalized status. This guarantee remains in place until the Office of Thrift Supervision notifies the association that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the Office of Thrift Supervision has the authority to require payment and collect payment under the guarantee. Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings and loan association, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At June 30, 2010, Oconee Federal Savings and Loan Association met the criteria for being considered “well-capitalized.”

Insurance of Deposit Accounts. The Dodd-Frank Act permanently increased the maximum amount of deposit insurance for banks, savings institution and credit unions to $250,000 per depositor. Non-interest bearing transaction accounts have unlimited deposit insurance through December 31, 2013. Under the FDIC’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors. An institution is assigned an assessment rate from 7 to 77.5 basis points based upon the risk category to which it is assigned.

The FDIC is authorized to set the reserve ratio for the Deposit Insurance Fund annually at between 1.15% and 1.5% of estimated insured deposits. The Dodd-Frank Act mandates that the statutory minimum reserve ratio of the Deposit Insurance Fund increase from 1.15% to 1.35% of insured deposits by September 30, 2020. Banks with assets of less than $10 billion are exempt from any additional assessments necessary to increase the reserve fund above 1.15%. As part of a plan to restore the reserve ratio to 1.15%, in 2009 the FDIC imposed a special assessment on all insured institutions equal to five basis points of assets less Tier 1 capital as of June 30, 2009, payable on September 30, 2009, in order to cover losses to the Deposit Insurance Fund resulting from bank failures. Oconee Federal Savings and Loan Association recorded an expense of $127,260 during the quarter ended June 30, 2009, to reflect the special assessment. In addition, the FDIC increased its quarterly deposit insurance assessment rates and amended the method by which rates are calculated.

In addition, in lieu of further special assessments, the FDIC required all insured depository institutions to prepay on December 30, 2009 their estimated quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011, and 2012. Estimated assessments for the fourth quarter of 2009 and for all of 2010 were based upon the assessment rate in effect on September 30, 2009, with 3 basis points added for the 2011 and 2012 assessment rates. In addition, a 5% annual growth in the assessment base was assumed. Prepaid assessments are to be applied against the actual quarterly assessments until exhausted, and may not be applied to any special assessments that may occur in the future. Any unused prepayments will be returned to the institution on June 30, 2013. On December 30, 2009, Oconee Federal Savings and Loan Association prepaid approximately $880,000 in estimated assessment fees. Because the prepaid assessments represent the prepayment of future expense, they do not affect Oconee Federal Savings and Loan Association’s capital (the prepaid asset will have a risk-weighting of 0%) or tax obligations.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. For the quarter ended June 30, 2010, the annualized FICO assessment rate equaled 0.20 basis points for each $100 in domestic deposits maintained at an institution. The bonds issued by the FICO are due to mature in 2017 through 2019.

U.S. Treasury’s Troubled Asset Relief Program Capital Purchase Program. The Emergency Economic Stabilization Act of 2008 provided the Secretary of the Treasury with broad authority to implement certain actions to help restore stability and liquidity to U.S. financial markets. One of the programs established under the legislation is the Troubled Asset Relief Program—Capital Purchase Program (“CPP”), which provided for direct equity investment by the U.S. Treasury Department in perpetual preferred stock or similar securities of qualified financial institutions. CPP participants must comply with a number of restrictions and provisions, including limits on executive compensation, stock redemptions and declaration of dividends. We opted not to participate in the CPP.

Prohibitions Against Tying Arrangements. Federal savings and loan associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Federal Home Loan Bank System. Oconee Federal Savings and Loan Association is a member of the Federal Home Loan Bank System, which consists of twelve regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the Federal Home Loan Bank of Atlanta, Oconee Federal Savings and Loan Association is required to acquire and hold shares of capital stock in the Federal Home Loan Bank. As of June 30, 2010, Oconee Federal Savings and Loan Association was in compliance with this requirement.

Federal Reserve System

Federal Reserve Board regulations require savings and loan associations to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At June 30, 2010, Oconee Federal Savings and Loan Association was in compliance with these reserve requirements.

Other Regulations

Interest and other charges collected or contracted for by Oconee Federal Savings and Loan Association are subject to state usury laws and federal laws concerning interest rates. Oconee Federal Savings and Loan Association’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

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Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Oconee Federal Savings and Loan Association also are subject to the:

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Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

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Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•

Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•

The USA PATRIOT Act, which requires savings and loan associations to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

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The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

General. Upon completion of the reorganization, Oconee Federal, MHC and Oconee Federal Financial Corp. will be non-diversified savings and loan holding companies within the meaning of the Home Owners’ Loan Act. As such, Oconee Federal, MHC and Oconee Federal Financial Corp. will be registered with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. In addition, the Office of Thrift Supervision will have enforcement authority over Oconee Federal Financial Corp. and Oconee Federal, MHC, and their non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to Oconee Federal Savings and Loan Association. Under the Dodd-Frank Act, the powers and duties of the Office of Thrift Supervision relating to savings and loan holding companies and their subsidiaries, including rulemaking and supervision authority, will be transferred to the Federal Reserve Board no later than one year from the July 21, 2010 effective date of the legislation, subject to extension of up to six months if requested by the Secretary of the Treasury.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

Federal Securities Laws

Oconee Federal Financial Corp. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the offering. Upon completion of the offering, Oconee Federal Financial Corp. common stock will be registered with the Securities and Exchange Commission. Oconee Federal Financial Corp. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock to be issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Oconee Federal Financial Corp. may be resold without registration. Shares purchased by an affiliate of Oconee Federal Financial Corp. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Oconee Federal Financial Corp. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Oconee Federal Financial Corp. that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Oconee Federal Financial Corp. or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Oconee Federal Financial Corp. may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting. We will be subject to further reporting and audit requirements beginning with the year ending June 30, 2011 under the requirements of the Sarbanes-Oxley Act. Specifically, our management will be required to design and implement disclosure controls and procedures and internal controls over financial reporting, evaluate the effectiveness of these controls on a quarterly basis, and certify as to the effectiveness. We will prepare policies, procedures and systems designed to ensure compliance with these regulations.

MANAGEMENT

Shared Management Structure

The directors of Oconee Federal Financial Corp. will be those same persons who are the directors of Oconee Federal Savings and Loan Association. In addition, each executive officer of Oconee Federal Financial Corp. will also be an executive officer of Oconee Federal Savings and Loan Association. Although there are no present plans to do so, both Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association may choose to appoint additional or different persons as directors and executive officers in the future. We expect that Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association will continue to have common executive officers until there is a business reason to establish separate management structures. To date, directors and executive officers have been compensated for their services to Oconee Federal Savings and Loan Association. These individuals may receive additional compensation, such as director fees, for their services to Oconee Federal Financial Corp.

Directors of Oconee Federal Financial Corp.

The board of directors of Oconee Federal Financial Corp. will initially consist of six members. Directors will serve three-year staggered terms so that approximately one-third of the directors will be elected at each annual meeting of stockholders. The class of directors whose term of office expires at the first annual meeting of stockholders following completion of the reorganization and offering will consist of Directors T. Rhett Evatt and Curtis T. Evatt. The class of directors whose term expires at the second annual meeting of stockholders following completion of the reorganization and offering will consist of Directors McLellan and Poore. The class of directors whose term of office expires at the third annual meeting of stockholders following the completion of the reorganization and offering will consist of Directors Mays and Sandifer. Because Oconee Federal, MHC will own a majority of our outstanding common stock, we will be a “controlled corporation” within the meaning of the NASDAQ corporate governance guidelines. As a “controlled corporation,” we will be exempt from certain requirements, including that a majority of our board of directors be independent under those standards, and that executive compensation and director nominations be overseen by independent directors. We intend that at least three of our directors will be independent and, under the NASDAQ corporate governance listing standards, Directors Mays, McLellan and Sandifer would be considered independent. In determining the independence of Director McLellan, the board of directors considered the fact that Oconee Federal Savings and Loan Association purchased certain of its insurance policies through the Byrd-McLellan Agency, which received commissions of approximately $8,100 in each of the past three years. The policies were negotiated on an arms’ length basis and the commissions were not in excess of the commissions that the Byrd-McLellan

Agency would have received with respect to insurance policies sold to other clients. The board of directors determined that the payment of the commissions does not interfere with Mr. McLellan’s exercise of independent judgment in carrying out his responsibilities as a director.

Executive Officers of Oconee Federal Financial Corp.

The following individuals will be the executive officers of Oconee Federal Financial Corp. and will hold the offices set forth below opposite their names.

Name	Age(1)	Position
T. Rhett Evatt	83	President and Chief Executive Officer
Curtis T. Evatt	38	Executive Vice President and Chief Financial Officer
Nancy M. Carter	58	Senior Vice President and Assistant Treasurer

(1)	As of June 30, 2010.

The executive officers of Oconee Federal Financial Corp. will be elected annually and will hold office until their respective successors have been elected or until death, resignation, retirement or removal by our board of directors.

Directors of Oconee Federal Savings and Loan Association

Composition of our Board. We have six directors. Our directors serve three-year staggered terms so that approximately one-third of the directors are elected each year. After the completion of the offering, one class of directors of Oconee Federal Savings and Loan Association will be elected annually by Oconee Federal Financial Corp. as its sole stockholder.

The following table states our directors’ names, their ages as of June 30, 2010, and the calendar years when they began serving as directors:

Directors	Age	Position	Director Since	Current Term to Expire (1)
T. Rhett Evatt	83	President, Chief Executive Officer and Chairman of the Board	1970	2011
Curtis T. Evatt	38	Executive Vice President, Chief Financial Officer and Director	2010	2011
Harry B. Mays, Jr.	63	Director	2009	2010
Robert N. McLellan, Jr.	54	Director	2005	2010
Cecil T. Sandifer, Jr.	62	Director	1985	2012
W. Maurice Poore	66	Director	1995	2012

(1)	Our directors’ terms expire at our annual meeting of members, which is typically held in October of each year. If Messrs. Mays and McLellan are re-elected at the 2010 annual meeting of members, their terms will next expire at our 2013 annual meeting of stockholders.

The Business Background of Our Directors and Executive Officers. The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

T. Rhett Evatt currently serves as President, Chief Executive Officer and Chairman of the board of directors of Oconee Federal Savings and Loan Association and was appointed to that position in 1983. He has been employed by Oconee Federal Savings and Loan Association since 1960, and has held several positions prior to being named President and Chief Executive Officer, including President and Treasurer, a position he held from 1974 until his appointment as President and Chief Executive Officer. He currently serves as the Chairman of the Board of Directors of Oconee Federal Savings and Loan Association. Mr. Evatt was selected to serve as a director and as Chairman of the Board of Directors of Oconee Federal Financial Corp. because his extensive experience in a variety of roles at Oconee Federal Savings and Loan Association provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations.

Curtis T. Evatt currently serves as Executive Vice President and Chief Financial Officer of Oconee Federal Savings and Loan Association, and was appointed to that position in 2010. He has been employed by Oconee Federal Savings and Loan Association since 1988, and has held several positions prior to being named Executive Vice President and Chief Financial Officer, including Senior Vice President and Assistant Secretary, a position he held from 2007 until his most recent appointment, and Treasurer. He was also elected to the board of directors of Oconee Federal Savings and Loan Association effective January 1, 2010. Mr. Evatt was selected to serve as a director of Oconee Federal Financial Corp. because his experience in a variety of roles at Oconee Federal Savings and Loan Association, particularly in finance and accounting, provides perspective on the challenges facing our organization and our business strategies and operations.

Harry B. Mays, Jr. is the owner of, and serves as pharmacist at, Mays Clinic Pharmacy, a position he has held since 1973. Mr. Mays was selected to serve as a director of Oconee Federal Financial Corp. because his experience managing his own business provides insight and perspective with respect to general business operations, as well as experience reviewing financial statements.

Robert N. McLellan, Jr. is the President and majority owner of Byrd-McLellan Agency, Inc., an insurance agency in Seneca, South Carolina. He has been employed at Byrd-McLellan agency since 1975, and became majority (51%) owner in 1986. Mr. McLellan was selected to serve as a director of Oconee Federal Financial Corp. because his experience managing his own business provides insight and perspective with respect to general business operations, as well as experience reviewing financial statements.

Cecil T. Sandifer, Jr. is President and Chief Executive Officer of Sandifer Funeral Home in Westminster, South Carolina and the President of Heritage Memorial Garden, Inc., a cemetery services company in Westminster, South Carolina. Mr. Sandifer has been employed by Sandifer Funeral Home since 1964, and is the 49% owner. He has been employed by Heritage Memorial Garden, Inc. since its formation in 1998, and is the 75% owner. Mr. Sandifer was selected to serve as a director of Oconee Federal Financial Corp. because his experience managing his own business provides insight and perspective with respect to general business operations, as well as experience reviewing financial statements.

W. Maurice Poore is currently retired. Prior to his retirement in 2009, he served as the Executive Vice President and Treasurer of Oconee Federal Savings and Loan Company, a position he held since 1998. He was employed by Oconee Federal Savings and Loan Association from 1970 until his retirement, and held several positions prior to being named Executive Vice President and Treasurer, including Vice President and Assistant Treasurer. Mr. Poore was selected to serve as a director of Oconee Federal Financial Corp. because his experience in a variety of roles at Oconee Federal Savings and Loan Association provides a broad and unique perspective on the challenges facing our organization and our business strategies and operations, and because his service as Treasurer provides unique insight into our financial accounting a practices and procedures, financial reporting and our relationship with our auditors.

Executive Officers Who Are Not Directors

Nancy M. Carter is the Senior Vice President and Assistant Treasurer of Oconee Federal Savings and Loan Association and was appointed to that position on January 1, 2010. She has previously served in a variety of positions with Oconee Federal Savings and Loan Association since 1970, including Assistant Treasurer and Bookkeeper, Assistant Vice President and Assistant Treasurer, and Vice President and Assistant Treasurer.

Meetings of the Board of Directors and Committees

Our board of directors meets on a monthly basis and may hold additional special meetings. During the year ended June 30, 2010, the board of directors of Oconee Federal Savings and Loan Association held twelve regular meetings and two special meetings.

Committees of Oconee Federal Financial Corp.

Oconee Federal Financial Corp. will have standing Audit, Nominating and Compensation Committees.

The Audit Committee will be responsible for supervising Oconee Federal Financial Corp.’s accounting, financial reporting and financial control processes. Generally, the Audit Committee will oversee management’s efforts with respect to the quality and integrity of our financial information and reporting functions and the adequacy and effectiveness of our system of internal accounting and financial controls. The Audit Committee will also review the independent audit process and the qualifications of the independent registered public accounting firm.

The Audit Committee will be comprised of Directors McLellan, Sandifer and Poore. We intend that each member of the Audit Committee will be deemed “independent” as defined in the Nasdaq corporate governance listing standards, except for Mr. Poore. Mr. Poore will serve on the Audit Committee pursuant to an exemption that permits one director who is not independent under the Nasdaq listing standards to serve on the audit committee for a period of up to two years, so long as that director does not receive any advisory, consulting or other compensatory fee, and is not currently an officer, employee or affiliate of Oconee Federal Financial Corp. or any subsidiary. The board of directors has determined that Mr. Poore’s past service as an officer of Oconee Federal Savings and Loan Association will not affect the ability of the Audit Committee to act independently of management and to satisfy applicable SEC requirements for audit committees of publicly held companies. Under the Nasdaq listing standards, Mr. Poore will be deemed independent as of January 1, 2012 for purposes of ongoing service on the Audit Committee.

Beginning in 2011, the Audit Committee will have sole responsibility for engaging our registered public accounting firm. Based on its review of the criteria of an “audit committee financial expert” under the rules adopted by the Securities and Exchange Commission, our board of directors believes that Mr. Poore qualifies as an “audit committee financial expert” under applicable SEC rules as a result of his extensive experience serving in a variety of positions with Oconee Federal Savings and Loan Association since 1970. Specifically, while serving as Executive Vice President and Treasurer, he performed the functions typically performed by a chief financial officer. Each of Directors McLellan and Sandifer has an understanding of, and the ability to analyze and evaluate, Oconee Federal Savings and Loan Association’s financial statements, and has overseen and assessed the finances of their personal businesses. In addition, having served on the audit committee of Oconee Federal Savings and Loan Association for a number of years, each has an understanding of an audit committee’s functions.

The Nominating Committee will meet annually in order to nominate candidates for membership on our board of directors. The Nominating Committee will be comprised of Directors Mays, McLellan and Sandifer.

The Compensation Committee will establish Oconee Federal Financial Corp.’s compensation policies and will review compensation matters. The Compensation Committee will be comprised of Directors Mays, McLellan and Sandifer.

Board Structure and Risk Oversight

Our board of directors is chaired by T. Rhett Evatt, who is also our president and chief executive officer. We do not have a lead independent director. We believe our structure is appropriate given the relatively small size and relatively non-complex operating philosophy of our organization. In addition, we have never engaged in a transaction with an affiliate of our Chairman. As chief executive officer of our organization, and having been employed by Oconee Federal Savings and Loan Association in various roles for 40 years, Mr. Evatt is well-positioned to understand the challenges faced by our organization. As a result, he can recommend solutions and prioritize the agenda for action by the board of directors. We understand the risk that an inside Chairman of the Board could theoretically manage the board of directors’ agenda to limit the consideration of important issues relating to management. To minimize the risk involved with having a joint chairman and chief executive officer, the independent directors will meet in executive sessions periodically to discuss certain matters such as the chief executive officer’s performance and his annual compensation as well as our independent audit and internal controls.

The board of directors will be actively involved in oversight of risks that could affect Oconee Federal Financial Corp. This oversight will be conducted in part through committees of the board of directors, but the full board of directors has retained responsibility for general oversight of risks. The board of directors intends to satisfy this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, through regular reports directly from officers responsible for oversight of particular risks, and through internal and external audits. Risks relating to the direct operations of Oconee Federal Savings and Loan Association are and will continue to be further overseen by the board of directors of Oconee

Federal Savings and Loan Association, who are the same individuals who serve on the board of directors of Oconee Federal Financial Corp. The board of directors of Oconee Federal Savings and Loan Association also has additional committees that conduct risk oversight separate from Oconee Federal Financial Corp. Further, the board of directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Corporate Governance Policies and Procedures

In addition to establishing committees of our board of directors, Oconee Federal Financial Corp. will adopt several policies to govern the activities of both Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association, including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to involve such matters as the following:

•	the composition, responsibilities and operation of our board of directors;

•	the establishment and operation of board committees, including audit, nominating and compensation committees;

•	convening executive sessions of independent directors; and

•	our board of directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Executive Officer Compensation

Summary Compensation Table. The table below summarizes for the year ended June 30, 2010 the total compensation paid to or earned by our President and Chief Executive Officer T. Rhett Evatt, and our two other most highly compensated executive officers. Each individual listed in the table below is referred to as a named executive officer.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation ($)(1)	Total ($)
T. Rhett Evatt President and Chief Executive Officer	2010	178,516	9,424	70,502	258,442
Curtis T. Evatt Executive Vice President and Chief Financial Officer (2)	2010	82,128	3,372	21,143	106,643
W. Maurice Poore Executive Vice President and Treasurer (3)	2010	108,242	7,394	45,630	161,266

(1)	The amounts in this column reflect what Oconee Federal Savings and Loan Association paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column is set forth in the table provided below.
(2)	Mr. Curtis T. Evatt became Executive Vice President and Chief Financial Officer of Oconee Federal Savings and Loan Association on January 1, 2010. Mr. Evatt previously served as Senior Vice President and Assistant Secretary of Oconee Federal Savings and Loan Association.
(3)	Mr. Poore retired as Executive Vice President and Treasurer of Oconee Federal Savings and Loan Association on December 31, 2009.

All Other Compensation

Name	Auto Expenses ($)	Country Club Dues ($)	Board Fees ($)	Employer Contributions to Profit Sharing Plan ($)	Life Insurance Premiums Paid ($)	Total All Other Compensation ($)
T. Rhett Evatt	7,309	1,650	23,775	26,025	11,743	70,502
Curtis T. Evatt	1,828	1,650	7,737	9,928	—	21,143
W. Maurice Poore	1,828	—	20,001	23,801	—	45,630

Benefit Plans and Agreements

Employment Agreements. In connection with the reorganization, Oconee Federal Savings and Loan Association anticipates entering into employment agreements with each of Mr. T. Rhett Evatt and Mr. Curtis T. Evatt, which will be effective as of the date of the reorganization. Each agreement has substantially similar terms and has an initial term of three years. Commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be three years, unless a notice is provided to the executive that the agreement will not renew. The current base salaries for Mr. T. Rhett Evatt and Mr. Curtis T. Evatt are $174,720 and $97,356 respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other fringe benefit plans applicable to executive employees, including automobile and club membership benefits. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) failure to appoint the executive to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of executive’s position, (c) relocation of the executive’s office by more than 20 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of Oconee Federal Savings and Loan Association, or (e) a material breach of the employment agreement by Oconee Federal Savings and Loan Association, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years. In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under Oconee Federal Savings and Loan Association’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of Oconee Federal Savings and Loan Association or Oconee Federal Financial Corp., followed by executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to the change of control, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under Oconee Federal Savings and Loan Association’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under each employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by Oconee Federal Savings and Loan Association, plus, if amount paid under such disability programs are less than the executive’s base salary, Oconee Federal Savings and Loan Association shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for the longer of one year or the remaining term of the employment agreement following the termination of employment due to disability. Oconee Federal Savings and Loan Association will also provide the executive with continued life insurance and non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to full-time employment with Oconee Federal Savings and Loan Association, (ii) the executive’s full-time employment with another employer, (iii) the expiration of the remaining term of the employment agreement, or (iv) death.

In the event of executive’s death, his estate or beneficiaries will be paid the executive’s base salary for one year from executive’s death, and the executive’s family will be entitled to continued non-taxable medical, dental and other insurance for twelve months following the executive’s death.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on their ability to compete, or to solicit business or employees of Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp. for a period of one year following termination of employment.

Non-Qualified Salary Continuation Agreement. Oconee Federal Savings and Loan Association entered into a non-qualified salary continuation agreement with T. Rhett Evatt in 1997. The agreement provides that Mr. Evatt is entitled to receive a supplemental retirement benefit of $10,000 a year payable over 15 years following his death, total and permanent disability, or retirement (with the benefit paid in monthly installments).

Deferred Compensation Agreement. Oconee Federal Savings and Loan Association entered into a deferred compensation agreement with Mr. W. Maurice Poore on February 1, 1996. Under the agreement, Mr. Poore elected to defer receipt of his director fees in the amount of $740 per month, and such deferrals ceased in August 2009. On the first day of the month following Mr. Poore’s attainment of age 65 1/2, which was September 1, 2009, he began to receive payments in the amount of $36,000 a year payable over 15 years (with the benefit paid in monthly installments).

401(k) Plan. In connection with the reorganization, Oconee Federal Savings and Loan Association adopted the Oconee Savings and Loan Association 401(k) Profit Sharing Plan (“401(k) Plan”), effective October 1, 2010. The 401(k) Plan amends and supersedes the Oconee Savings and Loan Association Profit Sharing Plan. Employees who have attained age 21 and completed 90 consecutive days of employment are eligible to participate in the 401(k) Plan. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2010, the salary deferral contribution limit is $16,500, provided, however, that a participant over age 50 may contribute an additional $5,500, for a total contribution of $22,000. In addition to salary deferral contributions, Oconee Federal Savings and Loan Association may make matching contributions and profit sharing contributions. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of his or her termination of employment with Oconee Federal Savings and Loan Association.

Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options. In connection with the reorganization, each participant will be allowed to invest his or her account balance in the common stock of Oconee Federal Financial Corp. through the Oconee Federal Financial Corp. Stock Fund.

Employee Stock Ownership Plan. In connection with the reorganization, Oconee Federal Savings and Loan Association adopted an employee stock ownership plan for eligible employees. Eligible employees will begin participation in the employee stock ownership plan on the later of the effective date of the reorganization or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 3.92% of our outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation). We expect that this purchase will be made in the offering, but the purchase may be made, in whole or in part, with the approval of the Office of Thrift Supervision, in the open market following the completion of the offering. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Oconee Federal Financial Corp. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Oconee Federal Savings and Loan Association’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Each participant will vest in his or her benefit at a rate of 20% per year, beginning after the participant’s completion of his or her second year of service, such that the participant will be fully vested upon completion of six years of credited service. However, each participant who was employed by Oconee Federal Savings and Loan Association prior to the offering will receive credit for vesting purposes for years of service prior to the adoption of the employee stock ownership plan. A participant also will become fully vested automatically in his or her benefit upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, a participant will receive a distribution from the employee stock ownership plan upon separation from service.

The employee stock ownership plan permits a participant to direct the trustee as to how to vote the shares of common stock allocated to his or her account. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Oconee Federal Savings and Loan Association will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to each participant’s account. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Oconee Federal Financial Corp’s earnings.

Director Compensation

The following table sets forth for the fiscal year ended June 30, 2010 certain information as to the total remuneration we paid to our directors other than to our named executive officers. Information with respect to director compensation paid to directors who are also named executive officers is included above in “Executive Officer Compensation—Summary Compensation Table.”

Directors Compensation Table

Name	Fees earned or paid in cash ($)	All Other Compensation ($)	Total ($)
Harry B. Mays, Jr.	12,025	—	12,025
Robert N. McLellan, Jr.	18,967	—	18,967
Cecil T. Sandifer, Jr.	15,682	—	15,682

For the fiscal year ended June 30, 2010, each director of Oconee Federal Savings and Loan Association was paid a monthly retainer of $1,165. T. Rhett Evatt, as chairman of the board, received an additional monthly retainer of $692 per month. Each director was paid a fee of $81 for each special meeting attended during the fiscal year.

Additionally, each director was a paid a fee for his services on the Loan Committee, Personnel Committee, and the Audit & Compensation Committee in the amount of $448, $83, and $86, respectively, for each committee meeting attended.

Director Plans

Deferred Compensation Agreement. Oconee Federal Savings and Loan Association entered into a deferred compensation agreement with Mr. Sandifer on December 10, 1990, which was amended on December 10, 1994. Under the agreement, Mr. Sandifer elected to defer receipt of his director fees in the amount of $575 per month. If Mr. Sandifer continues to serve as a Director to age 65, he will be entitled to a deferred compensation benefit of $50,000 a year payable over 15 years (with the benefit paid in monthly installments). In the event of

Mr. Sandifer’s termination from our board of directors for any reason, other than death or disability, prior to attaining age 65, the amount of his benefit will be reduced. The reduced annual benefit will be determined by multiplying the annual benefit by the percentage of the 22-year year term beginning in 1991 that is actually completed by Mr. Sandifer prior to his termination. In the event of Mr. Sandifer’s disability or death prior to attaining age 65, he or his beneficiary will be entitled to a deferred compensation benefit of $40,000 a year payable over 15 years (with the benefit paid in monthly installments).

Future Stock Benefit Plans

Stock-Based Incentive Plan. Following the offering, we intend to adopt a stock-based incentive plan that will be designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in Oconee Federal Financial Corp. as an incentive to contribute to our success and reward key employees for outstanding performance. The stock-based incentive plan will provide for grants of stock options and restricted common stock awards for up to 4.90% and 1.96%, respectively, of our outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation). Without prior Office of Thrift Supervision approval, the number of options granted and shares awarded under the plan, when aggregated with any subsequently adopted stock-based benefit plans (exclusive of any shares held by any employee stock ownership plan), may not exceed 25% of the number of shares of common stock held by persons other than Oconee Federal, MHC.

The stock-based incentive plan will not be established sooner than six months after the offering and would require the approval of a majority of the outstanding shares of Oconee Federal Financial Corp. eligible to be cast, as well as by a majority of the votes cast by stockholders other than Oconee Federal, MHC.

Under applicable regulations, unless we obtain a waiver from the Office of Thrift Supervision (or we adopt our stock-based incentive plan more than one year following the completion of the offering) the following additional restrictions would apply to our stock-based incentive plan if it were implemented within one year after the offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted awards authorized under the plan;

•	no non-employee director may receive more than 5% of the options and restricted awards authorized under the plan;

•	no officer or employee may receive more than 25% of the options and restricted awards authorized under the plan;

•	options and restricted awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Oconee Federal Savings and Loan Association or Oconee Federal Financial Corp.

These restrictions do not apply to plans adopted after one year following the completion of the offering.

We have not yet determined whether we will present the stock-based incentive plan for stockholder approval within one year following the completion of the reorganization or whether we will present this plan for stockholder approval more than one year after the completion of the reorganization. In the event the Office of Thrift Supervision changes its regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

Transactions with Certain Related Persons

Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk or repayment or present other unfavorable features. Oconee Federal Savings and Loan Association is therefore prohibited from making any loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made under a program generally available to all other employees and that does not give preference to any executive officer or director over any other employee.

Extensions of credit to any executive officer or his or her interests must not exceed the lesser of (A) $100,000 or (B) the greater of $25,000 or 2.5% of Oconee Federal Savings and Loan Association’s unimpaired capital and surplus, except for: first mortgages on a residence; loans to finance the education of children; re-financings to the extent of the borrowing used to repay the original extension of credit (together with closing costs and any additional amounts used to improve the residence); loans secured by a perfected security interest in obligations of or guaranteed by the United States; loans secured by unconditional take-out commitments of guarantees of any department or agency of the United States; or loans secured by a perfected security interest in a segregated deposit account at Oconee Federal Savings and Loan Association.

Any extension of credit to an executive officer or director that exceeds the greater of $25,000 or 5% of Oconee Federal Savings and Loan Association’s unimpaired capital and surplus, or that, when aggregated with all other outstanding loans to such executive officer or director and his or her related interests, would exceed $500,000, must be approved by the majority of our board of directors.

Additionally, all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to legal counsel.

All loans the principal balances of which exceeded $120,000 at any time during the period beginning January 1, 2009, made by Oconee Federal Savings and Loan Association to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Oconee Federal Savings and Loan Association.

The aggregate amount of our loans to our executive officers and directors and their related entities was $851,000 at June 30, 2010. These loans were performing according to their original terms at June 30, 2010.

Participation by Management in the Offering

The following table sets forth information regarding intended common stock purchases by each of the directors of Oconee Federal Savings and Loan Association and their associates, and by all directors and executive officers as a group. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and executive officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any restricted stock awards or stock option grants which, in any case, may be made no earlier than six months after the completion of the reorganization and offering. The directors and executive officers have indicated their intention to purchase in the offering an aggregate of $             million of common stock, equal to         %,         %,         % and         % of the number of shares of common stock to be sold in the offering, at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively.

Name	Aggregate Purchase Price(1)	Number of Shares(1)	Percent at Midpoint
T. Rhett Evatt	$			%
Curtis T. Evatt
Harry B. Mays, Jr.
Robert N. McLellan, Jr.
Cecil T. Sandifer, Jr.
W. Maurice Poore
Nancy M. Carter
All directors and executive officers as a group	$			%

(1)	Includes purchases by the individual’s spouse and other relatives of the named individual living in the same household. The above named individuals are not aware of any other purchases by a person who or entity which would be considered an associate of the named individuals under the plan of reorganization.

THE REORGANIZATION AND OFFERING

The board of directors of Oconee Federal Savings and Loan Association and the Office of Thrift Supervision have approved the plan of reorganization subject to the plan’s approval by members at a Special Meeting of Members, and subject to the satisfaction of certain other conditions imposed by the Office of Thrift Supervision in its approval. Office of Thrift Supervision approval does not constitute a recommendation or endorsement of the plan by the Office of Thrift Supervision.

General

On August 19, 2010, our board of directors unanimously adopted the plan pursuant to which we will reorganize from a federally chartered mutual savings and loan association into a two-tier federal mutual holding company structure. This structure is called a two-tier structure because it will have two levels of holding companies. After the reorganization, Oconee Federal Financial Corp. will be the mid-tier stock holding company and Oconee Federal, MHC will be the top-tier mutual holding company. After the offering, subscribers in the offering will own 33% and Oconee Federal, MHC will own 65% of the outstanding shares of common stock of Oconee Federal Financial Corp. In addition, Oconee Federal Savings and Loan Association intends to (a) cause Oconee Federal Financial Corp. to issue, on Oconee Federal Savings and Loan Association’s behalf, a number of shares of common stock equal to 2% of the outstanding shares (96,000 shares at the midpoint of the offering range) to a charitable foundation that Oconee Federal Savings and Loan Association will establish in connection with the reorganization and the offering, and (b) contribute to the charitable foundation an amount of cash ($1.54 million at the midpoint of the offering range) such that the aggregate contribution of cash and shares of common stock will equal $2.5 million.

The plan of reorganization has been conditionally approved by the Office of Thrift Supervision subject to, among other things, approval of the plan by the members of Oconee Federal Savings and Loan Association as of the voting record date. A special meeting of members has been called for this purpose, to be held on                     , 2010. The reorganization will be completed as follows, or in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of reorganization and applicable laws and regulations:

(i)	Oconee Federal Savings and Loan Association will organize an interim stock savings and loan association as a wholly owned subsidiary (“Interim One”);

(ii)	Interim One will organize an interim stock savings and loan association as a wholly owned subsidiary (“Interim Two”);

(iii)	Interim One will organize Oconee Federal Financial Corp. as a wholly owned subsidiary;

(iv)	Oconee Federal Savings and Loan Association will exchange its charter for a federal stock savings and loan association charter, at which time it will become a stock savings and loan association (the “Stock Bank”), and Interim One will exchange its charter for a federal mutual holding company charter to become Oconee Federal, MHC;

(v)	simultaneously with step (iv), Interim Two will merge with and into the Stock Bank, and the Stock Bank will be the surviving institution;

(vi)	all of the stock constructively issued by the Stock Bank will be transferred to Oconee Federal, MHC in exchange for membership interests in Oconee Federal, MHC; and

(vii)	Oconee Federal, MHC will contribute the Stock Bank’s stock to Oconee Federal Financial Corp., and the Stock Bank will become a wholly owned subsidiary of Oconee Federal Financial Corp.

Concurrently with the reorganization, Oconee Federal Financial Corp. will offer for sale up to 33% of its common stock representing up to 33% of the pro forma market value of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association.

We have mailed to each person eligible to vote at the special meeting a proxy statement containing information concerning the business purposes of the reorganization and the effects of the reorganization on voting rights, liquidation rights, existing savings accounts, deposit insurance, loans and Oconee Federal Savings and Loan Association’s business. The proxy statement also describes the manner in which the plan may be amended or terminated. Included with the proxy statement is a proxy card that can be used to vote on the plan.

The following is a summary of the material aspects of the plan of reorganization, the subscription offering, and the community offering. The plan should be consulted for a more detailed description of its terms.

Reasons for the Reorganization

The primary purpose of the reorganization is to establish a holding company and to convert Oconee Federal Savings and Loan Association to the stock form of ownership in order to compete and expand more effectively in the financial services marketplace. The stock form of ownership is the corporate form used by commercial banks, most major businesses and a large number of savings institutions. The reorganization also will enable customers, employees, management and directors to have an equity ownership interest in our company. Management believes that this will enhance the long-term growth and performance of Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp. by enabling us to attract and retain qualified employees who have a direct interest in our financial success and that customer ownership may enhance our connection with our customers. The reorganization will permit us to issue and sell capital stock, which is a source of capital not available to mutual savings institutions. The reorganization also will give us greater flexibility to structure and finance the expansion of our operations and increase our capital to support future growth and profitability, including the potential acquisition of other financial institutions, and to diversify into other financial services, to the extent permissible by applicable law and regulation. Although there are no current arrangements, understandings or agreements regarding any such opportunities, we will be in a position after the reorganization, subject to regulatory limitations and our financial condition, to take advantage of any such opportunities that may arise, and to compete more effectively in the financial services marketplace. The reorganization and the capital raised in the offering are expected to increase our lending capacity by providing us with additional capital to support new loans and higher lending limits, support the growth of our banking franchise, provide an additional cushion against unforeseen risk and expand our asset base. Lastly, the reorganization will enable us to better manage our capital by providing broader investment opportunities through the holding company structure and by enabling us to repurchase our common stock as market conditions permit. Although the reorganization and offering will create a stock savings and loan association and stock holding company, only a minority of the common stock will be offered for sale in the offering. As a result, our mutual form of ownership and its ability to provide community-oriented financial services will be preserved through the mutual holding company structure. The offering also will permit us to support our local community through the establishment and funding of the charitable foundation.

Our board of directors believes that these advantages outweigh the potential disadvantages of the mutual holding company structure to minority stockholders, including the inability of stockholders other than Oconee Federal, MHC to own a majority of the common stock of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association. A majority of our voting stock will be owned by Oconee Federal, MHC, which will be controlled by its board of directors. While this structure will permit management to focus on our long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate our existing management and directors. Oconee Federal, MHC will be able to elect all the members of Oconee Federal Financial Corp.’s board of directors, and will be able to control the outcome of all matters presented to our stockholders for resolution by vote. No assurance can be given that Oconee Federal, MHC will not take action adverse to the interests of stockholders other than Oconee Federal, MHC. For example, Oconee Federal, MHC could prevent the sale of control of Oconee Federal Financial Corp., or defeat a candidate for the board of directors of Oconee Federal Financial Corp. or other proposals put forth by stockholders.

Since we will not be offering all of our common stock for sale in the offering, the reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. We are not undertaking a standard mutual-to-stock conversion at this time since we do not believe we could effectively deploy that amount of additional capital on a short-term or near-term basis. The reorganization, however, will allow us to raise additional capital in the future because a majority of our common stock will be available for sale in the event of a conversion of Oconee Federal, MHC to stock form.

The reorganization does not preclude the conversion of Oconee Federal, MHC from the mutual to stock form of organization in the future. No assurance can be given when, if ever, Oconee Federal, MHC will convert to stock form or what conditions the Office of Thrift Supervision or other regulatory agencies may impose on such a transaction. See “Summary—Possible Conversion of Oconee Federal, MHC to Stock Form.”

Effects of the Reorganization and Offering on Depositors and Borrowers of Oconee Federal Savings and Loan Association

Continuity. While the reorganization is being accomplished, and after its completion, our routine business of accepting deposits and making loans will continue without interruption. We will continue to be subject to regulation by the Office of Thrift Supervision and the FDIC. After the reorganization, we will continue to provide services for depositors and borrowers under current policies by our management and staff.

Liquidation Rights. Following the completion of the reorganization, all depositors and borrowers who had liquidation rights with respect to Oconee Federal Savings and Loan Association as of the effective date of the reorganization will continue to have such rights solely with respect to Oconee Federal, MHC so long as they continue to hold deposit accounts with Oconee Federal Savings and Loan Association. In addition, all persons who become depositors of Oconee Federal Savings and Loan Association subsequent to the reorganization will have such liquidation rights with respect to Oconee Federal, MHC.

Deposit Accounts and Loans. Under the plan of reorganization, each depositor of Oconee Federal Savings and Loan Association at the time of the reorganization will automatically continue as a depositor after the reorganization, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent such deposit is reduced by withdrawals to purchase common stock in the offering. All insured deposit accounts of Oconee Federal Savings and Loan Association will continue to be federally insured by the FDIC up to the legal maximum limit in the same manner as deposit accounts existing in Oconee Federal Savings and Loan Association immediately prior to the reorganization. Furthermore, no loan outstanding will be affected by the reorganization, and the amounts, interest rates, maturity and security for each loan will remain the same as they were prior to the reorganization.

Voting Rights. Following the completion of the reorganization and offering, members of Oconee Federal Savings and Loan Association will no longer have voting rights in Oconee Federal Savings and Loan Association, but will have voting rights in Oconee Federal, MHC. Following the completion of the reorganization and offering, voting rights in Oconee Federal Financial Corp. will be held exclusively by its stockholders. Each share of outstanding common stock held by a stockholder will entitle the stockholder to one vote on matters considered by Oconee Federal Financial Corp. stockholders. Although Oconee Federal Financial Corp. will have the power to issue shares of capital stock to persons other than Oconee Federal, MHC, as long as Oconee Federal, MHC is in existence, Oconee Federal, MHC will be required to own a majority of the voting stock of Oconee Federal Financial Corp., and consequently will be able to control the outcome of matters put to a vote of stockholders. Oconee Federal Financial Corp. may issue any amount of non-voting stock to persons other than Oconee Federal, MHC, and Oconee Federal Financial Corp. must own 100% of the voting stock of Oconee Federal Savings and Loan Association.

Tax Effects of the Reorganization

We intend to proceed with the reorganization on the basis of an opinion from our special counsel, Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., as to tax matters that are material to the reorganization. The opinion is based, among other things, on factual representations made by us, including the representation that the exercise price of the subscription rights to purchase the common stock will be approximately equal to the fair market value of the stock at the time of the completion of the reorganization. Luse Gorman Pomerenk & Schick, P.C.’s opinion provides as follows:

1.	The conversion of Oconee Federal Savings and Loan Association’s charter from a mutual savings and loan association charter to a stock savings and loan association charter will qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986 (the “Code”), and no gain or loss will be recognized by Oconee Federal Savings and Loan Association in either its mutual form (the “Mutual Bank”) or stock form (the “Stock Bank”) as a result.

2.	The Stock Bank’s holding period in the assets received from the Mutual Bank will include the period during which such assets were held by the Mutual Bank.

3.	The Stock Bank’s basis in the assets of Oconee Federal Savings and Loan Association will be the same as the basis of such assets in the hands of the Mutual Bank immediately prior to the reorganization.

4.	The Mutual Bank members will recognize no gain or loss upon the constructive receipt of solely Stock Bank common stock in exchange for their membership interests in the Mutual Bank.

5.	The Stock Bank will succeed to and take into account the Mutual Bank’s earnings and profits or deficit in earnings and profits, as of the date of the reorganization.

6.	For purposes of Section 381, the Stock Bank will be treated the same as the Mutual Bank and, therefore, the Mutual Bank’s tax year will not end merely as a result of the conversion of the Mutual Bank to stock form and the Stock Bank will not be required to obtain a new employer identification number.

7.	No gain or loss will be recognized by eligible account holders, supplemental eligible account holders or other members of the Mutual Bank on the issuance to them of withdrawable deposit accounts in the Stock Bank plus liquidation rights with respect to Oconee Federal, MHC, in exchange for their deposit accounts in the Mutual Bank or to the other depositors on the issuance to them of withdrawable deposit accounts.

8.	It is more likely than not that the fair market value of the subscription rights to purchase common stock is zero. Accordingly, no gain or loss will be recognized by eligible account holders, supplemental eligible account holders or other members of the Mutual Bank upon the distribution to them of the nontransferable subscription rights to purchase shares of stock in Oconee Federal Financial Corp. Gain realized, if any, by the eligible account holders, supplemental eligible account holders and other members of the Mutual Bank on the distribution to them of the nontransferable subscription rights to purchase shares of common stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. Eligible account holders and supplemental eligible account holders will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights.

9.

The basis of the deposit accounts in the Stock Bank to be received by the eligible account holders, supplemental eligible account holders and other members of the Mutual Bank will be the same as the basis of their deposit accounts in the Mutual

Bank surrendered in exchange therefor. The basis of the interests in the liquidation rights in Oconee Federal, MHC to be received by the eligible account holders and supplemental eligible account holders and other members of the Mutual Bank will be zero.

10.	The exchange of Stock Bank common stock constructively received by eligible account holders, supplemental eligible account holders and other members in exchange for membership interests in Oconee Federal, MHC will constitute a tax-free exchange of property solely for “stock” pursuant to Section 351 of the Code.

11.	Eligible account holders, supplemental eligible account holders and other members will recognize no gain or loss upon the transfer of Stock Bank common stock (which they constructively received in the conversion of the Mutual Bank to stock form) to Oconee Federal, MHC solely in exchange for membership interests in Oconee Federal, MHC.

12.	Eligible account holders, supplemental eligible account holders and other members’ basis in the Oconee Federal, MHC membership interests received in the transaction (which basis is zero) will be the same as the basis of the property transferred in exchange for such interests.

13.	Oconee Federal, MHC will recognize no gain or loss upon receipt of property from eligible account holders, supplemental eligible account holders and other members in exchange for membership interests in Oconee Federal, MHC.

14.	Oconee Federal, MHC’s basis in the property received from eligible account holders, supplemental eligible account holders and other members (which basis is zero) will be the same as the basis of such property in the hands of eligible account holders, supplemental eligible account holders and other members immediately prior to the transaction.

15.	Oconee Federal, MHC’s holding period for the property received from eligible account holders, supplemental account holders and other members will include the period during which such property was held by such persons.

16.	Oconee Federal, MHC and the persons who purchased common stock of Oconee Federal Financial Corp. in the subscription and community offering (“minority stockholders”) will recognize no gain or loss upon the transfer of Stock Bank stock and cash, respectively, to Oconee Federal Financial Corp. in exchange for stock in Oconee Federal Financial Corp.

17.	Oconee Federal Financial Corp. will recognize no gain or loss on its receipt of Stock Bank stock and cash in exchange for Oconee Federal Financial Corp. common stock.

18.	Oconee Federal, MHC’s basis in the Oconee Federal Financial Corp. common stock received in the Secondary 351 Transaction will be the same as its basis in the Stock Bank stock exchanged for such stock.

19.	Oconee Federal, MHC’s holding period in the Oconee Federal Financial Corp. common stock received will include the period during which it held the Stock Bank common stock, provided that such property was a capital asset on the date of the exchange.

20.	Oconee Federal Financial Corp.’s basis in the Stock Bank stock received from Oconee Federal, MHC will be the same as the basis of such property in the hands of Oconee Federal, MHC.

21.	Oconee Federal Financial Corp.’s holding period for the Stock Bank stock received from Oconee Federal, MHC will include the period during which such property was held by Oconee Federal, MHC.

22.	It is more likely than not that the basis of the Oconee Federal Financial Corp. common stock to its stockholders will be the purchase price thereof. The holding period of the common stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire such stock was exercised.

The opinion addresses all material federal income tax consequences of the reorganization. With respect to items 8 and 22 above, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that McAuliffe Financial, LLC has issued an opinion dated September 3, 2010 that the subscription rights have no ascertainable fair market value. Finally, Luse Gorman Pomerenk & Schick, P.C. noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the nontransferable subscription rights granted to eligible subscribers are subsequently found to have an ascertainable value greater than zero, income may be recognized by various recipients of the nontransferable subscription rights (in certain cases, whether or not the rights are exercised) and we could recognize gain on the distribution of the nontransferable subscription rights. The federal and state tax opinions, respectively, referred to in this prospectus are filed as exhibits to the registration statement. See “Where You Can Find More Information.”

The opinion of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described in this prospectus.

We also have received an opinion from Cherry, Bekaert & Holland, L.L.P. that the South Carolina State income tax consequences of the proposed transaction are consistent with the federal income tax consequences.

Offering of Common Stock

Under the plan of reorganization, up to 1,821,600 shares (subject to increase to 2,094,840 shares) of Oconee Federal Financial Corp. common stock will be offered for sale, subject to certain restrictions described below, through a subscription and community offering.

Subscription Offering. The subscription offering will expire at 4:00 p.m., Eastern Time, on [Offering expiration date], unless otherwise extended by Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp. Regulations of the Office of Thrift Supervision require that all shares to be offered in the offering be sold within a period ending not more than 90 days after Office of Thrift Supervision approval of the use of the prospectus or a longer period as may be approved by the Office of Thrift Supervision or, despite approval of the plan of reorganization by our members, the reorganization and offering will not be effected. This period expires on [Extended offering expiration date], unless extended with the approval of the Office of Thrift Supervision. If the offering is not completed by [Extended offering expiration date], all subscribers will have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest. In the event of an extension of this type, all subscribers will be notified in writing of the time period within which subscribers must notify Oconee Federal Savings and Loan Association of their intention to maintain, modify or rescind their subscriptions. If the subscriber rescinds or does not respond in any manner to Oconee Federal Savings and Loan Association’s notice, the funds submitted will be refunded to the subscriber with interest at Oconee Federal Savings and Loan Association’s current passbook savings rate, and/or the subscriber’s withdrawal authorizations will be terminated. In the event that the offering is not consummated, all funds submitted and not previously refunded pursuant to the subscription and community offering will be promptly refunded to subscribers with interest at Oconee Federal Savings and Loan Association’s current passbook savings rate, and all withdrawal authorizations will be terminated.

Subscription Rights. Under the plan of reorganization, nontransferable subscription rights to purchase the shares of common stock have been issued to persons and entities entitled to purchase the shares of common stock in the subscription offering. The amount of shares of common stock that these parties may purchase will depend on the availability of the common stock for purchase under the categories described in the plan of reorganization. Subscription priorities have been established for the allocation of common stock to the extent that the common stock is available. These priorities are as follows:

Category 1: Eligible Account Holders. Subject to the maximum purchase limitations, each depositor with $50.00 or more on deposit at Oconee Federal Savings and Loan Association, as of the close of business on June 30, 2009 will receive nontransferable subscription rights to subscribe for up to the greater of the following:

•	$250,000 of common stock;

•	one-tenth of one percent of the total offering of common stock; or

•

15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction, the numerator of which is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, to the extent possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares for which the person has actually subscribed, whichever is less. Thereafter, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled; however, no fractional shares shall be issued. If the amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess shall be reallocated, one or more times as necessary, among those eligible account holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied. Subscription rights received by officers and directors in this category based on their increased deposits in Oconee Federal Savings and Loan Association in the one-year period preceding June 30, 2009 are subordinated to the subscription rights of other eligible account holders.

Category 2: Tax-Qualified Employee Plans. The plan of reorganization provides that tax-qualified employee plans of Oconee Federal Savings and Loan Association, such as the employee stock ownership plan, will receive nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the offering (including shares contributed to Oconee Federal Charitable Foundation). The employee stock ownership plan intends to purchase 3.92% of our outstanding shares (including shares issued to Oconee Federal, MHC and Oconee Federal Charitable Foundation). In the event the number of shares offered in the offering is increased above the maximum of the valuation range, tax-qualified employee plans will have a priority right to purchase any shares exceeding that amount up to 10% of the common stock issued in the offering. The employee stock ownership plan may, with Office of Thrift Supervision approval, purchase some or all of the shares of common stock in the open market or may purchase shares of common stock directly from Oconee Federal Financial Corp.

Category 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by eligible account holders and the tax-qualified employee plans, and subject to the maximum purchase limitations, each depositor with $50.00 or more on deposit, as of the close of business on September 30, 2010, will receive nontransferable subscription rights to subscribe for up to the greater of:

•	$250,000 of common stock;

•	one-tenth of one percent of the total offering of common stock; or

•

15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, the numerator of which is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares for which the person has actually subscribed, whichever is less. Thereafter, unallocated shares will be allocated among subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to total qualifying deposits of all subscribing supplemental eligible account holders.

Category 4: Other Members. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by eligible account holders, the tax-qualified employee plans and supplemental eligible account holders, and subject to the maximum purchase limitations, each member of Oconee Federal Savings and Loan Association who is not an eligible account holder, supplemental eligible account holder or tax-qualified employee plan, as of the close of business on [Voting record date], including borrowers from Oconee Federal Savings and Loan Association as of October 21, 1991 who maintain such borrowings as of the close of business on [Voting record date], will receive nontransferable subscription rights to purchase up to $250,000 of common stock.

If there is an oversubscription in this category, the available shares of common stock will be allocated proportionately based on the size of such other member’s orders.

Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp. will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for shares of common stock pursuant to the plan of reorganization reside. However, no shares of common stock will be offered or sold under the plan of reorganization to any person who resides in a foreign country or resides in a state of the United States in which a small number of persons otherwise eligible to subscribe for shares under the plan of reorganization reside or as to which Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp. determine that compliance with the securities laws of the state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that Oconee Federal Savings and Loan Association or Oconee Federal Financial Corp. or any of their officers, directors or employees register, under the securities laws of the state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of subscription rights to any person.

Community Offering. Any shares of common stock which have not been purchased in the subscription offering may be offered by Oconee Federal Financial Corp. in a community offering to members of the general public to whom Oconee Federal Financial Corp. delivers a copy of this prospectus and a stock order form, with preference given to natural persons residing in Oconee and Pickens Counties, South Carolina. Subject to the maximum purchase limitations, these persons may purchase up to $250,000 of common stock. The community offering, if any, may be undertaken concurrently with, during, or promptly after the subscription offering, and may terminate at any time without notice. Subject to any required regulatory approvals, Oconee

Federal Financial Corp. will determine in its sole discretion the advisability of a community offering, the commencement and termination dates of any community offering, and the methods of finding potential purchasers in such offering. The opportunity to subscribe for shares of common stock in the community offering category is subject to the right of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association, in their sole discretion, to accept or reject these orders in whole or in part either at the time of receipt of an order or as soon as practicable thereafter.

If there are not sufficient shares of common stock available to fill orders in the community offering, the shares of common stock will be allocated first to each natural person residing in Oconee and Pickens Counties, South Carolina whose order is accepted by Oconee Federal Savings and Loan Association and, thereafter, to the extent any shares remain available, to cover orders of other members of the general public. In the event orders for common stock in each of these categories exceed the number of shares available for sale within such category, orders shall first be filled so that each person may receive 1,000 shares (if sufficient shares are available), and thereafter remaining shares will be allocated on an equal number of shares basis per order.

Syndicated Community Offering. The plan of reorganization provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Mutual Securities, Inc., acting as our agent. In such capacity, Mutual Securities, Inc. may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Mutual Securities, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Mutual Securities, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until prior to the commencement of the syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See “—Community Offering” above for a discussion of rights of subscribers in the event an extension is granted.

The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

The price at which shares of common stock are sold in the syndicated community offering will be the same price as in the subscription and community offerings. Subject to the overall purchase limitations, no person by himself or herself may subscribe for or purchase more than $250,000 of common stock.

Limitations on Purchase of Shares. The plan provides for certain limitations on the purchase of shares of common stock in the offering. These limitations are as follows:

A.	The aggregate amount of outstanding common stock of Oconee Federal Financial Corp. owned or controlled by persons other than Oconee Federal, MHC at the close of the reorganization and offering shall be less than 50% of Oconee Federal Financial Corp.’s total outstanding common stock.

B.	The maximum purchase of common stock in the subscription offering by a person or group of persons through a single deposit account is $250,000. No person by himself, or with an associate or group of persons acting in concert, may purchase more than $500,000 of the common stock offered in the offering, except that: (i) Oconee Federal Financial Corp. may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 9.9% of the number of shares sold in the offering and issued to our charitable foundation, provided that the total number of shares purchased by persons, their associates and those persons with which they are acting in concert, to the extent such purchases exceed 5% of the shares sold in the offering and issued to our charitable foundation, shall not exceed, in the aggregate, 10% (or such higher percentage as may be determined by our board of directors with the approval of the Office of Thrift Supervision) of the total number of the shares sold in the offering and issued to our charitable foundation; (ii) the tax-qualified employee plans may purchase up to 10% of the shares offered in the offering; and (iii) for purposes of this paragraph B shares to be held by any tax-qualified employee plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

C.	The aggregate amount of common stock acquired in the offering, plus all prior stock offerings by Oconee Federal Financial Corp., by any non-tax-qualified employee plan or any management person (as defined in the plan) and his or her associates, exclusive of any shares of common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock of Oconee Federal Financial Corp., at the conclusion of the offering. In calculating the number of shares held by any management person and his or her associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan of Oconee Federal Financial Corp., or Oconee Federal Savings and Loan Association that are attributable to such person shall not be counted.

D.	The aggregate amount of common stock acquired in the offering, plus all prior stock issuances by Oconee Federal Financial Corp., by any one or more tax-qualified employee plans, or any management person and his or her associates, exclusive of any shares of common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the stockholders’ equity of Oconee Federal Financial Corp., at the conclusion of the offering. In calculating the number of shares held by any management person and his or her associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan of Oconee Federal Financial Corp., or Oconee Federal Savings and Loan Association that are attributable to such person shall not be counted.

E.	The aggregate amount of common stock acquired in the offering, plus all prior stock issuances by Oconee Federal Financial Corp., by any one or more tax-qualified employee plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock of Oconee Federal Financial Corp. at the conclusion of the offering.

F.	The aggregate amount of common stock acquired in the offering, plus all prior stock issuances by Oconee Federal Financial Corp., by any one or more tax-qualified employee plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the stockholders’ equity of Oconee Federal Financial Corp. at the conclusion of the offering.

G.	The aggregate amount of common stock acquired in the offering, plus all prior stock issuances by Oconee Federal Financial Corp., by all stock benefit plans of Oconee Federal Financial Corp., or Oconee Federal Savings and Loan Association, other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock of Oconee Federal Financial Corp. held by persons other than Oconee Federal, MHC.

H.	The aggregate amount of common stock acquired in the offering, plus all prior stock issuances by Oconee Federal Financial Corp., by all non-tax-qualified employee plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 29% (or such higher percentage as may be set by our board of directors with the approval of the Office of Thrift Supervision) of the outstanding shares of common stock held by persons other than Oconee Federal, MHC at the conclusion of the offering. In calculating the number of shares held by management persons and their associates under this paragraph or paragraph I. below, shares held by any tax-qualified employee plan or non-tax-qualified employee plan that are attributable to such persons shall not be counted.

I.	The aggregate amount of common stock acquired in the offering, plus all prior stock issuances by Oconee Federal Financial Corp., by all non-tax-qualified employee plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 29% of the stockholders’ equity of Oconee Federal Financial Corp. held by persons other than Oconee Federal, MHC at the conclusion of the offering.

J.	Notwithstanding any other provision of the plan of reorganization, no person shall be entitled to purchase any common stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of FINRA. Oconee Federal Financial Corp., and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

K.	The board of directors of Oconee Federal Financial Corp., has the right in its sole discretion to reject any order submitted by a person whose representations our board of directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan.

L.	A minimum of 25 shares of common stock must be purchased by each person purchasing shares in the offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of common stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by our board of directors.

For purposes of the plan of reorganization, the members of our board of directors are not deemed to be acting in concert solely by reason of their board membership. The term “associate” is used above to indicate any of the following relationships with a person:

•

any corporation or organization, other than Oconee Federal, MHC, Oconee Federal Financial Corp. or Oconee Federal Savings and Loan Association or a majority-owned subsidiary of Oconee Federal Financial Corp. or Oconee Federal Savings and Loan Association, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

•

any trust or other estate if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate. For purposes of Office of Thrift Supervision Regulations Sections 563b.370, 563b.380, 563b.385, 563b.390 and 563b.505, a person who has a substantial beneficial interest in a tax-qualified or non-tax-qualified employee plan, or who is a trustee or fiduciary of the plan is not an associate of the plan. For purposes of Section 563b.370 of the Office of Thrift Supervision Regulations, a tax-qualified employee plan is not an associate of a person;

•

any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of Oconee Federal, MHC, Oconee Federal Financial Corp. or Oconee Federal Savings and Loan Association or a subsidiary thereof.

As used above, the term “acting in concert” means:

•	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

•

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

Persons or companies who file jointly a Schedule 13D or Schedule 13G with any regulatory agency will be deemed to be acting in concert.

The boards of directors of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association may, in their sole discretion, and without notice or solicitation of other prospective purchasers, increase the maximum purchase limitation to 9.9% of the number of shares sold in the offering and issued to the charitable foundation provided that the total number of shares purchased by persons, their associates and those persons with which they are acting in concert, to the extent such purchases exceed 5% of the shares sold in the offering and issued to the charitable foundation, shall not exceed, in the aggregate, 10% (or such higher percentage as may be determined by our board of directors with the approval of the Office of Thrift Supervision) of the total number of shares sold in the offering and issued to the charitable foundation. Requests to purchase shares of Oconee Federal Financial Corp. common stock under this provision will be allocated by the boards of directors of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association in accordance with the priority rights and allocation procedures set forth above. Depending upon market and financial conditions, and subject to certain regulatory limitations, the boards of directors of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association, with the approval of the Office of Thrift Supervision and without further approval of the members, may increase or decrease any of the above purchase limitations at any time. To the extent that shares are available, each subscriber must subscribe for a minimum of 25 shares. In computing the number of shares of common stock to be allocated, all numbers will be rounded down to the next whole number.

Shares of common stock purchased in the offering will be freely transferable except for shares of common stock purchased by executive officers and directors of Oconee Federal Savings and Loan Association or Oconee Federal Financial Corp. and except as described below. In addition, under FINRA guidelines, members of the FINRA and their associates are subject to certain reporting requirements upon purchase of these securities.

Restrictions on Transferability of Subscription Rights

Subscription rights are nontransferable. Oconee Federal Savings and Loan Association may reasonably investigate to determine compliance with this restriction. Persons selling or otherwise transferring their rights to subscribe for shares of common stock in the subscription offering or subscribing for shares of common stock on behalf of another person may forfeit those rights and may face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the United States Government. Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of these rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of the shares of common stock. In addition, joint stock registration will be allowed only if the qualifying account is so registered. Once tendered, subscription orders cannot be revoked without the consent of Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp.

Prospectus Delivery and Procedure for Purchasing Common Stock

To ensure that each purchaser receives a prospectus at least 48 hours prior to the end of the offering, in accordance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no prospectus will be mailed later than five days or hand delivered any later than two days prior to the end of the offering. Execution of the order form will confirm receipt or delivery of a prospectus in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus. Neither we nor Mutual Securities, Inc. is obligated to deliver a prospectus and an order form by any means other than the United States Postal Service.

To ensure that eligible account holders, supplemental eligible account holders, and other members are properly identified as to their stock purchase priorities, such parties must list all deposit accounts on the order form giving all names on each deposit account and the account numbers at the applicable eligibility date.

Full payment by check, money order, bank draft or withdrawal authorization (payment by wire transfer will not be accepted) must accompany an original order form. We are not obligated to accept an order submitted on photocopied or telecopied order forms. Orders cannot and will not be accepted without the execution of the certification appearing on the order form.

If the employee stock ownership plan purchases shares of common stock in the offering, it will not be required to pay for such shares until consummation of the offering, provided that there is a loan commitment to lend to the employee stock ownership plan the amount of funds necessary to purchase the number of shares ordered.

Plan of Distribution and Marketing Arrangements

Offering materials for the offering initially have been distributed to certain persons by mail, with additional copies made available through our Stock Information Center and Mutual Securities, Inc. All prospective purchasers must send payment directly to Oconee Federal Savings and Loan Association, where such funds will be held in a segregated savings account at Oconee Federal Savings and Loan Association or, at our discretion, another federally insured depository institution, and not released until the offering is completed or terminated. Checks must be made payable to Oconee Federal Savings and Loan Association.

To assist in the marketing of the common stock, we have retained Mutual Securities, Inc., which is a broker-dealer registered with the FINRA. Mutual Securities, Inc. will assist us in the offering as follows: (i) in training and educating our employees regarding the mechanics of the offering; (ii) in conducting informational meetings for employees, customers and the general public; (iii) in coordinating the selling efforts in our local communities; and (iv) in soliciting orders for shares of common stock in the subscription and community offering. For these services, Mutual Securities, Inc. will receive a non-refundable management fee of $40,000 and a success fee equal to 1.5% of the dollar amount of the shares of common stock sold in the subscription and community offerings, excluding shares sold to our directors, officers and employees and their immediate family members living in the same household, and excluding shares sold to Oconee Federal Charitable Foundation. The success fee will be reduced by the management fee. In addition, if there is a re-solicitation of subscribers, Mutual Securities, Inc. shall receive a re-solicitation fee of $30,000. If there is a syndicated offering, Mutual Securities, Inc. will receive a fee in an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of common stock sold at a comparable price per share in a similar market environment. However, the total fees payable to Mutual Securities, Inc. and other FINRA member firms in the syndicated offering are not anticipated to exceed 6.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

We also will reimburse Mutual Securities, Inc. for its reasonable expenses associated with its marketing effort and for fees and expenses of its counsel. Such fees and expenses are not expected to exceed $85,000. We will indemnify Mutual Securities, Inc. against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

Mutual Securities, Inc. has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the stock to be sold. Mutual Securities, Inc. expresses no opinion as to the prices at which common stock to be issued may trade.

Our directors and executive officers may participate in the solicitation of offers to purchase shares of common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives. We will rely on Rule 3a4-1 of the Exchange Act, so as to permit officers, directors, and employees to participate in the sale of shares of common stock. No officer, director or employee will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock. Mutual Securities, Inc. will solicit orders and conduct sales of the common stock of Oconee Federal Financial Corp. in states in which our directors and executive officers are not permitted to offer and sell our common stock.

Records Management

We have also engaged Capital Resources Group, Inc. to act as our records agent in connection with the offering. For these services, Capital Resources Group, Inc. will receive a fee of $40,000 plus reimbursement of expenses not to exceed $10,000. In its role as records agent, Capital Resources Group, Inc. will assist us in the offering as follows:

•	development of a master file and consolidation of accounts;

•	generation of address lists for proxy and offering mailings; and

•	provide software for the operation of the Stock Information Center.

How We Determined Stock Pricing and the Number of Shares to be Issued

The plan of reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. We retained McAuliffe Financial, LLC to make the independent valuation. McAuliffe Financial, LLC will receive a fee of $40,000, and we will reimburse McAuliffe Financial, LLC for expenses not to exceed $5,000 without our prior written approval. We have agreed to indemnify McAuliffe Financial, LLC and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where McAuliffe Financial, LLC’s liability results from its negligence or bad faith.

The independent valuation was prepared by McAuliffe Financial, LLC in reliance upon the information contained in the prospectus, including the financial statements. McAuliffe Financial, LLC also considered the following factors, among others:

•	the present and projected operating results and financial condition of Oconee Federal Savings and Loan Association and the economic and demographic conditions in our existing market area;

•	historical, financial and other information relating to Oconee Federal Savings and Loan Association;

•	a comparative evaluation of the operating and financial statistics of Oconee Federal Savings and Loan Association with those of other publicly traded subsidiaries of holding companies;

•	the aggregate size of the offering;

•	the impact of the reorganization and offering on our stockholders’ equity and earnings potential;

•	the proposed dividend policy of Oconee Federal Financial Corp.;

•	the trading market for securities of comparable institutions and general conditions in the market for such securities; and

•	the issuance of shares and contribution of cash to the charitable foundation.

On the basis of the foregoing, McAuliffe Financial, LLC advised us that as of September 3, 2010, the estimated pro forma market value of the common stock on a fully converted basis ranged from a minimum of $40.8 million to a maximum of $55.2 million, with a midpoint of $48.0 million (the estimated valuation range). Our board of directors determined to offer the shares of common stock in the offering at the purchase price of $10.00 per share and that 33% of the shares issued should be held by purchasers in the offering and 65% should be held by Oconee Federal, MHC after giving effect to the issuance of shares of common stock to Oconee Federal Charitable Foundation. Based on the estimated valuation range and the purchase price of $10.00 per share, the number of shares of common stock that Oconee Federal Financial Corp. will issue will range from 4,080,000 to 5,520,000 shares, with a midpoint of 4,800,000 shares, and the number of shares sold in the offering will range from 1,346,400 shares to 1,821,600 shares, with a midpoint of 1,584,000 shares.

Our board of directors reviewed the independent valuation and, in particular, considered (i) our financial condition and results of operations for the two years ended June 30, 2010, (ii) financial comparisons to other financial institutions, and (iii) stock market conditions generally and, in particular, for financial institutions, all of which are set forth in the independent valuation. Our board of directors also reviewed the methodology and the assumptions used by McAuliffe Financial, LLC in preparing the independent valuation. The estimated valuation range may be amended with the approval of the Office of Thrift Supervision, if necessitated by subsequent developments in our financial condition or market conditions generally.

Following commencement of the subscription offering, the maximum of the estimated valuation range may be increased by up to 15%, to up to $63.48 million and the maximum number of shares that will be outstanding immediately following the offering may be increased up to 15% to up to 6,348,000 shares. Under such circumstances the number of shares sold in the offering will be increased to up to 2,094,840 shares and the number of shares held by Oconee Federal, MHC will be increased to up to 4,126,200 shares. The increase in the valuation range may occur to reflect changes in market and financial conditions, demand for the shares, or regulatory considerations, without the resolicitation of subscribers. The minimum of the estimated valuation range and the minimum of the offering range may not be decreased without a resolicitation of subscribers. The purchase price of $10.00 per share will remain fixed. See “—Offering of Common Stock—Limitations On Purchase of Shares” as to the method of distribution and allocation of additional shares of common stock that may be issued in the event of an increase in the offering range to fill unfilled orders in the subscription and community offerings.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. McAuliffe Financial, LLC did not independently verify the financial statements and other information provided by Oconee Federal Savings and Loan Association, nor did McAuliffe Financial, LLC value independently the assets or liabilities of Oconee Federal Savings and Loan Association. The independent valuation considers Oconee Federal Savings and Loan Association as a going concern and should not be considered as an indication of its liquidation value. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell such shares at prices at or above the purchase price.

The independent valuation will be updated at the time of the completion of the offering. If the update to the independent valuation at the conclusion of the offering results in an increase in the pro forma market value of the common stock to more than $63.48 million or a decrease in the pro forma market value to less than $40.80 million, then Oconee Federal Financial Corp., after consulting with the Office of Thrift Supervision, may terminate the plan of reorganization and return all funds promptly, with interest on payments made by check, certified or teller’s check, bank draft or money order; extend or hold a new subscription offering, community offering, or both; establish a new offering range and commence a resolicitation of subscribers; or take such other actions as may be permitted by the Office of Thrift Supervision in order to complete the reorganization and offering. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended by the Office of Thrift Supervision for periods of up to 90 days not to extend beyond 24 months following the special meeting of members, or [extended closing date].

An increase in the independent valuation and the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Oconee Federal Financial Corp.’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the independent valuation and the number of shares of common stock to be issued in the offering would increase both a subscriber’s ownership interest and Oconee Federal Financial Corp.’s pro forma earnings and stockholders’ equity on a per share basis while decreasing pro forma net income and stockholders’ equity on an aggregate basis. For a presentation of the effects of such changes, see “Pro Forma Data.”

Copies of the appraisal report of McAuliffe Financial, LLC and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Oconee Federal Savings and Loan Association and the other locations specified under “Where You Can Find More Information.”

No sale of shares of common stock may occur unless, prior to such sale, McAuliffe Financial, LLC confirms to Oconee Federal Savings and Loan Association and the Office of Thrift Supervision that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause McAuliffe Financial, LLC to conclude that the independent valuation is incompatible with its estimate of the pro forma market value of the common stock of Oconee Federal Financial Corp. at the conclusion of the offering. Any change that would result in an aggregate purchase price that is below the minimum or above the maximum of the estimated valuation range would be subject to Office of Thrift Supervision’s approval. If such confirmation is not received, we may extend the offering; reopen the offering or commence a new offering; establish a new estimated valuation range and commence a resolicitation of all purchasers with the approval of the Office of Thrift Supervision; or take such other actions as permitted by the Office of Thrift Supervision in order to complete the offering.

Procedure for Purchasing Shares

Prospectus Delivery. To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date, prospectuses may not be mailed any later than five days prior to such date or be hand delivered any later than two days prior to such date. Order forms may only be distributed with a prospectus.

Expiration Date. The offering will terminate at 4:00 p.m., Eastern Time on [Offering expiration date] unless extended by us for up to 45 days following the expiration of the offering, which is [Extended offering expiration date], or, if approved by the Office of Thrift Supervision, for an additional period after [Extended offering expiration date] (as so extended, the “expiration date”). We are not required to give purchasers notice of any extension unless the expiration date is later than [Extended offering expiration date], in which event purchasers will be given the right to increase, decrease, confirm, or rescind their orders.

Use of Order Forms. In order to purchase shares of common stock, each purchaser must complete an order form except for certain persons purchasing in the syndicated community offering as more fully described below. Any person receiving an order form who desires to purchase shares of common stock may do so by delivering to a full service office of Oconee Federal Savings and Loan Association, a properly executed and completed order form, together with full payment for the shares of common stock purchased. The order form must be received by Oconee Federal Savings and Loan Association prior to 4:00 p.m., Eastern Time on [Offering expiration date]. Each person ordering shares of common stock is required to represent that they are purchasing such shares for his or her own account. Our interpretation of the terms and conditions of the plan of reorganization and stock issuance plan and of the acceptability of the order forms will be final. We are not required to accept copies of order forms.

Payment for Shares. Payment for all shares will be required to accompany a completed order form for the purchase to be valid. Payment for shares may be made by (a) check or money order or (b) authorization of withdrawal from a deposit account maintained with Oconee Federal Savings and Loan Association. Third party checks will not be accepted as payment for a subscriber’s order. Appropriate means by which such withdrawals may be authorized are provided in the order forms.

Once such a withdrawal amount has been authorized, a hold will be placed on such funds, making them unavailable to the depositor until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from deposit accounts, all funds authorized for withdrawal will continue to earn interest at the contract rate until the offering is completed or terminated.

Interest penalties for early withdrawal applicable to certificate of deposit accounts at Oconee Federal Savings and Loan Association will not apply to withdrawals authorized for the purchase of shares of common stock. However, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit shall be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at our passbook rate subsequent to the withdrawal.

Funds received prior to the completion of the offering will be held in a segregated account at Oconee Federal Savings and Loan Association or, in our discretion, at another federally insured depository institution. Subscription funds will bear interest at our passbook savings rate, which is currently 0.50% per annum. Subscribers’ checks will be transmitted to the segregated account referred to above by no later than noon of the next business day where they will be invested in investments that are permissible under SEC Rule 15c2-4. If the offering is terminated, subscription funds will be returned promptly, with interest. Such interest will be paid by check, on all funds held, including funds accepted as payment for shares of common stock, promptly following completion or termination of the offering.

The employee stock ownership plan will not be required to pay for the shares of common stock it intends to purchase in the offering until consummation of the offering.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community or syndicated community offering at any time prior to the 48 hours before completion of the offering. This payment may be made by wire transfer.

Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of common stock in the offering, provided that the IRA accounts are not maintained at Oconee Federal Savings and Loan Association. Persons with IRAs maintained with us must have their accounts transferred to a self-directed IRA account with an unaffiliated trustee in order to purchase shares of common stock in the offering. In addition, the provisions of ERISA and IRS regulations require that executive officers, trustees, and 10% stockholders who use self-directed IRA funds and/or Keogh plan accounts to purchase shares of common stock in the offering, make such purchase for the exclusive benefit of the IRA and/or Keogh plan participant. Assistance on how to transfer IRAs maintained at Oconee Federal Savings and Loan Association can be obtained from the Stock Information Center. Depositors interested in using funds in an IRA maintained at Oconee Federal Savings and Loan Association should contact the Stock Information Center as soon as possible.

Once submitted, an order cannot be modified or revoked unless the offering is terminated or extended beyond [Extended offering expiration date].

Delivery of Stock Certificates. Certificates representing shares of common stock issued in the offering will be mailed to the persons entitled thereto at the registration address noted on the order form, as soon as practicable following consummation of the offering. Any certificates returned as undeliverable will be held by us until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they ordered.

Restrictions on Purchase or Transfer of Stock by Directors and Officers

All shares of the common stock purchased by our directors and officers in the offering will be subject to the restriction that such shares may not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares (a) following the death of the original purchaser or (b) by reason of an exchange of securities in connection with a merger or acquisition approved by the applicable regulatory authorities. Sales of shares of the common stock by Oconee Federal Financial Corp.’s directors and officers will also be subject to certain insider trading and other transfer restrictions under the federal securities laws. See “Supervision and Regulation—Federal Securities Laws.”

Purchases of outstanding shares of common stock of Oconee Federal Financial Corp. by directors, executive officers, or any person who was an executive officer or director of Oconee Federal Savings and Loan Association after adoption of the plan of reorganization, and their associates during the three-year period following the reorganization and offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Oconee Federal Financial Corp.’s outstanding common stock or to the purchase of shares of common stock under the stock option plan.

Oconee Federal Financial Corp. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the shares of common stock to be issued in the offering. The registration under the Securities Act of shares of the common stock to be issued in the offering does not cover the resale of the shares of common stock. Shares of common stock purchased by persons who are not affiliates of Oconee Federal Financial Corp. may be resold without registration. Shares purchased by an affiliate of Oconee Federal Financial Corp. will have resale restrictions under Rule 144 of the Securities Act of 1933. If Oconee Federal Financial Corp. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Oconee Federal Financial Corp. who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Oconee Federal Financial Corp. common stock or the average weekly volume of trading in the shares of common stock during the preceding four calendar weeks. Provision may be made in the future by Oconee Federal Financial Corp. to permit affiliates to have their shares of common stock registered for sale under the Securities Act of 1933 under certain circumstances.

Under guidelines of the FINRA, members of the FINRA and their associates face certain reporting requirements upon purchase of the securities.

Interpretation, Amendment and Termination

All interpretations of the plan of reorganization by our board of directors will be final, subject to the authority of the Office of Thrift Supervision. The plan of reorganization provides that, if deemed necessary or desirable by the board of directors of Oconee Federal Savings and Loan Association, the plan of reorganization may be substantially amended by a majority vote of the board of directors of Oconee Federal Savings and Loan Association as a result of comments from regulatory authorities or otherwise, at any time prior to submission of proxy materials to Oconee Federal Savings and Loan Association’s members. Amendment of the plan of reorganization thereafter requires a majority vote of the board of directors of Oconee Federal Savings and Loan Association, with the concurrence of the Office of Thrift Supervision. The plan of reorganization may be terminated by a majority vote of the board of directors of Oconee Federal Savings and Loan Association at any time prior to the earlier of approval of the plan of reorganization by the Office of Thrift Supervision and the date of the special meeting of members, and may be terminated at any time thereafter with the concurrence of the Office of Thrift Supervision. Completion of the reorganization requires the approval of the plan of reorganization by the affirmative vote of not less than a majority of the total number of votes of members eligible to be cast at the Special Meeting of Members. The plan of reorganization shall be terminated if the reorganization and offering are not completed within 24 months from the date on which the members of Oconee Federal Savings and Loan Association approve the plan of reorganization and may not be extended by Oconee Federal Savings and Loan Association or the Office of Thrift Supervision.

Stock Information Center

If you have any questions regarding the offering or the reorganization, please call the Stock Information Center at (            )             -             from 9:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

OCONEE FEDERAL CHARITABLE FOUNDATION

General

In furtherance of our commitment to our local community, our plan of reorganization provides that we will establish a new charitable foundation, Oconee Federal Charitable Foundation, as a non-stock, nonprofit Delaware corporation in connection with the offering. The new charitable foundation will be funded with cash and shares of our common stock, as further described below. We believe that the creation and funding of the charitable foundation will result in a significant increase in our charitable contributions to organizations in our community.

By further enhancing our visibility and reputation in our local community, we believe that the new charitable foundation will enhance the long-term value of Oconee Federal Savings and Loan Association’s community banking franchise. The offering presents us with a unique opportunity to provide a substantial and continuing benefit to our community through Oconee Federal Charitable Foundation.

Purpose of the Charitable Foundation

In connection with the closing of the offering, Oconee Federal Savings and Loan Association intends to (a) cause Oconee Federal Financial Corp. to issue, on Oconee Federal Savings and Loan Association’s behalf, a number of shares of common stock equal to 2.0% of the outstanding shares (including shares issued to Oconee Federal, MHC) to Oconee Federal Charitable Foundation, and (b) contribute to Oconee Federal Charitable Foundation an amount of cash such that the total contribution of cash and shares of common stock will equal $2.5 million. The purpose of the charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and to enable our communities to share in our long-term growth. Oconee Federal Charitable Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. Oconee Federal Charitable Foundation will also support our ongoing obligations to the community under the Community Reinvestment Act. Oconee Federal Savings and Loan Association received a “satisfactory” rating in its most recent Community Reinvestment Act examination by the Office of Thrift Supervision.

Funding Oconee Federal Charitable Foundation with shares of our common stock is also intended to allow our communities to share in our potential growth and success after the offering is completed because Oconee Federal Charitable Foundation will benefit directly from any increases in the value of our shares of common stock. In addition, Oconee Federal Charitable Foundation will maintain close ties with Oconee Federal Savings and Loan Association, thereby forming a partnership within the communities in which Oconee Federal Savings and Loan Association operates.

Structure of the Charitable Foundation

Oconee Federal Charitable Foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of Oconee Federal Charitable Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. Oconee Federal Charitable Foundation’s certificate of incorporation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

The charitable foundation will be governed by a board of directors, initially consisting of our Executive Vice President and Chief Financial Officer, one of our current non-employee directors and one individual who is not affiliated with us. Office of Thrift Supervision regulations require that we select one person to serve on the initial board of directors who is not one of our officers or directors and who has experience with local charitable organizations and grant making, and we have selected Douglas W. Brune as a director to satisfy these requirements. While there are no plans to change the size of the initial board of directors during the year following the completion of the offering, following the first anniversary of the offering, the charitable foundation may alter the size and composition of its board of directors. For five years after the offering, one seat on the charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation’s board of directors will be reserved for one of Oconee Federal Savings and Loan Association’s directors. Except as described below in “—Regulatory Requirements Imposed on the Charitable Foundation,” on an annual basis, the directors of the charitable foundation elect members of the board to serve for one-year terms.

The business experience of our current directors is described in “Management.” Douglas W. Brune is the co-owner of Bruski, LLC, an apartment and self-storage warehouse rental company, and the President of Brune Enterprises, a property management company, where he has been employed for 14 years. Both of Mr. Brune’s businesses are located in Oconee County, and he lives in Seneca, South Carolina. Mr. Brune has been involved with numerous local civic and charitable organizations, including serving as a staff member of Palmetto Boys State since 1996, serving as a member of the Board of Directors of Friends of Boys State since 2009, and serving as a member and Past President of the Seneca Sertoma Club. He has received the Sertoman of the Year Award and the Club Achievement Award from the Seneca Sertoma Club. He is also actively involved in charitable activities conducted by Saint Mark United Methodist Church in Seneca, South Carolina.

The board of directors of Oconee Federal Charitable Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of Oconee Federal Charitable Foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors of Oconee Federal Charitable Foundation also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of our common stock held by the charitable foundation. However, as required by Office of Thrift Supervision regulations, all shares of our common stock held by Oconee Federal Charitable Foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

Oconee Federal Charitable Foundation’s initial place of business will be located at our administrative offices. The board of directors of Oconee Federal Charitable Foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the Office of Thrift Supervision regulations governing transactions between Oconee Federal Savings and Loan Association and the charitable foundation.

Oconee Federal Charitable Foundation will receive working capital from the initial cash contribution of $1.54 million (at the midpoint of the offering range) and:

(1)	any dividends that may be paid on our shares of common stock in the future;

(2)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

(3)	the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, Oconee Federal Charitable Foundation generally will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Tax Considerations

We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. Oconee Federal Charitable Foundation will submit a timely request to the Internal Revenue Service to be recognized as a tax-exempt organization. As long as Oconee Federal Charitable Foundation files its application for tax-exempt status within 27 months after the last day of the month in which it was incorporated, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its incorporation. We have not received a tax opinion as to whether Oconee Federal Charitable Foundation’s tax exempt status will be affected by the regulatory requirement that all shares of our common stock held by Oconee Federal Charitable Foundation must be voted in the same ratio as all other outstanding shares of our common stock on all proposals considered by our stockholders.

Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association are authorized by federal law to make charitable contributions. We believe that the offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to Oconee Federal Charitable Foundation. We believe that the contribution to Oconee Federal Charitable Foundation of an amount of common stock and cash that does not exceed the 10% annual limitation on charitable deductions described below is justified given Oconee Federal Savings and Loan Association’s capital position and its earnings, the substantial additional capital being raised in the offering and the potential benefits of Oconee Federal Charitable Foundation to our community. See “Capitalization,” “Regulatory Capital Compliance,” and “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”

We believe that our contribution of shares of our common stock to Oconee Federal Charitable Foundation should not constitute an act of self-dealing and that we should be entitled to a federal and state tax deduction in the amount of the fair market value of the stock at the time of the contribution. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code and South Carolina tax law to carry the excess contribution over the five-year period following the contribution to Oconee Federal Charitable Foundation. We believe that substantially all of the contribution should be deductible for federal and state tax purposes over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. In such event, our contribution to Oconee Federal Charitable Foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to Oconee Federal Charitable Foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the charitable foundation.

While federal tax law allows the filing of consolidated income tax returns, South Carolina tax law does not. Since Oconee Federal Financial Corp. will have limited operations and limited unconsolidated income following the reorganization, we structured the contribution to the charitable foundation in an attempt to take advantage of the tax deductibility of the charitable contribution for both federal and South Carolina income tax purposes. Specifically, under the “deemed purchase” method of Section 1032 of the Internal Revenue Code, Oconee Federal Savings and Loan Association will cause Oconee Federal Financial Corp. to issue shares to the charitable foundation on Oconee Federal Savings and Loan Association’s behalf, in satisfaction of Oconee Federal Savings and Loan Association’s promised contribution to the charitable foundation. Oconee Federal Savings and Loan Association will contribute the cash portion of the charitable foundation funding using a portion of the proceeds of the offering. We believe that all of the contribution will be deductible for federal and state income tax purposes. As a private foundation, earnings and gains of the charitable foundation, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2%. Oconee Federal Charitable Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. Oconee Federal Charitable Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the charitable foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Charitable Foundation

Office of Thrift Supervision regulations require that, before our board of directors adopted the plan of stock issuance, the board of directors had to identify its members that will serve on the charitable foundation’s board, and these directors could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the matter. Our board of directors complied with this regulation in adopting the plan of stock issuance.

Office of Thrift Supervision regulations provide that the Office of Thrift Supervision will generally not object if a well-capitalized savings and loan association contributes to a charitable foundation an aggregate amount of 8% or less of the shares issued in or proceeds from an offering. Oconee Federal Savings and Loan Association qualifies as a well-capitalized savings and loan association for purposes of this limitation, and the contribution to the charitable foundation will not exceed this limitation.

Office of Thrift Supervision regulations impose the following additional requirements on the establishment of the charitable foundation:

•	the Office of Thrift Supervision may examine the charitable foundation at the charitable foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by the Office of Thrift Supervision;

•	the charitable foundation must provide annually to the Office of Thrift Supervision a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

Within six months of completing the offering, Oconee Federal Charitable Foundation must submit to the Office of Thrift Supervision a three-year operating plan, and must provide the Office of Thrift Supervision with a copy of the charitable foundation’s certificate of incorporation, bylaws, gift instrument, conflicts of interest policy and a federal and state tax opinion addressing deductibility of the contribution.

RESTRICTIONS ON THE ACQUISITION OF OCONEE FEDERAL FINANCIAL

CORP. AND OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Oconee Federal Financial Corp., Oconee Federal Savings and Loan Association or their respective capital stock are described below. Also discussed are certain provisions in Oconee Federal Financial Corp.’s charter and bylaws that may be deemed to affect the ability of a person, firm or entity to acquire Oconee Federal Financial Corp.

Federal Law

The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners’ Loan Act provides that no company may acquire “control” of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, a person is deemed conclusively to have acquired control of a savings institution by, among other things, acquiring more than 25% of any class of voting stock of the institution or controlling the election of a majority of the directors of an institution. Moreover, a person is presumed to have acquired control, subject to rebuttal, by acquiring more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated “control factors” are also present in the acquisition.

The Office of Thrift Supervision may prohibit an acquisition of control if:

•	it would result in a monopoly or substantially lessen competition;

•	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

These restrictions do not apply to the acquisition of a savings institution’s capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

For a period of three years following completion of the offering, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Oconee Federal Financial Corp. or Oconee Federal Savings and Loan Association without Office of Thrift Supervision’s prior approval.

Charter and Bylaws of Oconee Federal Financial Corp.

The following discussion is a summary of provisions of the charter and bylaws of Oconee Federal Financial Corp. that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

Classified Board of Directors. The board of directors of Oconee Federal Financial Corp. is required by the charter and bylaws to be divided into three staggered classes that are as equal in size as is possible. Each year one class will be elected by stockholders of Oconee Federal Financial Corp. for a three year term. A classified board promotes continuity and stability of management of Oconee Federal Financial Corp., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

Authorized but Unissued Shares of Capital Stock. Following the offering, Oconee Federal Financial Corp. will have authorized but unissued shares of preferred stock and common stock. See “Description of Capital Stock of Oconee Federal Financial Corp.” Although these shares could be used by the board of directors of Oconee Federal Financial Corp. to make it more difficult or to discourage an attempt to obtain control of Oconee Federal Financial Corp. through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes since Oconee Federal, MHC will own a majority of the common stock for so long as we remain in the mutual holding company structure.

How Shares are Voted. Oconee Federal Financial Corp.’s charter provides that there will not be cumulative voting by stockholders for the election of Oconee Federal Financial Corp.’s directors. No cumulative voting rights means that Oconee Federal, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of Oconee Federal Financial Corp. to be elected at that meeting. This could prevent minority stockholder representation on Oconee Federal Financial Corp.’s board of directors.

Restrictions on Acquisitions of Shares. A section in Oconee Federal Financial Corp.’s and Oconee Federal Savings and Loan Association’s charter provides that for a period of five years from the closing of the offering, no person, other than Oconee Federal, MHC, and, with respect to Oconee Federal Savings and Loan Association, other than Oconee Federal, MHC and Oconee Federal Financial Corp., may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Oconee Federal Financial Corp. or Oconee Federal Savings and Loan Association held by persons other than

Oconee Federal, MHC, and, with respect to Oconee Federal Savings and Loan Association, other than Oconee Federal Financial Corp., and that any shares acquired in excess of this limit would not be entitled to be voted and would not be counted as voting stock in connection with any matters submitted to the stockholders for a vote.

Procedures for Stockholder Nominations. Oconee Federal Financial Corp.’s bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of Oconee Federal Financial Corp. at least five days before the date of the annual meeting. Management believes that it is in the best interests of Oconee Federal Financial Corp. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

Benefit Plans

In addition to the provisions of Oconee Federal Financial Corp.’s charter and bylaws described above, benefit plans of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association that may authorize the issuance of equity to its board of directors, officers and employees adopted in connection with the offering contain provisions which also may discourage hostile takeover attempts which the board of directors of Oconee Federal Savings and Loan Association might conclude are not in the best interests of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association or Oconee Federal Financial Corp.’s stockholders.

DESCRIPTION OF CAPITAL STOCK OF OCONEE FEDERAL FINANCIAL CORP.

General

Oconee Federal Financial Corp. is authorized to issue 100,000,000 shares of common stock having a par value of $0.01 per share and 1,000,000 shares of serial preferred stock. Each share of Oconee Federal Financial Corp.’s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the plan or reorganization and stock issuance plan, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of the features of Oconee Federal Financial Corp.’s capital stock that are deemed material to an investment decision with respect to the offering. The common stock of Oconee Federal Financial Corp. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Oconee Federal Financial Corp. currently expects that it will have a maximum of up to 5,520,000 shares of common stock outstanding after the offering, of which up to 2,754,480 shares will be held by persons other than Oconee Federal, MHC (including 110,400 shares issued to Oconee Federal Charitable Foundation). Our board of directors can, without stockholder approval, issue additional shares of common stock, although Oconee Federal, MHC, so long as it is in existence, must own a majority of Oconee Federal Financial Corp.’s outstanding shares of common stock. Oconee Federal Financial Corp.’s issuance of additional shares of common stock could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Oconee Federal Financial Corp. has no present plans to issue additional shares of common stock other than pursuant to the stock benefit plans previously discussed.

Common Stock

Distributions. Oconee Federal Financial Corp. can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. The holders of common stock of Oconee Federal Financial Corp. will be entitled to receive and share equally in such dividends as may be declared by the board of directors of Oconee Federal Financial Corp. out of funds legally available therefor. Dividends from Oconee Federal Financial Corp. will depend, in large part, upon receipt of dividends from Oconee Federal Savings and Loan Association, because Oconee Federal Financial Corp. initially will have no source of income other than dividends from Oconee Federal Savings and Loan Association, earnings from the investment of proceeds from the sale of shares of common stock, and interest payments with respect to Oconee Federal Financial Corp.’s loan to the employee stock ownership plan. A regulation of the Office of Thrift Supervision imposes limitations on “capital distributions” by savings institutions. Our ability to pay dividends and the amount of such dividends is also affected by the ability of Oconee Federal, MHC, our mutual holding company, to waive the receipt of dividends declared by Oconee Federal Financial Corp. Office of Thrift Supervision regulations allow federally chartered mutual holding companies to waive dividends. However, the recently enacted Dodd-Frank Act provides that the Federal Reserve Board will become the new regulator of Oconee Federal Financial Corp. and Oconee Federal, MHC, and that a mutual holding company will be required to give the Federal Reserve Board notice before waiving the receipt of dividends. The Federal Reserve Board historically has generally not allowed mutual holding companies to waive the receipt of dividends, and there can be no assurance as to the conditions, if any, the Federal Reserve Board will place on future dividend waiver requests by mutual holding companies such as Oconee Federal, MHC. See “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”

Pursuant to our charter, Oconee Federal Financial Corp. is authorized to issue preferred stock. If Oconee Federal Financial Corp. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon the effective date of the offering, the holders of common stock of Oconee Federal Financial Corp. will possess exclusive voting rights in Oconee Federal Financial Corp. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Oconee Federal Financial Corp. issues preferred stock, holders of the preferred stock may also possess voting rights.

Liquidation. In the event of any liquidation, dissolution or winding up of Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., as holder of Oconee Federal Savings and Loan Association’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Oconee Federal Savings and Loan Association, including all deposit accounts and accrued interest thereon, all assets of Oconee Federal Savings and Loan Association available for distribution. In the event of liquidation, dissolution or winding up of Oconee Federal Financial Corp., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Oconee Federal Financial Corp. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Rights to Buy Additional Shares. Holders of the common stock of Oconee Federal Financial Corp. will not be entitled to preemptive rights with respect to any shares which may be issued. Preemptive rights are the priority right to buy additional shares if Oconee Federal Financial Corp. issues more shares in the future. The common stock is not subject to redemption.

Provisions in Oconee Federal Financial Corp.’s Charter that Could Restrict the Acquisition of Oconee Federal Financial Corp. Certain provisions in the charter of Oconee Federal Financial Corp. will serve to restrict the ability of a person, firm, or entity from acquiring Oconee Federal Financial Corp., Oconee Federal Savings and Loan Association or their respective capital stock. See “Restrictions on Acquisition of Oconee Federal Financial Corp. and Oconee Federal Savings and Loan Association – Charter and Bylaws of Oconee Federal Financial Corp. – Restriction on Acquisition of Shares” on page 154.

Preferred Stock

None of the shares of Oconee Federal Financial Corp.’s authorized preferred stock will be issued in the offering. Such stock may be issued with such preferences and designations as our board of directors may from time to time determine. Our board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. The issuance of preferred stock must be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to legal counsel. Oconee Federal Financial Corp. has no present plans to issue preferred stock.

TRANSFER AGENT AND REGISTRAR

Registrar and Transfer Company, Cranford, New Jersey, will act as the transfer agent and registrar for the common stock.

LEGAL AND TAX MATTERS

The legality of the common stock and the federal income tax consequences of the reorganization and offering and the contribution to the charitable foundation have been passed upon for Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp. by the firm of Luse Gorman Pomerenk & Schick, P.C., Washington, D.C. The South Carolina state income tax consequences of the reorganization and offering have been passed upon for Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp. by Cherry, Bekaert

& Holland, L.L.P. Luse Gorman Pomerenk & Schick, P.C. and Cherry, Bekaert & Holland, L.L.P. have consented to the references in this prospectus to their opinions. Certain legal matters regarding the reorganization and offering will be passed upon for Mutual Securities, Inc. by Nelson Mullins Riley & Scarborough LLP.

EXPERTS

The financial statements of Oconee Federal Savings and Loan Association as of and for the years ended June 30, 2010 and 2009, have been included herein and in the registration statement in reliance upon the report of Cherry, Bekaert & Holland, L.L.P., an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

McAuliffe Financial, LLC has consented to the publication in this prospectus of the summary of its report to Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp. setting forth its opinion as to the estimated pro forma market value of the common stock upon the completion of the reorganization and offering and its valuation with respect to subscription rights.

WHERE YOU CAN FIND MORE INFORMATION

Oconee Federal Financial Corp. has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. This information, including the appraisal report of McAuliffe Financial, LLC and the detailed memorandum setting forth the methods and assumptions for the appraisal, can be examined without charge at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m., and copies of the material can be obtained from the Securities and Exchange Commission at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission’s world wide web site on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding the documents; each statement is qualified by reference to the contract or document.

Oconee Federal Savings and Loan Association has filed a Combined Application MHC-1/MHC-2 with the Office of Thrift Supervision with respect to the reorganization and offering. Pursuant to the rules and regulations of the Office of Thrift Supervision, this prospectus omits certain information contained in that Application. The Application may be examined at the principal offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the Southeast Regional Office of the Office of Thrift Supervision located at 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

A copy of the charter and bylaws of Oconee Federal Financial Corp. is available without charge from Oconee Federal Savings and Loan Association.

REGISTRATION REQUIREMENTS

In connection with the offering, Oconee Federal Financial Corp. will register the common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934. Upon this registration, Oconee Federal Financial Corp. and the holders of its shares of common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of reorganization, Oconee Federal Financial Corp. has undertaken that it will not terminate this registration for a period of at least three years following the reorganization.

***

Separate financial statements for Oconee Federal Financial Corp. have not been included in this prospectus because Oconee Federal Financial Corp. has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

Pursuant to Securities and Exchange Commission regulations, Oconee Federal Financial Corp. is a smaller reporting company as it will have a public float of less than $75 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Oconee Federal Savings and Loan Association

Seneca, South Carolina

We have audited the accompanying balance sheets of Oconee Federal Savings and Loan Association as of June 30, 2010 and 2009, and the related statements of income, changes in equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Association’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Association is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Association’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oconee Federal Savings and Loan Association as of June 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years then ended in conformity with U.S. generally accepted accounting principles.

Greenville, South Carolina

September 8, 2010

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

BALANCE SHEETS

June 30, 2010 and 2009

(All amounts in thousands)

	2010	2009
ASSETS
Cash and cash equivalents	$3,704	$6,091
Federal funds sold and overnight interest bearing deposits	46,088	44,618

Total cash and cash equivalents	49,792	50,709
Securities held to maturity (estimated fair value: 2010—$12,602 and 2009—$9,023)	12,117	8,914
Securities available for sale	33	50
Loans, net of allowance for loan losses of $888 and $258	264,328	245,969
Premises and equipment, net	3,521	3,717
Real estate owned	751	100
Accrued interest receivable
Loans	965	908
Investments	68	58
Restricted equity securities	540	540
Bank owned life insurance	350	330
Prepaid FDIC insurance premiums	734	58
Other assets	347	231

Total assets	$333,546	$311,584

LIABILITIES AND EQUITY
Deposits
Non-interest bearing	$2,017	$1,589
Interest bearing	270,589	251,161

Total deposits	272,606	252,750

Accrued interest payable and other liabilities	1,279	1,766

Total liabilities	273,885	254,516
Commitments and contingencies (Note 9)
EQUITY
Retained earnings, substantially restricted	59,661	57,068
Accumulated other comprehensive income	—	—

Total equity	59,661	57,068

Total liabilities and equity	$333,546	$311,584

See accompanying notes to financial statements.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

STATEMENTS OF INCOME

Years Ended June 30, 2010 and 2009

(All amounts in thousands)

	2010	2009
Interest and dividend income:
Loans, including fees	$14,604	$14,506
Securities, taxable	432	666
Federal funds sold and other	48	301

Total interest income	15,084	15,473

Interest expense:
Deposits	5,980	7,605

Total interest expense	5,980	7,605

Net interest income	9,104	7,868
Provision for loan losses	758	(27)

Net interest income after provision for loan losses	8,346	7,895
Noninterest income:
Service charges on deposit accounts	89	77
Income on bank owned life insurance	23	27
Other	125	(14)

Total noninterest income	237	90

Noninterest expense:
Salaries and employee benefits	2,643	2,508
Occupancy and equipment	688	649
Data processing	284	306
Professional and supervisory fees	143	137
Office expense	77	77
Advertising	51	42
FDIC deposit insurance	330	167
Charitable contributions	25	40
Other	342	314

Total noninterest expense	4,583	4,240

Income before income taxes	4,000	3,745
Income tax expense	1,407	1,429

Net income	$2,593	$2,316

See accompanying notes to financial statements.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

STATEMENTS OF CHANGES IN EQUITY

Years Ended June 30, 2010 and 2009

(All amounts in thousands)

	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at July 1, 2008	$54,752	$778	$55,530
Comprehensive income:
Net income	2,316		2,316
Unrealized holding gains net of tax, $476	—	(778)	(778)

Total comprehensive income			1,538

Balance at June 30, 2009	$57,068	$—	$57,068

Comprehensive income:
Net income	2,593	—	2,593
Unrealized holding gains net of tax			—

Total comprehensive income			2,593

Balance at June 30, 2010	$59,661	$—	$59,661

See accompanying notes to financial statements.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

STATEMENTS OF CASH FLOWS

Years Ended June 30, 2010 and 2009

(All amounts in thousands)

	2010	2009
Cash Flows From Operating Activities
Net income	$2,593	$2,316
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	758	(27)
Provision for real estate owned	41	73
Depreciation and amortization, net	287	1,435
Deferred loan fees, net of accretion	108	122
Deferred income tax benefit	(318)	(12)
Gain on sale of real estate owned	(128)	—
Loss from other-than-temporary impairment	17	30
Income on bank owned life insurance	(20)	(27)
Net change in operating assets and liabilities
Accrued interest receivable	(67)	109
Accrued interest payable	(47)	(119)
Other	(897)	79

Net cash provided by operating activities	2,327	3,979

Cash Flows From Investing Activities
Purchases of premises and equipment	(89)	(120)
Purchases of securities held-to-maturity	(5,158)	(9,007)
Proceeds from maturities, paydowns and calls of securities held-to-maturity	1,952	19,890
(Purchases) redemptions of restricted equity securities	—	(3)
Proceeds from sale of real estate owned	614	99
Loan originations and repayments, net	(20,419)	(4,074)

Net cash provided by (used in) investing activities	(23,100)	6,785

Cash Flows from Financing Activities
Net change in deposits	19,856	975

Net cash provided by financing activities	19,856	975

Change in cash and cash equivalents	(917)	11,739
Cash and cash equivalents, beginning of year	50,709	38,970

Cash and cash equivalents, end of period	$49,792	$50,709

Cash paid during the period for:
Interest paid	$6,027	$7,723
Income taxes paid	$1,787	$1,404
Supplemental noncash disclosures:
Transfers from loans to foreclosed assets	$1,321	$275

See accompanying notes to financial statements.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations: Oconee Federal Savings and Loan Association (the “Association”) is a federally chartered mutual savings and loan association engaged in the business of accepting savings and demand deposits and providing mortgage, consumer and commercial loans to its members and others. Primarily, the Association’s business is limited to the Oconee County area of northwestern South Carolina. The following is a description of the more significant accounting policies, which the Association follows in preparing and presenting its financial statements.

Basis of accounting: The accounting and reporting policies of the Association conform to accounting principles generally accepted in the United States of America and to general practices within the savings and loan industry.

Use of estimates: To prepare financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, carrying value of deferred tax assets and fair value of financial instruments are particularly subject to change.

Cash flows: Cash and cash equivalents include cash on hand, federal funds sold, overnight interest-bearing deposits and amounts due from other depository institutions.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank is required to meet regulatory reserve and clearing requirements. These balances do not earn interest.

Interest-Bearing Deposits in Other Financial Institutions: Interest-bearing deposits in other financial institutions mature within one year and are carried at cost.

Securities: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Management defers any material loan fees net of certain direct costs and amortizes these deferred fees or costs into interest income using the level yield method without anticipating prepayments.

Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to non-accrual status in accordance with the Association’s policy, typically after 90 days of non-payment.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off. The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

In accordance with accounting guidance for impaired loans, loans are considered impaired when full payment under the loan terms is not expected. Any nonresidential or residential non-owner occupied loans that meet certain size requirements and performance characteristics are individually evaluated for impairment. In addition, all nonperforming and any associated loans of the same borrower and loans approved for foreclosure are individually evaluated for impairment regardless of size. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.

Concentration of Credit Risk and Other: The Association’s business activity is principally with customers located in South Carolina. The Association requires its customers to provide collateral, generally in the form of title to real estate, for substantially all loans. Certain consumer loans are made to customers without requiring collateral. Except for loans in the Association’s market area, the Association has no other significant concentrations of credit risk.

The Association maintains its cash and cash equivalents on deposit with various financial institutions. In October and November 2008, the Federal Deposit Insurance Corporation (FDIC) temporarily increased coverage to $250 for substantially all depository accounts and temporarily provides unlimited coverage for certain qualifying and participating non-interest bearing transaction accounts. The increased coverage is scheduled to expire on December 31, 2013, at which time it is anticipated amounts insured by the FDIC will return to $100. Periodically, the Association may maintain balances in excess of these insured limits, and management believes the risk of loss is not significant.

Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method and charged to operations over the estimated useful lives of the assets which range from 3 to 40 years. Maintenance and repairs are charged to operations in the year incurred. Gains and losses on dispositions are included in current year operations.

The Association reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. If the sum of the expected cash flows is less than the stated amount of the asset, an impairment loss is recognized.

Real Estate Owned: Real estate acquired through loan foreclosure is recorded at the lower of carrying amount or fair value less estimated costs to sell. Any initial losses at the time of foreclosure are charged against the allowance for loan losses with any subsequent losses or write-downs included in the statements of income as a component of other expenses.

Fair values are based primarily on independent appraisals of market value. Recovery of estimated fair value is dependent to a great extent on economic, operating, and other conditions that may be beyond the Association’s control. Accordingly, these estimates are particularly susceptible to changes that could result in material adjustments in the near term.

Restricted Equity Securities: The Association is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes: The provision for income taxes is based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include changes in deferred taxes. Deferred taxes are computed using the asset and liability approach. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Association adopted guidance issued by the FASB with respect to accounting for uncertainty in income taxes, as of January 1, 2008. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Association’s financial statements.

The Association recognizes interest and/or penalties related to income tax matters in income tax expense.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which are also recognized as a separate component of equity.

Advertising costs: The Association expensed as incurred $51 and $42 of advertising costs during the years ended June 30, 2010 and 2009, respectively.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information. Changes in market conditions could significantly affect the estimates. For financial instruments where there is little or no relevant market information due to limited or no market activity, the Association estimates the fair value of these instruments through the use of a discounted present value of estimated cash flows technique, which includes the Association’s own assumptions as to the amounts and timing of cash flows, adjusted for risk factors related to nonperformance and liquidity. The Association’s assumptions are based on an exit price strategy and take into consideration the assumptions that a willing market participant would use about nonperformance and liquidity risk.

Retirement Plans: Profit sharing plan expense is the amount the Association’s contribution to participants of the plan. Deferred compensation and supplemental retirement plan expense allocates the benefits over years of service.

Bank Owned Life Insurance: The Association has purchased life insurance policies on certain directors. Accounting guidance requires bank owned life insurance to be recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

New Accounting Standards: In September 2006, the FASB issued guidance that defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This guidance also establishes a fair value

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset. The guidance was effective for fiscal years beginning after November 15, 2007.

In February 2008, the FASB issued guidance that delayed the effective date of this fair value guidance for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The effects of this guidance were not significant to the financial statements.

In June 2009, the FASB replaced The Hierarchy of Generally Accepted Accounting Principles, with the FASB Accounting Standards Codification TM (The Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification was effective for financial statements issued for periods ending after September 15, 2009.

In January 2010, the FASB issued ASU an update to previously issued accounting standards for fair value measurements and disclosures to clarify existing disclosures, require new disclosures, and this update includes conforming amendments to guidance on employers’ disclosures about postretirement benefit plan assets. This update is effective for interim and annual periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The adoption of this guidance is not expected to have a significant impact on the Association’s financial statements.

In July 2010, FASB issued an update to previously issued accounting standards with regard to disclosures about the credit quality of financing receivables and the allowance for credit losses. This update is intended to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses. The disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The amendments in this update encourage, but do not require, comparative disclosures for earlier reporting periods that ended before initial adoption. However, an entity should provide comparative disclosures for those reporting periods ending after initial adoption. The Association is currently evaluating the impact the adoption of this guidance will have on the Association’s financial position or results of operations.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 2 – SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY

Debt, mortgage-backed and equity securities have been classified in the balance sheets according to management’s intent. Investment securities at June 30, 2010 and 2009 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2010
Held-to-maturity:
FHLMC mortgage-backed securities	$545	$42	$—	$587
GNMA mortgage-backed securities	11,572	443	—	12,015

Total held-to-maturity	$12,117	$485	$—	$12,602

Available-for-sale—FHLMC common stock	$33	$—	$—	$33

2009
Held-to-maturity:
FHLMC mortgage-backed securities	$744	$37	$—	$781
GNMA mortgage-backed securities	8,170	72	—	8,242

Total held-to-maturity	$8,914	$109	$—	$9,023

Available-for-sale—FHLMC common stock	$50	$—	$—	$50

Management evaluates securities for other-than-temporary impairment at least on an quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Association to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At June 30, 2010 and 2009, the fair market value of the held-to-maturity investment securities was greater than their respective amortized costs; therefore, no other-than-temporary impairment concerns related to these securities were present at June 30, 2010. Based on management’s evaluation of the length of time the FHLMC common stock had been impaired and the prospects for recoverability, management determined the stock to be other-than-temporarily impaired during 2009 and recorded a before tax impairment charge to income of $30. Additional declines in value during 2010 were also charged as other-than-temporary impairment losses. The total impairment charge recognized in income for the year ended June 30, 2010 was $17.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 2 – SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY (Continued)

The amortized cost and fair value of held-to-maturity debt securities at June 30, 2010 and 2009, by contractual maturity, are summarized as follows:

	2010		2009
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Due from one to five years	$—	$—	$—	$—
Due from five to ten years	545	587	744	781
Due after ten years	11,572	12,015	8,170	8,242

Total	$12,117	$12,602	$8,914	$9,023

There were no sales of available-for-sale securities during each of the years ended June 30, 2010 and 2009. Maturities of held-to-maturity securities did not result in realized gains or losses during each of the years ended June 30, 2010 and 2009.

Restricted equity securities consist of Federal Home Loan Bank of Atlanta (“FHLB”) stock in the amount of $540 and $540 as of June 30, 2010 and 2009, respectively.

NOTE 3 – LOANS

Loans at June 30, 2010 and 2009 are as follows:

	2010	2009
Real estate loans:
One- to four-family	$250,390	$232,106
Multi-family	380	395
Home equity	510	892
Nonresidential	9,456	8,353
Construction and land	5,158	4,868

Total real estate loans	265,894	246,614
Consumer and other loans	1,012	1,194

Total loans	266,906	247,808
Net deferred loan fees	(1,690)	(1,581)
Allowance for loan losses	(888)	(258)

Loans, net	$264,328	$245,969

The table below lists our adjustable rate and fixed rate loans at June 30, 2010 and 2009:

	2010	2009
Adjustable rate	$22,129	$22,691
Fixed rate	244,777	225,117

Total	$266,906	$247,808

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 3 – LOANS (Continued)

Adjustable rate mortgage loans generally are subject to rate adjustment annually and principally are based on the Federal Home Loan Bank Board’s published contract interest rate, which represents the national average rate for purchases of previously occupied homes. The maximum that rates can be adjusted in any one year is generally one percentage point. Rate adjustments over the life of the loan are limited generally to a maximum of five percentage points upward and two percentage points downward from the original lending rate.

Activity in the allowance for loan losses for the years ended June 30, 2010 and 2009 were as follows:

	2010	2009
Beginning balance	$258	$325
Provision for loan losses	758	(27)
Loans charged off	(128)	(40)
Recoveries	—	—

Ending balance	$888	$258

Individually impaired loans at June 30, 2010 and 2009 were as follows:

	2010	2009
Year-end loans with no allocated allowance for loan losses	$2,086	$2,655
Year-end loans with allocated allowance for loan losses	2,626	1,454

Total	$4,712	$4,109

Amount of allowance for loan losses allocated	$188	$53
Average of individually impaired loans during the year	$4,411	$3,599

Interest income on impaired loans recognized using the cash method of accounting was not significant during fiscal years 2010 or 2009.

Non-performing loans at June 30, 2010 and 2009 were as follows:

	2010	2009
Loan past due 90 days and still on accrual	$764	$452
Non-accrual loans	3,214	1,497

Total non-performing loans	3,978	1,949
Troubled debt restructurings	—	—

Total non-performing loans and troubled debt restructurings	$3,978	$1,949

Non-performing loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 3 – LOANS (Continued)

Loans to principal officers, directors, and their affiliates during the years ending December 31, 2010 and 2009 were as follows:

	2010	2009
Beginning balance	$870	$829
New loans	—	449
Repayments	(19)	(408)

Ending balance	$851	$870

Directors and officers of the Association are customers of the institution in the ordinary course of business. Loans of directors and executive officers have terms consistent with those offered to other customers. In the opinion of management, these loans do not involve more than normal risk of collectability nor do they present other unfavorable features.

NOTE 4 – PREMISES AND EQUIPMENT

Premises and equipment at June 30, 2010 and 2009 were as follows:

	2010	2009
Land	$783	$783
Buildings and improvements	4,481	4,467
Furniture, fixtures and equipment	1,272	1,297

	6,536	6,547
Less: Accumulated depreciation	(3,015)	(2,830)

	$3,521	$3,717

Depreciation expense was $285 and $298 at June 30, 2010 and 2009, respectively.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 5 – DEPOSITS

At June 30, 2010 and 2009 deposit accounts with balances over $100 totaled approximately $70,472 and $59,002, respectively. Scheduled maturities of time deposits at June 30, 2010 for the next five years were as follows:

2010
2011	$182,840
2012	30,197
2013	2,549
2014	89

$215,675

There are no time deposits scheduled to mature after 2014. The Association does not take brokered time deposits.

Directors and executive officers were customers of and had transactions with the Association in the ordinary course of business. Included in such transactions are deposit accounts, all of which were made under normal terms. The aggregate amount of these deposit accounts was $2,836 and $2,592 at June 30, 2010 and 2009, respectively.

NOTE 6 – BORROWING ARRANGEMENTS WITH THE FEDERAL HOME LOAN BANK

The Association has credit available under a loan agreement with the FHLB in the amount of 11% of total assets (as defined), approximately $36,060 of availability at June 30, 2010. As a member of the FHLB, the Association is required to own capital stock in the FHLB and is authorized to apply for advances from the FHLB. Each FHLB credit program has its own interest rate, which may be fixed or variable, and range in maturities. Borrowings under the FHLB would mostly be secured by single family first mortgage loans. The Association had no advances from the FHLB as of June 30, 2010 and 2009 and recognized no interest expense for the respective years ended.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 7 – INCOME TAXES

Income tax expense for the years ended June 30, 2010 and 2009 was as follows:

	2010	2009
Current federal expense	$1,450	$1,214
Current state expense	275	227
Deferred federal expense	(285)	(10)
Deferred state expense	(33)	(2)

Total	$1,407	$1,429

Temporary differences between tax and financial reporting that result in net deferred tax assets (liabilities) are as follows at June 30, 2010 and 2009:

	2010	2009
Deferred tax assets:
Deferred compensation	$270	$266
Allowance for loan losses	316	77

Total deferred tax assets	586	343
Deferred tax liabilities:
FHLB stock dividends	(86)	(86)
Deferred loan fees, net	(299)	(265)
Basis difference in premises and equipment	(84)	(114)
Other	(170)	(249)

Total deferred tax liabilities	(639)	(714)

Net deferred tax liability	$(53)	$(371)

Retained earnings as of June 30, 2010 and 2009 includes approximately $5,285 representing reserve method bad debt reserves originating prior to December 31, 1987 for which no deferred income taxes are required to be provided. These reserves may be included in taxable income if the Association pays dividends in excess of its accumulated earnings and profits (as defined by the Internal Revenue Code) or in the event of a distribution in partial or complete liquidation of the Association.

A reconciliation of the amount computed by applying the federal statutory rate (34%) to pretax income with income tax expense (benefit) for the years ended June 30, 2010 and 2009 is as follows:

	2010		2009
	Amount	%	Amount	%
Tax at statutory federal income tax rate	$1,360	34.0%	$1,274	34.0%
Increase (decrease) resulting from:
State income tax expense	158	3.9%	126	3.4%
Life insurance benefits	(8)	(0.2)%	(9)	(0.2)%
Other—net	(103)	(2.6)%	38	0.9%

Total	$1,407	35.2%	$1,429	38.1%

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 7 – INCOME TAXES (Continued)

The Association does not have any uncertain tax positions and does not have any interest and penalties recorded in the statement of operations for the years ended June 30, 2010 and 2009. The Association is subject to U.S. federal income tax as well as income tax of the state of South Carolina. The Association is no longer subject to examination by taxing authorities for years before 2006.

NOTE 8 – EMPLOYEE BENEFIT PLANS

The Association has deferred compensation agreements with certain of its directors whereby director fees are withheld to fund insurance contracts from which the funds will ultimately be disbursed. These agreements require the Association to make payments to such directors beginning at the age set forth in the agreement or upon death of the director if prior to the minimum age requirement. The directors vest ratably over periods established in the agreements. Interest on the liabilities is charged to earnings based on imputed interest rates established at the beginning of each agreement, which range from 6.69% to 8.87% at both June 30, 2010 and 2009, respectively. The total expense incurred under these plans for the years ended June 30, 2010 and 2009 was $75 and $75, respectively. The recorded liability for these agreements was $831 and $812 at June 30, 2010 and 2009, respectively, and is included in other accrued liabilities in the balance sheet.

To provide funds for the payments under these deferred compensation agreements, the Association has purchased insurance policies on the lives of the directors covered by these plans.

The Association has the option of making an annual contribution to a profit-sharing plan for all full-time employees over the age of 21 having completed one year of service. The Association has exercised this option in 2010 and 2009, and as such, total expense under the profit sharing plan for each of the years ended June 30, 2010 and 2009 was $225 and $200, respectively.

NOTE 9 – COMMITMENTS

Loan commitments and related activities: Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk at June 30, 2010 and 2009 was as follows:

	2010		2009
	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate
Commitments to make loans	$2,043	$—	$10,549	$—

Commitments to make loans are generally made for periods of 60 days or less. The fixed rate loan commitments are for the purpose of financing the purchase, the refinance, or the construction of residential real estate. These commitments have interest rates ranging from 4.38% to 7.50% and maturities ranging from 15 to 30 years.

Financial instruments with off-balance-sheet risk: The Association has no additional financial instruments with off-balance-sheet risk.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 9 – COMMITMENTS (Continued)

Leases and service agreements: The Association leases office equipment under varying lease terms which are noncancelable. Rent expense was approximately $53 and $58 for the years ended June 30, 2010 and 2009, respectively. Future minimum lease commitments under the non-cancelable operating leases are as follows:

Operating Lease
Year
2011	$51
2012	7
2013	—
2014	—
2015 and thereafter	—

Total	$58

The Association operates under a 7-year service agreement with a third party, which expires on January 31, 2016. The third party provides electronic transaction services related to the deposit and loan cycles for the Association. Transaction processing service expense related to this agreement for the years ended June 30, 2010 and 2009 was $261 and $240, respectively, and is included in data processing expenses on the income statement.

NOTE 10 – REGULATORY CAPITAL REQUIREMENTS

The Association is subject to various regulatory capital requirements administered by the federal financial institution regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Association’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

The Association’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios. Under regulations of the Office of Thrift Supervision (“OTS”), the Association must have: (i) core capital equal to 4.0% of adjusted total assets, (ii) tangible capital equal to 1.5% of adjusted total assets, and (iii) total capital equal to 8.0% of risk-weighted assets. In measuring compliance with all three capital standards, institutions must deduct from their capital (with several exceptions primarily for mortgage banking subsidiaries and insured depository institution subsidiaries) their investments in, and advances to, subsidiaries engaged (as principal) in activities not permissible for national banks and certain other adjustments. Management believes, as of June 30, 2010, that the Association meets all capital adequacy requirements to which it is subject.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 10 – REGULATORY CAPITAL REQUIREMENTS (Continued)

The following is a reconciliation of the Association’s equity reported in the financial statements under accounting principles generally accepted in the United States of America to OTS regulatory capital requirements:

	Tangible Capital	Core Capital	Risk-Based Capital
As of June 30, 2010
Total equity as reported in the financial statements	$59,661	$59,661	$59,661
General allowance for loan losses	—	—	888
Unrealized gain on available-for-sale securities—net of deferred taxes	—	—	—

Regulatory capital	$59,661	$59,661	$60,549

As of June 30, 2009
Total equity as reported in the financial statements	$57,068	$57,068	$57,068
General allowance for loan losses	—	—	258
Unrealized gain on available-for-sale securities—net of deferred taxes	—	—	—

Regulatory capital	$57,068	$57,068	$57,326

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 10 – REGULATORY CAPITAL REQUIREMENTS (Continued)

As of June 30, 2010, the most recent respective notifications from the OTS categorized the Association as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification that management believes have changed the Association’s category. To be categorized as well-capitalized, the Association must maintain minimum ratios of total capital to risk-weighted assets, core capital to risk-weighted assets, and core capital to adjusted total assets.

The Association’s actual and minimum capital requirements to be well-capitalized under prompt corrective action provisions are as follows:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
2010	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to risk weighted assets	$60,549	38.20%	$12,681	8.00%	$15,851	10.00%
Tier 1 (Core) Capital to risk weighted assets	59,661	37.64%	6,340	4.00%	9,511	6.00%
Tier 1 (Core) Capital to tangible assets	59,661	17.86%	10,022	3.00%	16,703	5.00%
Tangible Capital to tangible assets	59,661	17.86%	5,011	1.50%	N/A	N/A

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
2009	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to risk weighted assets	$57,326	39.20%	$11,699	8.00%	$14,624	10.00%
Tier 1 (Core) Capital to risk weighted assets	57,068	39.02%	5,850	4.00%	8,774	6.00%
Tier 1 (Core) Capital to tangible assets	57,068	18.32%	9,346	3.00%	15,577	5.00%
Tangible Capital to tangible assets	57,068	18.32%	4,673	1.50%	N/A	N/A

NOTE 11 – FAIR VALUE MEASUREMENTS

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 11 – FAIR VALUE MEASUREMENTS (Continued)

The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value.

Nonrecurring adjustments to certain commercial and residential real estate properties classified as real estate owned are measured at the lower of carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property, resulting in a Level 3 classification. In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized.

Assets and liabilities measured at fair value on a recurring basis at June 30, 2010 and 2009 are summarized below:

Fair Value Measurements

Using Significant Other Observable Inputs

(Level 1)

	2010	2009
Financial assets:
Available-for-sale—FHLMC common stock	$33	$50

Total investment securities available for sale	$33	$50

Assets and liabilities measured at fair value on a non-recurring basis at June 30, 2010 and 2009 are summarized below:

Fair Value Measurements

Using Significant Unobservable Inputs

(Level 3)

	2010	2009
Assets:
Impaired loans, with specific allocations	$2,438	$1,401
Real estate owned	751	100

Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a carrying amount of $2,626 and $1,454, with a valuation allowance of $188 and $53, resulting in an addition in the provision for loan losses of $135 and $19 for the years ended June 30, 2010 and 2009, respectively.

Real estate owned, which is measured at the lower of carrying or fair value less costs to sell, had a net had a carrying amount of $751, which is made up of the outstanding balance of $771, net of a valuation allowance of $20 at June 30, 2010, resulting in a write-down of $42 for the year ending June 30, 2010.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of and for the Years Ended

June 30, 2010 and 2009

(All amounts in thousands)

NOTE 11 – FAIR VALUE MEASUREMENTS (Continued)

The carrying amounts and estimated fair values of the Association’s on-balance sheet financial instruments at June 30, 2010 and 2009 are summarized below:

	2010		2009
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Securities available for sale	$33	$33	$50	$50
Securities held to maturity	12,117	12,602	8,914	9,023
Loans, net	264,328	280,228	245,969	251,818
Restricted equity securities	540	N/A	540	N/A
Financial liabilities
Deposits	272,606	275,504	252,750	256,001

The methods and assumptions, not previously presented, used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, interest bearing deposits, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. The methods for determining the fair values for securities were described previously. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk (including consideration of widening credit spreads). Fair value of debt is based on current rates for similar financing. It was not practicable to determine the fair value of restricted equity securities due to restrictions placed on transferability. The fair value of off-balance sheet items is not consider material (or is based on the current fees or cost that would be charged to enter into or terminate such arrangements).

NOTE 12 – SUBSEQUENT EVENT – MUTUAL HOLDING COMPANY REORGANIZATION AND OFFERING

On August 19, 2010, the board of directors unanimously adopted a Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the “Plan”) pursuant to which the Association will reorganize from a federally chartered mutual savings bank into a two-tier federal mutual holding company structure. As part of the Plan, the Association will establish a federally chartered mutual holding company known as Oconee Federal MHC (the “Mutual Holding Company”) and a capital stock holding company known Oconee Federal Financial Corp. (the “Company”). The Association will become a federally chartered capital stock savings bank, wholly owned by the Company.

As part of the reorganization, the Company will offer for sale shares of its common stock in a subscription offering initially to eligible depositors, the Association’s tax-qualified employee benefit plans, and certain other depositors and borrowers of the Association. Any shares of common stock not sold in the subscription offering will be offered to certain members of the general public in a community offering. In addition, the Association intends to contribute cash and shares of common stock of the Company to a charitable foundation that the Association is establishing in connection with the reorganization.

You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Oconee Federal Savings and Loan Association or Oconee Federal Financial Corp. may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.

Oconee Federal Financial Corp.

Proposed Holding Company for Oconee Federal Savings and Loan Association

1,821,600 Shares of Common Stock

(Subject to Increase to up to 2,094,840 Shares)

PROSPECTUS

.

                , 2010

Until the later of                     , 2010 or 90 days after the commencement of the offering, all dealers effecting transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount(1)

*	Registrant’s Legal Fees and Expenses	$300,000
*	Registrant’s Accounting Fees and Expenses	80,000
*	Conversion Agent and Data Processing Fees	40,000
*	Marketing Agent Fees (1)	247,000
*	Marketing Agent Expenses (Including Legal Fees and Expenses)	85,000
*	Appraisal Fees and Expenses	45,000
*	Printing, Postage, Mailing and EDGAR Fees	125,000
*	Filing Fees (OTS, Nasdaq, FINRA and SEC)	68,000
*	Business Plan Fees and Expenses	50,000
*	Reorganization and Offering Consulting Fees	20,000
*	Accounting Consulting Fees and Expenses	13,000
*	Other	30,000

*	Total	$1,103,000

*	Estimated
(1)	Oconee Federal Financial Corp. has retained Mutual Securities, Inc. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the adjusted maximum of the offering range.

Item 14.	Indemnification of Directors and Officers

Provisions in the Registrant’s bylaws provide for indemnification of the Registrant’s directors and officers up to the fullest extent authorized by applicable law and regulations of the Office of Thrift Supervision (OTS). Section 545.121 of the OTS regulations are described below.

Generally, federal regulations require indemnity coverage for federal savings associations for any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association, for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action, provided that indemnification shall be made to such person only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement,

b.	Final judgment against him or her, or

c.	Final judgment in his or her favor, other than on the merits,

if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

As used in the above paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letter between Oconee Federal Savings and Loan Association and Mutual Securities, Inc.

1.2	Form of Agency Agreement among Oconee Federal Financial Corp., Oconee Federal, MHC, Oconee Federal Savings and Loan Association and Mutual Securities, Inc.*

2	Plan of Reorganization from a Mutual Savings and Loan Association to a Mutual Holding Company and Stock Issuance Plan

3.1	Charter of Oconee Federal Financial Corp.

3.2	Bylaws of Oconee Federal Financial Corp.

4	Form of Common Stock Certificate of Oconee Federal Financial Corp.

5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered

8	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick

10.1	Form of Employee Stock Ownership Plan

10.2	Non-Qualified Salary Continuation Agreement by and between Oconee Federal Savings and Loan Association and T. Rhett Evatt

10.3	Deferred Compensation Agreement by and between Oconee Federal Savings and Loan Association and W. Maurice Poore

10.4	Deferred Compensation Agreement by and between Oconee Federal Savings and Loan Association and Cecil T. Sandifer, Jr.

10.5	Form of Employment Agreement by and between Oconee Federal Savings and Loan Association and T. Rhett Evatt

10.6	Form of Employment Agreement by and between Oconee Federal Savings and Loan Association and Curtis T. Evatt

21	Subsidiaries of Registrant

23.1	Consent of Luse Gorman Pomerenk & Schick (contained in opinions included herein as Exhibits 5 and 8)

23.2	Consent of Cherry, Bekaert & Holland, L.L.P.

23.3	Consent of McAuliffe Financial, LLC

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Oconee Federal Savings and Loan Association and McAuliffe Financial, LLC

99.2	Business Plan and Data Processing Agreement between Oconee Federal Savings and Loan Association and Capital Resources Group, Inc.

99.3	Appraisal Report of McAuliffe Financial, LLC**

99.4	Letter of McAuliffe Financial, LLC with respect to Subscription Rights

99.5	Marketing Materials*

99.6	Order and Acknowledgment Form*

*	To be filed supplementally or by amendment.
**	Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seneca, State of South Carolina on September 15, 2010.

OCONEE FEDERAL FINANCIAL CORP.

By:	/S/ T. RHETT EVATT
T. Rhett Evatt
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Oconee Federal Financial Corp. (the “Company”) hereby severally constitute and appoint T. Rhett Evatt as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said T. Rhett Evatt may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said T. Rhett Evatt shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ T. RHETT EVATT	President and Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 15, 2010
T. Rhett Evatt

/S/ CURTIS T. EVATT	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 15, 2010
Curtis T. Evatt

/S/ HARRY B. MAYS, JR.	Director	September 15, 2010
Harry B. Mays, Jr.

/S/ ROBERT N. MCLELLAN, JR.	Director	September 15, 2010
Robert N. McLellan, Jr.

/S/ CECIL T. SANDIFER, JR.	Director	September 15, 2010
Cecil T. Sandifer, Jr.

/S/ W. MAURICE POORE	Director	September 15, 2010
W. Maurice Poore

As filed with the Securities and Exchange Commission on September 16, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO THE

REGISTRATION STATEMENT

ON

FORM S-1

Oconee Federal Financial Corp. and

Oconee Savings and Loan Association 401(k) Profit Sharing Plan

Seneca, South Carolina

EXHIBIT INDEX

1.1	Engagement Letter between Oconee Federal Savings and Loan Association and Mutual Securities, Inc.

1.2	Form of Agency Agreement between Oconee Federal Financial Corp., Oconee Federal, MHC, Oconee Federal Savings and Loan Association and Mutual Securities, Inc.*

2	Plan of Reorganization from a Mutual Savings and Loan Association to a Mutual Holding Company and Stock Issuance Plan

3.1	Charter of Oconee Federal Financial Corp.

3.2	Bylaws of Oconee Federal Financial Corp.

4	Form of Common Stock Certificate of Oconee Federal Financial Corp.

5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered

8	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick

10.1	Form of Employee Stock Ownership Plan

10.2	Non-Qualified Salary Continuation Agreement by and between Oconee Federal Savings and Loan Association and T. Rhett Evatt

10.3	Deferred Compensation Agreement by and between Oconee Federal Savings and Loan Association and W. Maurice Poore

10.4	Deferred Compensation Agreement by and between Oconee Federal Savings and Loan Association and Cecil T. Sandifer, Jr.

10.5	Form of Employment Agreement by and between Oconee Federal Savings and Loan Association and T. Rhett Evatt

10.6	Form of Employment Agreement by and between Oconee Federal Savings and Loan Association and Curtis T. Evatt

21	Subsidiaries of Registrant

23.1	Consent of Luse Gorman Pomerenk & Schick (contained in opinions included herein as Exhibits 5 and 8)

23.2	Consent of Cherry, Bekaert & Holland, L.L.P.

23.3	Consent of McAuliffe Financial, LLC

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Oconee Federal Savings and Loan Association and McAuliffe Financial, LLC

99.2	Business Plan Agreement between Oconee Federal Savings and Loan Association and Capital Resources Group, Inc.

99.3	Appraisal Report of McAuliffe Financial, LLC**

99.4	Letter of McAuliffe Financial, LLC with respect to Subscription Rights

99.5	Marketing Materials*

99.6	Order and Acknowledgment Form*

*	To be filed supplementally or by amendment.
**	Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.